AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 2011

REGISTRATION NO. 333-______

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM S-3

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY

OF NEW JERSEY

 (Exact Name of Registrant)

NEW JERSEY

 (State or other jurisdiction of incorporation or organization)

22-2426091

(I.R.S. Employer Identification Number)

C/O PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

213 WASHINGTON STREET

NEWARK, NEW JERSEY 07102-2992

 (973) 802-5740

(Address and telephone number of principal executive offices)

SUN-JIN MOON, ESQ.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

 213 WASHINGTON STREET

NEWARK, NEW JERSEY 07102-2992

 (973) 802-6000

(Name, address and telephone number of agent for service)

Copies to:

LYNN K. STONE
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
213 WASHINGTON STREET
NEWARK, NJ 07102-2992

 (203) 402-1382

Approximate Date of Commencement of Sales to Public:  As soon as practicable after the effective date of Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [X] Smaller reporting company [_]

Calculation of Registration fee

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Proposed        Proposed
 Title of each class of                                               Amount                      maximum         maximum
    securities to be                                                        to be                       offering price    aggregate         Amount of
       registered                                                          registered                     per unit(1)    offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)                                                $39,850,000                        $1.00          $39,850,000         $0
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $39,850,000 of interests in market value adjusted annuity contracts.  The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-157344) filed on February 13, 2009.  Because a filing fee of $2,223.63 previously was paid with respect to those securities, there is no filing fee under this registration statement.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

                                                      PRUCO LIFE INSURANCE COMPANY
                                              PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                                     Supplement, dated May 1, 2009
                                            To The Prospectuses For The Following Annuities

                                                           Discovery Select
                                                          Discovery Preferred
                                                    Strategic Partners Annuity One
                                                   Strategic Partners Annuity One 3
                                                  Strategic Partners Plus and Plus 3
                                                     Strategic Partners FlexElite
                                                       Strategic Partners Select
                                                      Strategic Partners Horizon

This supplement should be read and retained with the prospectus for the annuity you own.  This supplement is not intended to be an offer of any annuity listed here that you do not own.

Each of Pruco Life Insurance Company ("Pruco Life") and Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report.  In addition, all documents subsequently filed by each of Pruco Life and PLNJ pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Each of Pruco Life and PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus.  Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342.  Each of Pruco Life and PLNJ files periodic reports as required under the Securities Exchange Act of 1934.  The public may read and copy any materials that each of Pruco Life and PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).  Our internet address is http://www.prudentialannuities.com.

                                            Pruco Life Insurance Company
                                     Pruco Life Insurance Company of New Jersey

                                          Strategic Partners Annuity One 3
                                              Strategic Partners Plus 3
                                            Strategic Partners FlexElite

                                          Supplement, dated March 18, 2009
                                                         To
                                            Prospectus, dated May 1, 2008

This supplement should be read and retained with the prospectus for your contract, and amends our supplement dated February 23, 2009.  If you would like another copy of the prospectus or the February 23rd supplement, please call us at 1-800-752-6342.

1.       Under Highest Daily Lifetime 7 Plus and Spousal Highest Daily Lifetime 7 Plus, under "Other Important Considerations", within the bullet point beginning with "[w]e currently limit the Sub-accounts to which you may      allocate Contract Value . . .", we add the following to the end of that bullet point:

"If you are required to reallocate to permitted investment options, then on the Business Day we receive your request in good order, we will (i) sell units of the non-permitted investment options and (ii) invest the proceeds of those sales in the permitted investment options that you have designated.  During this reallocation process, your Contract Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally.  The newly-elected benefit will commence at the close of business on the following Business Day.  Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following
Business Day."

PRUCO LIFE INSURANCE COMPANY
 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY ("SPAO 3") STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY ("SP PLUS 3") STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY ("SP FLEXELITE")

Amendment to Supplement dated February 23, 2009 To Prospectuses dated May 1, 2008, as Supplemented

This supplement should be read and retained with the prospectus and supplements for your SPAO 3, SPAO Plus 3, and SP Flexelite Annuity. If you would like another copy of the prospectus or the supplements, please call us at 1-800-PRU-2888. The terms used in this supplement are defined in the Glossary of Terms in the Prospectus, unless specifically defined in a supplement to the Prospectus.

The February 23, 2009 Supplement offering the following optional living benefits: Highest Daily Lifetime 7 Plus and Spousal Highest Daily Lifetime 7 Plus, is hereby amended as follows.

The "Summary of Contract Fees and Charges - Your Optional Benefit Fees and Charges" Table on page 3 of your Supplement is hereby replaced in its entirety with the following Table. The Table is being revised to clarify how the Optional Benefit Fee is deducted from your Annuity. In the Table below, "CV" refers to Contract Value and "PWV" refers to Protected Withdrawal Value.

SPVASUP5

PRUCO LIFE INSURANCE COMPANY
 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY ("SPAO 3") STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY ("SP PLUS 3") STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY ("SP FLEXELITE")

Supplement dated February 23, 2009 To Prospectuses dated May 1, 2008, as Supplemented

This supplement should be read and retained with the prospectus and supplements for your SPAO 3, SPAO Plus 3, and SP Flex-elite Annuity. If you would like another copy of the prospectus or the supplements, please call us at 1-888-PRU-2888. The terms used in this supplement are defined in the Glossary in the prospectus, unless specifically defined in this supplement. The optional living benefits and optional features described in this supplement are only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions.

This supplement describes new optional living benefits available under each of the above-referenced Contracts. If you currently own a Contract with a living benefit, you may terminate your existing benefit rider and elect these new benefits (subject to our current rules).

This supplement also describes a new optional feature available to current owners of Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Income Benefit that, if elected, would provide an alternative asset transfer formula for your benefit. Except as otherwise described in this supplement, all terms and conditions of your Contract and benefit rider for Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit or Spousal Highest Daily Lifetime Seven Income Benefit apply and do not change.

In addition, this supplement also: (1) discusses that certain optional living benefits are no longer available (subject to regulatory approval of the benefits offered in this supplement); (2) discusses information about

Section 403(b) annuity contract exchanges; (3) provides information regarding purchasing a Contract if you are a beneficiary of an annuity contract that was owned by a decedent; and (4) provides additional information with respect to Highest Daily Lifetime Five, Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven.

SPVASUP4

PRUCO LIFE INSURANCE COMPANY

OF NEW JERSEY

Supplement, dated February 11, 2009

To

Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PLNJ pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated January 20, 2009

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

As detailed below, this supplement announces changes to your ability to cancel certain optional living benefits and either re-elect the same benefit or elect another living benefit.

WHEN CONSIDERING CANCELLATION OF AN EXISTING OPTIONAL LIVING BENEFIT WITH OR WITHOUT THE RE-ELECTION OF THE SAME BENEFIT OR ELECTION OF A NEW OPTIONAL LIVING BENEFIT, PLEASE REVIEW THE PROSPECTUS FOR COMPLETE DETAILS AND SPEAK TO YOUR FINANCIAL PROFESSIONAL. AMONG OTHER THINGS, THE NEW BENEFIT MAY BE MORE EXPENSIVE THAN YOUR EXISTING BENEFIT.

A. Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of Lifetime Five" with the following:

We no longer permit elections of Lifetime Five - - whether for those who currently participate in Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Lifetime Five benefit provided, the request is received in good order (subject to state availability and in accordance with any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Lifetime Five benefit, you will lose the Protected Withdrawal Value, Annual Income Amount, and Annual Withdrawal Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Account Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

B. Spousal Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of and Designations of Spousal Lifetime Five" with the following:

We no longer permit elections of Spousal Lifetime Five - - whether for those who currently participate in Spousal Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Spousal Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after have you cancelled the Spousal Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Spousal Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value.

Also note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Spousal Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations for the benefit you are electing.

C. Highest Daily Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Five", we replace the last paragraph in the sub-section entitled "Election of and Designation under the Program" with the following:

We no longer permit elections of Highest Daily Lifetime Five - - whether for those who currently participate in Highest Daily Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Highest Daily Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Five benefit, any Contract Value allocated to the Benefit Fixed Rate Account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Highest Daily Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit, as well as any Enhanced Protected Withdrawal Value and Return of Principal Guarantees (if no withdrawals have been taken) . Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Highest Daily Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

D. Highest Daily Lifetime Seven - - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Highest Daily Lifetime Seven benefit. You may then re-elect Highest Daily Lifetime Seven or elect Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of either the Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven benefit, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

E. Spousal Highest Daily Lifetime Seven - - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Spousal Highest Daily Lifetime Seven benefit. You may then re-elect Spousal Highest Daily Lifetime Seven or elect Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Spousal Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Spousal Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instruction or in absence of such instruction, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or, none of the Contract Value to the AST Bond Portfolio Sub-accounts under the newly-elected benefit. You should be aware that upon termination of Spousal Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Spousal Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated December 15, 2008

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

As detailed below, this supplement announces changes to your ability to cancel certain optional living benefits and either re-elect the same benefit or elect another living benefit.

WHEN CONSIDERING CANCELLATION OF AN EXISTING OPTIONAL LIVING BENEFIT WITH OR WITHOUT THE RE-ELECTION OF THE SAME BENEFIT OR ELECTION OF A NEW OPTIONAL LIVING BENEFIT, PLEASE REVIEW THE PROSPECTUS FOR COMPLETE DETAILS AND SPEAK TO YOUR FINANCIAL PROFESSIONAL.

AMONG OTHER THINGS, THE NEW BENEFIT MAY BE MORE EXPENSIVE THAN YOUR EXISTING BENEFIT.

A. Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of Lifetime Five" with the following:

We no longer permit elections of Lifetime Five - - whether for those who currently participate in Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Lifetime Five benefit provided, the request is received in good order (subject to state availability and in accordance with any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Lifetime Five benefit, you will lose the Protected Withdrawal Value, Annual Income Amount, and Annual Withdrawal Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Account Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

B. Spousal Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of and Designations of Spousal Lifetime Five" with the following:

We no longer permit elections of Spousal Lifetime Five - - whether for those who currently participate in Spousal Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Spousal Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after have you cancelled the Spousal Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Spousal Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value.

Also note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Spousal Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations for the benefit you are electing.

C. Highest Daily Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Five", we replace the last paragraph in the sub-section entitled "Election of and Designation under the Program" with the following:

We no longer permit elections of Highest Daily Lifetime Five - - whether for those who currently participate in Highest Daily Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Highest Daily Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Five benefit, any Contract Value allocated to the Benefit Fixed Rate Account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Highest Daily Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit, as well as any Enhanced Protected Withdrawal Value and Return of Principal Guarantees (if no withdrawals have been taken) . Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Highest Daily Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

D. Highest Daily Lifetime Seven - - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Highest Daily Lifetime Seven benefit. You may then re-elect Highest Daily Lifetime Seven or elect Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of either the Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven benefit, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

E. Spousal Highest Daily Lifetime Seven - - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Spousal Highest Daily Lifetime Seven benefit. You may then re-elect Spousal Highest Daily Lifetime Seven or elect Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Spousal Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Spousal Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instruction or in absence of such instruction, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or, none of the Contract Value to the AST Bond Portfolio Sub-accounts under the newly-elected benefit. You should be aware that upon termination of Spousal Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Spousal Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis .

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated November 24, 2008

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A . Effective November 24, 2008, two additional sub-advisors are being added to AST Academic Strategies Asset Allocation Portfolio. Accordingly, in the section entitled "What Investment Options Can I Choose?", we add the sub-advisors referenced below to the column entitled "Portfolio Advisor/Sub-Advisor." First Quadrant L.P. (First Quadrant) and AlphaSimplex Group, LLC (AlphaSimplex) are being added as additional sub-advisors to AST Academic Strategies Asset Allocation Portfolio. The expenses and investment objectives/policies do not change as a result of the addition of the new sub-advisors.

B. Effective on or about December 15, 2008, Eaton Vance LLC will replace J.P. Morgan Investment Management, Inc. as sub-advisor for AST Large-Cap Value Portfolio.

C. Closing of Lifetime Five and Spousal Lifetime Five . Lifetime Five Income Benefit and Spousal Lifetime Five Income Benefit (the "Benefits" and each, a "Benefit") are described in the section of the prospectus entitled "What Are The Lifetime Withdrawal Benefits?". Effective December 8, 2008, we will cease offering the Benefits, for both new contract sales and in-force elections. If you currently participate in either Benefit, this closing does not affect you or the guarantees associated with your Benefit. However, subsequent to the closure, you will no longer be allowed to re-elect either Benefit if you decide to terminate a Benefit. Other living benefits may be available, subject to our election rules. Please refer to your prospectus for further details.

D. Asset Transfer Component of HD5 - Allocation of Contract Value. We replace the section of the prospectus entitled "Asset Transfer Component of Highest Daily Lifetime Five" with the following:

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to the Benefit Fixed Rate Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to the prospectus). Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%) it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your Contract Value to the Benefit Fixed Rate Account, because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value to the Benefit Fixed Rate Account. Because the amount allocated to the Benefit Fixed Rate Account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued contracts that elect Highest Daily Lifetime Five and existing contracts that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the Benefit Fixed Rate Account; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, the formula will not transfer amounts out of the Benefit Fixed Rate Account to the Permitted Sub-accounts and the entire Contract Value would remain in the Benefit Rate Fixed Account. If you make additional Purchase Payments to your contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the Benefit Fixed Rate Account. Once the Purchase Payments are allocated to your contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the Benefit Fixed Rate Account, if dictated by the formula.

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The amount that is transferred to and from the Benefit Fixed Rate Account pursuant to the mathematical formula depends upon a number of factors unique to your contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Five;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the Benefit Fixed Rate Account (i.e., the amount of interest credited to the Benefit Fixed Rate Account);

. The amount you have allocated to each of the Permitted Sub-accounts you have chosen;

. The amount you have allocated to the Benefit Fixed Rate Account;

. Additional Purchase Payments, if any, you make to your contract;

. Withdrawals, if any, you take from your contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the Benefit Fixed Rate Account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the Benefit Fixed Rate Account.

The more of your Contract Value allocated to the Benefit Fixed Rate Account under the formula, the greater the impact of the performance of the Benefit Fixed Rate Account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the Benefit Fixed Rate Account and that Account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the Benefit Fixed Rate Account).

E. Asset Transfer Component of HD7 and SHD7 - Allocation of Contract Value. We replace the sections of the prospectus entitled "Asset Transfer Component of Highest Daily Lifetime Seven" and "Asset Transfer Component of Spousal Highest Daily Lifetime Seven" (as applicable) with the following:

Asset Transfer Component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven. For purposes of the benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary mathematical formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus.

Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it

3

means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your Contract Value to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, the formula will not transfer amounts out of the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts and the entire Contract Value would remain in the AST Investment Grade Bond Sub-account. If you make additional Purchase Payments to your contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the AST Investment Grade Bond Sub-account. Once the Purchase Payments are allocated to your contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the AST Investment Grade Bond Sub-accounts, if dictated by the formula.

The amount that is transferred to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to your contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount you have allocated to each of the Permitted Sub-accounts you have chosen;

. The amount you have allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your contract;

4

. Withdrawals, if any, you take from your contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the AST Investment Grade Bond Sub-account.

The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account).

5

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3

STRATEGIC PARTNERS/SM/ PLUS 3

STRATEGIC PARTNERS FLEXELITE

 (Pruco Life Insurance Company only)

Supplement, dated July 21, 2008

To

Prospectus, dated May 1, 2008

This supplement should be read and retained with the prospectus for your annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.

This supplement is being issued to describe several changes that we are making to the variable investment options within each of the above-referenced annuities. We summarize each change immediately below, and then indicate how the pertinent portion of each prospectus is amended to reflect the change.

The changes are as follows:

1. AST Conservative Asset Allocation Portfolio; AST Balanced Asset Allocation Portfolio; and AST American Century Strategic Allocation Portfolio. The name and investment objectives of each Portfolio are being changed. (In the case of the AST Balanced Asset Allocation Portfolio and AST American Century Strategic Allocation Portfolio only, the changed investment objective was authorized by a vote of Annuity Owners). AST Conservative Asset Allocation Portfolio has been renamed AST Balanced Asset Allocation Portfolio and will be sub-advised by Quantitative Management Associates LLC, the original AST Balanced Asset Allocation Portfolio has become AST Academic Strategies Asset Allocation Portfolio, and AST American Century Strategic Allocation Portfolio has become AST Schroders Multi-Asset World Strategies Portfolio. Accordingly, we (a) reflect the revised Portfolio names in the list of Investment Options on the inside front cover, and (b) with respect to AST Balanced Asset Allocation Portfolio and AST Schroders Multi-Asset World Strategies Portfolio only, set forth the revised fees of each Portfolio in the table of Underlying Mutual Fund Portfolio Annual Expenses, and (c) in the prospectus section discussing the applicable optional benefit, include each Portfolio within the group of portfolios that are permitted if you elect Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven, Spousal Highest Daily Lifetime Seven, or the Highest Daily Value death benefit (if available), and (d) include a summary description of the Portfolio in the chart of each Portfolio's Investment Objectives and Policies. In addition, to reflect the effect of each Portfolio on the average fees of all Portfolios available under the Annuity, we describe the effect of the revised average fees on the comparison charts appearing within the section entitled "Selecting the Annuity That's Right for You."

2. Merger of AST DeAm Small-Cap Value Portfolio into AST Small-Cap Value Portfolio. The AST DeAm Small-Cap Value Portfolio has merged out of existence into the AST Small-Cap Value Portfolio. Accordingly, we remove the AST DeAm Small-Cap Value Portfolio from the list of Investment Options on the inside front cover.

3. AST Small-Cap Growth Portfolio. Neuberger Berman Management Inc. is no longer a sub-adviser to this Portfolio. The assets formerly managed by Neuberger Berman now are managed by Eagle Asset Management. Accordingly, we revise the summary description of this Portfolio in the chart of each Portfolio's Investment Objectives and Policies.

4. AST Neuberger Berman Mid-Cap Value Portfolio. We have added LSV Asset Management as a sub-adviser to this Portfolio and have re-named the Portfolio the AST Neuberger Berman / LSV Mid-Cap Value Portfolio. Accordingly, we (a) reflect the revised Portfolio name in the list of Investment Options on the inside front cover and in footnote 3 to the table within Underlying Mutual Fund Portfolio Annual Expenses, and (b) include a revised summary description of the Portfolio in the chart of the Portfolio's Investment objectives and Policies.

5. SP Aggressive Asset Allocation Portfolio, SP Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, Global Portfolio. We are adding Quantitative Management Associates LLC as a sub-adviser to each Portfolio. Accordingly, we include a revised summary description of each Portfolio in the chart of each Portfolio's Investment Objectives and Policies. Also being added as sub-advisers are Prudential Investment Management, Inc. and Jennison Associates LLC.

With respect to the changed fees referenced above, here is a fee table showing the applicable underlying mutual fund portfolio annual expenses:

                                                                                            Acquired   Total
                                                                                           Portfolio  Annual
                                                             Management  Other               Fees &  Portfolio
                           FUNDS                                Fee     Expenses 12b-1 Fee  Expenses  Expenses
-------------------------------------------------------------------------------------------------------------
AST Academic Strategies Asset Allocation /1,2,3,4/             0.72%     0.10%     0.00%     0.69%    1.51%
 Management and Other Expense fee waivers/reduction: 0.02%
 Net expenses after fee reimbursement/expense waiver: 1.49%
AST Schroders Multi-Asset World Strategies                     1.10%     0.16%     0.00%     0.14%    1.40%
AST Balanced Asset Allocation                                  0.15%     0.02%     0.00%     0.87%    1.04%

1 Estimated Other Expenses for the fiscal year ending December 31, 2008. As used in connection with the Portfolio, "Other Expenses" include certain operating expenses, including, without limitation, fees for custodian services, Independent Trustees' fees, and fees for legal, accounting, valuation, and transfer agency services. The Trust has also entered into arrangements with the issuers of the variable insurance products offering the Portfolio under which the Trust currently compensates such issuers for providing ongoing services to Portfolio shareholders (e.g., the printing and mailing of Trust prospectuses and shareholder reports) in lieu of the Trust providing such services directly to shareholders. The contractual administrative services fee is 0.10% of the Portfolio's average daily net assets. The Portfolio is not directly subject to the administrative services fee to the extent it invests in the Core Plus Bond Portfolio or any other Trust Portfolio (each, an Underlying Trust Portfolio and collectively, the Underlying Trust Portfolios). The Core Plus Bond Portfolio and each Underlying Trust Portfolio in which the Portfolio invests, however, are subject to the administrative services fee. See footnote 1 of the table within "Underlying Mutual Fund Portfolio Annual Expenses" in the May 1, 2008 prospectus for a discussion of the administrative services fee applicable to certain other AST Portfolios.

2 Estimated Underlying Portfolio Fees & Expenses for the fiscal year ending December 31, 2008. The Portfolio will indirectly incur a pro rata portion of the fees and expenses of the Core Plus Bond Portfolio and any other Underlying Trust Portfolio in which it invests. The expenses shown under "Underlying Portfolio Fees and Expenses" represent the portion of the Core Plus Bond Portfolio's estimated annualized operating expense ratio for the fiscal year ending December 31, 2008 to be borne by the Portfolio based upon the Portfolio's expected initial holdings in the Core Plus Bond Portfolio. No sales loads, distribution fees, service fees, redemption fees, or other transaction fees will be assessed in connection with the Portfolio's purchase or redemption of shares of Underlying Trust Portfolios.

3 Estimated Contractual Fee Waiver and/or Expense Reimbursement for the fiscal year ending December 31, 2008. The Investment Managers have contractually agreed to waive their investment management fees with respect to the Portfolio's investments in the Core Plus Bond Portfolio (i.e., assumes a waiver of 25% of the Investment Managers' contractual investment management fee).

4 The Co-Managers have contractually agreed to reimburse expenses and/or waive fees so that the Academic Strategies Portfolio's investment management fees plus "Other Expenses" (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, and extraordinary expenses) do not exceed 0.80% of the Portfolio's average daily net assets during the Academic Strategies Portfolio's first year of operations (i.e., expected to be July 21, 2008 through July 20, 2009).

2

With respect to the changed Investment Objectives/Policies referenced above, here is a table showing the applicable changes:

--------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
                    ADVANCED SERIES TRUST
--------------------------------------------------------------------------
  ASSET      AST Schroders Multi-Asset World             Schroder
  ALLOCA     Strategies (formerly known as AST          Investment
  TION/      American Century Strategic              Management North
 BALANCED    Allocation Portfolio): The AST            America Inc.
             Schroders Multi-Asset World Strategies
             Portfolio seeks long-term capital
             appreciation through a global flexible
             asset allocation approach. This asset
             allocation approach entails investing
             in traditional asset classes, such as
             equity and fixed-income investments,
             and alternative asset classes, such as
             investments in real estate,
             commodities, currencies, private
             equity, and absolute return strategies.
             The sub-advisor seeks to emphasize the
             management of risk and volatility.
             Exposure to different asset classes and
             investment strategies will vary over
             time based upon the sub advisor's
             assessments of changing market,
             economic, financial and political
             factors and events.
--------------------------------------------------------------------------
  ASSET      AST Academic Strategies Asset             Credit Suisse
  ALLOCA     Allocation (formerly known as AST       Securities (USA)
  TION/      Balanced Asset Allocation                 LLC; Jennison
 BALANCED    Portfolio): seeks total return           Associates LLC;
             consistent with its specified level      Mellon Capital
             of risk. The Portfolio will be a           Management
             multi-asset class fund that employs    Corporation; Pacific
             both top-down asset allocation             Investment
             strategies and bottom-up                   Management
             manager/security selection. Under          Company LLC
             normal circumstances, approximately         (PIMCO);
             60% of the assets will be allocated     Prudential Bache
             to traditional asset classes            Asset Management,
             (including US and international           Incorporated;
             equities and bonds) and                   Quantitative
             approximately 40% of the assets will       Management
             be allocated to nontraditional asset     Associates LLC
             classes (including real estate,
             commodities, and alternative
             strategies). Those percentages are
             subject to change by the Investment
             Managers.
--------------------------------------------------------------------------
  ASSET      AST Balanced Asset Allocation            AST Investment
  ALLOCA     (formerly known as AST Conservative     Services, Inc. &
  TION/      Asset Allocation Portfolio): seeks         Prudential
 BALANCED    the highest potential total return      Investments LLC;
             consistent with its specified level       Quantitative
             of risk tolerance. The Portfolio           Management
             will invest its assets in several        Associates LLC
             other Advanced Series Trust
             Portfolios. Under normal market
             conditions, the Portfolio will
             devote approximately 60% of its net
             assets to underlying portfolios
             investing primarily in equity
             securities (with a range of 52.5% to
             67.5%), and 40% of its net assets to
             underlying portfolios investing
             primarily in debt securities and
             money market instruments (with a
             range of 32.5% to 47.5%).
--------------------------------------------------------------------------
 MID CAP     AST Neuberger Berman / LSV Mid-Cap          LSV Asset
  VALUE      Value Portfolio (formerly known as         Management;
             AST Neuberger Berman Mid-Cap Value      Neuberger Berman
             Portfolio): seeks capital growth.        Management Inc.
             Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of medium capitalization companies.
             For purposes of the Portfolio,
             companies with market
             capitalizations that fall within the
             range of the Russell Mid-cap(R)
             Index at the time of investment are
             considered medium capitalization
             companies. Some of the Portfolio's
             assets may be invested in the
             securities of large-cap companies as
             well as in small-cap companies.
             Under the Portfolio's value-oriented
             investment approach, the subadviser
             looks for companies whose stock
             prices are undervalued and that may
             raise in price before other
             investors realize their worth.
--------------------------------------------------------------------------
  SMALL      AST Small-Cap Growth Portfolio:            Eagle Asset
   CAP       seeks long-term capital growth. The        Management
 GROWTH      Portfolio pursues its objective by
             investing, under normal
             circumstances, at least 80% of the
             value of its assets in
             small-capitalization companies.
             Small-capitalization companies are
             those companies with a market
             capitalization, at the time of
             purchase, no larger than the largest
             capitalized company included in the
             Russell 2000(R) Index at the time of
             the Portfolio's investment.
--------------------------------------------------------------------------

                                        3

--------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                  ADVISOR/
                                                      SUB-ADVISOR
--------------------------------------------------------------------------
                  THE PRUDENTIAL SERIES FUND
--------------------------------------------------------------------------
 INTERNA     Global Portfolio: seeks long-term         LSV Asset
 TIONAL      growth of capital. The Portfolio         Management;
 EQUITY      invests primarily in common stocks     Marsico Capital
             (and their equivalents) of foreign     Management, LLC;
             and U.S. companies. Each subadviser     T. Rowe Price
             for the Portfolio generally will use   Associates, Inc.;
             either a "growth" approach or a        William Blair &
             "value" approach in selecting either    Company, LLC;
             foreign or U.S. common stocks.           Quantitative
                                                       Management
                                                     Associates LLC
--------------------------------------------------------------------------
  ASSET      SP Aggressive Growth Asset                Prudential
  ALLOCA     Allocation Portfolio: seeks to         Investments LLC;
  TION/      obtain the highest potential total       Quantitative
 BALANCED    return consistent with the specified      Management
             level of risk tolerance. The            Associates LLC
             Portfolio may invest in any other
             Portfolio of the Fund (other than
             another SP Asset Allocation
             Portfolio), the AST Marsico Capital
             Growth Portfolio of Advanced Series
             Trust (AST), and the AST
             International Value Portfolio of AST
             (the Underlying Portfolios). Under
             normal circumstances, the Portfolio
             generally will focus on equity
             Underlying Portfolios but will also
             invest in fixed-income Underlying
             Portfolios.
--------------------------------------------------------------------------
  ASSET      SP Balanced Asset Allocation              Prudential
  ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
  TION/      highest potential total return           Quantitative
 BALANCED    consistent with the specified level       Management
             of risk tolerance. The Portfolio may    Associates LLC
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios). The
             Portfolio will invest in equity and
             fixed-income Underlying Portfolios.
--------------------------------------------------------------------------
  ASSET      SP Conservative Asset Allocation          Prudential
  ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
  TION/      highest potential total return           Quantitative
 BALANCED    consistent with the specified level       Management
             of risk tolerance. The Portfolio may    Associates LLC
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios).
             Under normal circumstances, the
             Portfolio generally will focus on
             fixed-income Underlying Portfolios
             but will also invest in equity
             Underlying Portfolios.
--------------------------------------------------------------------------
  ASSET      SP Growth Asset Allocation                Prudential
  ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
  TION/      highest potential total return           Quantitative
 BALANCED    consistent with the specified level       Management
             of risk tolerance. The Portfolio may    Associates LLC
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios).
             Under normal circumstances, the
             Portfolio generally will focus on
             equity Underlying Portfolios but
             will also invest in fixed- income
             Underlying Portfolios.
--------------------------------------------------------------------------

In the May 1, 2008 prospectuses, the summary fund descriptions of the AST Balanced Asset Allocation Portfolio and the AST Capital Growth Asset Allocation Portfolio were reversed. Thus, the correct summary fund description for each such Portfolio should have been as follows:

AST Balanced Asset Allocation Portfolio: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other Advanced Series Trust Portfolios. Under normal market conditions, the Portfolio will devote approximately 65% of its net assets to underlying portfolios investing primarily in equity securities (with a range of 57.5% to 72.5%), and 35% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments (with a range of 27.5% to 42.5%).

AST Capital Growth Asset Allocation Portfolio: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other Advanced Series Trust Portfolios. Under normal market conditions, the Portfolio will devote approximately 75% of its net assets to underlying portfolios investing primarily in equity securities (with a range of 67.5% to 80%), and 25% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments (with a range of 20.0% to 32.5%).

In the appendices to each prospectus, entitled Selecting The Variable Annuity That's Right For You, we set forth hypothetical illustrations of Contract Value and Surrender Value for each annuity. Those illustrations assume average fund expenses of 0.94% (which, for Strategic Partners Plus, excludes Evergreen fund expenses). As a result of the fund changes described in this supplement, the average fund expenses have changed to 0.95%. This change in average fund expenses would have the effect of decreasing the hypothetical illustrated values by a commensurate amount.

4

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Plus 3

Supplement to Prospectuses Dated May 1, 2008 Supplement dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your annuity. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

We are issuing this supplement to describe a name and investment objective change of the Evergreen VA Balanced Fund, which takes place on May 30, 2008. The Fund expenses are not changing in connection with this change.

In Part II Section 2 of your Prospectus, "What Investment Options Can I Choose?" please replace the INVESTMENT OBJECTIVES/POLICIES of the Evergreen VA Balanced Fund with the information below

-------------------- ----------------------------------------------------------- ------------------------------------
                                                                                            PORTFOLIO
       STYLE/                                                                                ADVISOR/
        TYPE                        INVESTMENT OBJECTIVES/POLICIES                         SUB-ADVISOR
-------------------- ----------------------------------------------------------- ------------------------------------
Asset Allocation/    Evergreen VA Balanced (effective May 30, 2008, will be      Evergreen Investment
Balanced             renamed Evergreen VA Diversified Capital Builder): seeks    Management Company,
                     capital growth and current income. The Portfolio invests in LLC a portfolio of equity and debt securities chosen for the
                     potential for current income and capital growth. The
                     proportion of the Fund's assets invested in fixed income
                     and equity securities will change based on the portfolio
                     manager's assessment of economic conditions and investment opportunities. The equity portion of the Portfolio may
                     include principally common and preferred stocks of U.S.
                     companies across a broad range of market capitalizations,
                     but will generally maintain a dollar-weighted average
                     market capitalization within the market capitalization
                     range tracked by the Russell 1000 Index. The Portfolio's
                     manager will seek out companies that she believes have
                     strong fundamental attributes and growth prospects with
                     valuations that leave ample room for capital appreciation.
                     Through May 29, 2008, the Portfolio normally invests at
                     least 25% of its assets in fixed income securities.
                     Effective May 30, 2008, the Fund generally expects to
                     invest approximately 10-30% of its assets in fixed income
                     securities. The Portfolio's fixed income investments may
                     include U.S. government securities, corporate bonds,
                     convertible bonds, mortgage-backed securities, asset-backed securities, collateralized mortgage obligations (CMOs) and other income producing securities. The Portfolio may invest without limit in securities rated below investment grade
                     (or unrated securities determined by the portfolio manager to be of comparable quality). The Fund may, but will not
                     necessarily, use derivative instruments, such as structured notes, futures and options, and swap agreements, as an
                     alternative to investments directly in income-producing
                     securities or to manage risk. The Portfolio may also, but
                     will not necessarily, enter into foreign currency exchange contracts to hedge against adverse changes in currency
                     exchange rates related to non-US dollar denominated
                     holdings. The Portfolio can invest up to 25% of its assets in foreign equity and fixed income securities.
-------------------- ----------------------------------------------------------- ------------------------------------

Pruco Life Insurance Company

Pruco Life Insurance Company Of New Jersey

Prudential Premier Series

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite

(version of contract sold on or after May 1, 2003)

Strategic Partners Select

Supplement, dated November 20, 2006

To

Prospectuses, dated May 1, 2006

In this supplement, we describe a new administrative feature, under which an annuity owned by a custodial account established to hold retirement assets for the benefit of the annuitant may be continued by the surviving spouse of the annuitant. To reflect this change, we make the following changes to the above referenced prospectuses:

Prudential Premier Series

The text below is added as a new paragraph to the section of each Prudential Premier prospectus entitled "Managing Your Annuity", in the sub-section entitled "May I Change the Owner, Annuitant and Beneficiary Designations?", under the heading "Spousal Owners/Spousal Beneficiaries", which will now read "Spousal Owners/Spousal Beneficiaries/Spousal Annuitants"; and (2) the section entitled "Death Benefit", in the sub-section entitled "Payment of Death Benefits", under the heading entitled "Spousal Beneficiary - Assumption of Annuity". In addition, with respect to the latter, the cross-reference in the second paragraph of the heading entitled "Spousal Beneficiary - Assumption of Annuity" is changed to refer to the heading "Contingent Annuitant" under "Managing Your Annuity".

"Spousal assumption also is permitted, subject to our rules, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser."

In the section of each Prudential Premier Prospectus entitled "Managing Your Annuity", in the sub-section entitled "May I Change the Owner, Annuitant and Beneficiary Designations?", the following text replaces the text under the heading "Contingent Annuitant":

"Generally, if an Annuity is owned by an entity, and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant will reflect the amount that would have been payable had a Death Benefit been paid. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity that owns the Annuity is

(1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section

72(u)(1) (or any successor Code section thereto); or (3) a custodial account established pursuant to the provisions in Code Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See the section above entitled "Spousal Owners/Spousal Beneficiaries/Spousal Annuitants" for more information."

In the section of the prospectus entitled "Living Benefit Programs", in the sub-section entitled "Spousal Lifetime Five Income Benefit", under the heading "Election of and Designations under the Program", the following is added after the second bullet to describe how the designations should be set up upon the election of the Spousal Lifetime Five benefit by a custodial account:

- One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and Contingent Annuitant must each be at least 55 years old at the time of election. When the Annuity is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first Designated Life (the Annuitant), the custodian must have elected to continue the Annuity, with the second Designated Life (the Contingent Annuitant) named as Annuitant.

Strategic Partners Annuity One 3, Strategic Partners Plus 3, and Strategic Partners FlexElite:

We revise the definition of "Annuitant" in the Glossary to provide as follows:

"The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. However, the contract value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a custodial account established pursuant to the provisions in Code Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract."

For Strategic Partners Annuity One 3 and Strategic Partners Plus 3 only, we revise the first paragraph under "Spousal Continuance Benefit" to read as follows:

"This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto)("Custodial Account"), and the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance also is available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of death in good order."

For Strategic Partners FlexElite only, we revise the first paragraph under "Spousal Continuance Benefit" to read as follows:

"This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) for contracts sold on or after May 1, 2003 or upon subsequent state approval, there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) for contracts sold on or after May 1, 2003 or upon subsequent state approval, (i) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto)("Custodial Account") and (ii) the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance also is available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of death in good order."

For Strategic Partners Annuity One 3, Strategic Partners Plus 3, and Strategic Partners FlexElite, within the section entitled "Spousal Lifetime Five Income Benefit", under "Election of and Designations of Spousal Lifetime Five", we add the following after the second bullet, to describe how the designations should be set up upon the election of the Spousal Lifetime Five benefit by a custodial account:

- One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election. When the contract is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first designated life (the annuitant), the custodian must have elected to continue the contract, with the second designated life (the co-annuitant) named as annuitant.

Strategic Partners Select

We revise the definition of "Annuitant" in the Glossary to provide as follows:

"The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. However, the contract value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1)(or any successor Code section thereto); or (3) a custodial account established pursuant to the provisions in Code Section 408(a) (or any successor Code section thereto)("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract."

We add the following to the end of the second paragraph under the section entitled "Death of Owner or Joint Owner":

"Continuance of the contract also is available if the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto), and the custodian of the account has elected to continue the contract and designate the surviving spouse as annuitant. Continuing the contract in that scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the custodial account. Spousal continuance also may be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser."

This prospectus supplement is intended to amend the prospectus for the annuity you own, and is not intended to be a prospectus or offer for any annuity listed here that you do not own.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS ADVISOR

STRATEGIC PARTNERS ANNUITY ONE

STRATEGIC PARTNERS ANNUITY ONE 3

STRATEGIC PARTNERS FLEXELITE

STRATEGIC PARTNERS PLUS

STRATEGIC PARTNERS PLUS 3

STRATEGIC PARTNERS SELECT

Supplement, dated August 1, 2005

To

Prospectuses, dated May 2, 2005

We are issuing this supplement to reflect certain changes that have been made to the investment policies of the following portfolios that appear in Section 2 of the above named prospectuses. We set out the revised investment policies for the affected portfolios below:

                                                                                                                PORTFOLIO
      STYLE/                                                                                                     ADVISER/
       TYPE                                   INVESTMENT OBJECTIVES/POLICIES                                   SUB-ADVISER
------------------ -------------------------------------------------------------------------------------- -----------------------
Asset Allocation   SP Aggressive Growth Asset Allocation Portfolio:  seeks to obtain the highest          Prudential
/ Balanced         potential total return consistent with the specified level of risk tolerance. The      Investments LLC
                   Portfolio may invest in any other Portfolio of the Fund (other than another SP Asset
                   Allocation Portfolio), the AST Marsico Capital Growth Portfolio of American Skandia
                   Trust (AST), and the AST LSV International Value Portfolio of AST (the Underlying
                   Portfolios). Under normal circumstances, the Portfolio generally will focus on equity
                   Underlying Portfolios but will also invest in fixed-income Underlying Portfolios.
------------------ -------------------------------------------------------------------------------------- -----------------------
Asset Allocation   SP Balanced Asset Allocation Portfolio: seeks to obtain the highest potential total    Prudential
/ Balanced         return consistent with the specified level of risk tolerance. The Portfolio may        Investments LLC
                   invest in any other Portfolio of the Fund (other than another SP Asset Allocation
                   Portfolio), the AST Marsico Capital Growth Portfolio of American Skandia Trust (AST),
                   and the AST LSV International Value Portfolio of AST (the Underlying Portfolios). The
                   Portfolio will invest in equity and fixed-income Underlying Portfolios.
------------------ -------------------------------------------------------------------------------------- -----------------------
Asset Allocation   SP Conservative Asset Allocation  Portfolio: seeks to obtain the highest potential     Prudential
/ Balanced         total return  consistent with the specified level of risk  tolerance. The Portfolio    Investments LLC
                   may  invest  in any  other  Portfolio of the Fund (other than another SP Asset
                   Allocation Portfolio), the AST Marsico Capital Growth Portfolio of American Skandia
                   Trust (AST), and the AST LSV International Value Portfolio of AST (the Underlying
                   Portfolios). Under normal circumstances, the Portfolio generally will focus on fixed-income Underlying Portfolios but will also invest in equity Underlying
                   Portfolios.
------------------ -------------------------------------------------------------------------------------- -----------------------
Asset Allocation   SP Growth Asset Allocation Portfolio: seeks to obtain the highest potential total      Prudential
/ Balanced         return consistent with the specified level of risk tolerance. The Portfolio may        Investments LLC
                   invest in any other Portfolio of the Fund (other than another SP Asset Allocation
                   Portfolio), the AST Marsico Capital Growth Portfolio of American Skandia Trust (AST),
                   and the AST LSV International Value Portfolio of AST (the Underlying Portfolios).
                   Under normal circumstances, the Portfolio generally will focus on equity Underlying
                   Portfolios but will also invest in fixed-income Underlying Portfolios.
------------------ -------------------------------------------------------------------------------------- -----------------------

This supplement should be read and retained with the current prospectus for your annuity contract. If you would like another copy of a current prospectus or a statement of additional information, please contact us at (888) PRU-2888. This supplement is intended to update information in the May 2, 2005 prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity referenced here that you do not own.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS ADVISOR

STRATEGIC PARTNERS ANNUITY ONE

STRATEGIC PARTNERS ANNUITY ONE 3

STRATEGIC PARTNERS FLEXELITE

STRATEGIC PARTNERS PLUS

STRATEGIC PARTNERS PLUS 3

STRATEGIC PARTNERS SELECT

Supplement, dated September 10, 2004

To

Prospectuses, dated May 1, 2004

We are issuing this supplement to report a change in subadviser to the SP Deutsche International Equity Portfolio (the "Portfolio") of The Prudential Series Fund, Inc. To date, Deutsche Asset Management Investment Services Limited ("Deutsche") has served as subadviser to the Portfolio. The Portfolio's investment objective is to seek long-term capital appreciation. The Portfolio pursues that objective by normally investing at least 80% of its investable assets (net assets plus borrowings made for investment purposes) in the stocks and other equity securities of companies in developed countries outside the United States that are represented in the MSCI EAFE Index.

Effective on or about November 19, 2004, LSV Asset Management will become subadviser to the Portfolio, replacing Deutsche. You may find further information about LSV Asset Management in the prospectus supplement for the Portfolio. This change will not result in any change to the advisory fee that the Portfolio pays to Prudential Investments LLC. Nor will there be any change to the Portfolio's fundamental investment objective or the investment policies set out above. However, the following changes will result: o The Portfolio will be called the "SP LSV International Value Portfolio"; and o The Portfolio's investment strategy will shift from seeking growth at a reasonable price to a "deep value" strategy, utilizing active quantitative methods to select value stocks within the universe of international stocks.

Deutsche, the SP Deutsche International Equity Portfolio, and that Portfolio's investment objectives/policies collectively are referred to in several places within each of the above-referenced prospectuses. This supplement is intended to amend each of such references, as appropriate.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

STRATEGIC PARTNERSSM ADVISOR

STRATEGIC PARTNERSSM ANNUITY ONE

STRATEGIC PARTNERSSM ANNUITY ONE 3

STRATEGIC PARTNERSSM FLEXELITE

STRATEGIC PARTNERSSM PLUS

STRATEGIC PARTNERSSM PLUS 3

STRATEGIC PARTNERSSM SELECT

PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN

PRUDENTIAL VARIABLE INVESTMENT PLAN

Supplement, Dated August 20, 2004 to Prospectuses Dated May 1, 2004

This supplement should be read and retained with the current prospectus for your annuity contract. If you would like another copy of a current prospectus or a statement of additional information, please contact us at (888) PRU-2888.

Changes to certain systems under which we administer your annuity will take effect on or about October 18, 2004. These changes are the result of further efforts to integrate American Skandia Life Assurance Corporation's operations into the operations of other subsidiary companies of Prudential Financial, Inc. The following changes relate primarily to those systems-related changes, but also include changes that reflect other product and/or disclosure modifications.

This supplement is intended to update certain information in the May 1, 2004 prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.

CHANGES APPLICABLE TO ALL ANNUITIES:

COMPANY TAXES: In Section 6 of the prospectus, under the heading entitled "Company Taxes," we replace the existing disclosure with the following:

"In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to owners of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently pass through company income taxes on the taxable corporate earnings created by this annuity. We reserve the right to change these tax practices."

ASSIGNMENT: In Section 9 of the prospectus, under the heading entitled "Assignment," we add the following sentence to the end of the first paragraph:

"If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order."

CHANGES APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

TRANSFERS AMONG OPTIONS: In Section 2 of the prospectus, under the heading entitled "Transfers Among Options," the following sentence is added to the end of the last paragraph:

"For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer."

DOLLAR COST AVERAGING: In Section 2 of the prospectus, under the heading entitled "Dollar Cost Averaging," the references to a $100 minimum transfer amount and a $100 minimum DCA account balance in the first and third sentences of the second paragraph are deleted.

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, the following is added as a new sub-section immediately following the section entitled "Auto-Rebalancing":

"Scheduled Transactions

"Scheduled transactions" include transfers under dollar cost averaging, an asset allocation program, auto-rebalancing, systematic withdrawals, minimum distributions or annuity payments. Generally, we will process a scheduled transaction on the next business day when the scheduled transaction falls on a day that is not a business day. If this practice would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day."

CHANGE APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT, PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the heading entitled "Purchase Payments," the second sentence in the first paragraph is replaced by the following:

"The minimum initial purchase payment is $10,000. Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS FLEXELITE ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) The second sentence of the first paragraph is deleted in its entirety.

(ii) The fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) The following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(iv) The third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,257.55, or $479,242.45)."

(v) The second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -3.04%, 2.78% and 6.66%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS FLEXELITE

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

No Credit Election

Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit

Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  105,560    99,260  105,560     2,224     107,784       N/A        N/A    105,000     N/A     N/A
   2  62  111,432   105,132  111,432     4,573     116,005       N/A        N/A    110,250     N/A     N/A
   3  63  117,633   117,633  117,633     7,053     124,687       N/A        N/A    115,763     N/A     N/A
   4  64  124,183   124,183  124,183     9,673     133,857       N/A        N/A    121,551     N/A     N/A
   5  65  131,101   131,101  131,101    12,441     143,542       N/A        N/A    127,628     N/A     N/A
   6  66  138,408   138,408  138,408    15,363     153,772       N/A        N/A    134,010     N/A     N/A
   7  67  146,126   146,126  146,126    18,451     164,577      6,919    153,045   140,710    7,683    9,351
   8  68  154,279   154,279  154,279    21,711     175,990      8,142    162,421   147,746    8,331   10,169
   9  69  162,890   162,890  162,890    25,156     188,046      9,434    172,324   155,133    9,036   11,062
  10  70  171,986   171,986  171,986    28,795     200,781     14,397    186,384   162,889   10,550   12,271
  15  75  225,786   225,786  225,786    50,314     276,100     31,446    257,232   200,000   15,775   19,298
  20  80  297,541   297,541  297,541    79,016     376,557     49,385    346,926   200,000   18,991   28,881
  25  85  393,894   393,894  393,894   117,558     511,451     73,473    467,367   200,000   23,743   43,783
  30  90  523,277   523,277  523,277   120,000     643,277    105,819    629,097   200,000   29,022   63,544
  35  95  697,014   697,014  697,014   120,000     817,014    149,254    846,268   200,000   35,949   91,209
--------------------------------------------------------------------------------------------------------------

6% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  101,703    95,403  105,000      681      105,681      N/A        N/A     105,000     N/A     N/A
   2  62  103,418    97,118  110,250    1,367      111,617      N/A        N/A     110,250     N/A     N/A
   3  63  105,144   105,144  115,763    2,057      117,820      N/A        N/A     115,763     N/A     N/A
   4  64  106,879   106,879  121,551    2,752      124,302      N/A        N/A     121,551     N/A     N/A
   5  65  108,624   108,624  127,628    3,450      131,078      N/A        N/A     127,628     N/A     N/A
   6  66  110,376   110,376  134,010    4,151      138,160      N/A        N/A     134,010     N/A     N/A
   7  67  112,135   112,135  140,710    4,854      145,564     1,820     113,955   140,710    7,417    6,963
   8  68  113,898   113,898  147,746    5,559      153,305     2,085     115,982   147,746    8,007    7,262
   9  69  115,664   115,664  155,133    6,265      161,398     2,350     118,013   155,133    8,647    7,575
  10  70  117,431   117,431  162,889    6,972      169,862     3,486     120,917   162,889    9,901    7,961
  15  75  126,235   126,235  207,893   10,494      218,387     6,559     132,794   200,000   14,079    9,962
  20  80  135,624   135,624  265,330   14,250      279,580     8,906     144,530   200,000   15,908   12,032
  25  85  146,101   146,101  265,330   18,440      283,770    11,525     157,626   200,000   18,365   14,766
  30  90  157,790   157,790  265,330   23,116      288,446    14,447     172,237   200,000   20,351   17,397
  35  95  170,832   170,832  265,330   28,333      293,663    17,708     188,540   200,000   22,409   20,320
--------------------------------------------------------------------------------------------------------------

0% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  95,867    89,817   105,000     0         105,000      N/A        N/A     105,000     N/A     N/A
   2  62  91,856    86,085   110,250     0         110,250      N/A        N/A     110,250     N/A     N/A
   3  63  87,961    87,961   115,763     0         115,763      N/A        N/A     115,763     N/A     N/A
   4  64  84,177    84,177   121,551     0         121,551      N/A        N/A     121,551     N/A     N/A
   5  65  80,499    80,499   127,628     0         127,628      N/A        N/A     127,628     N/A     N/A
   6  66  76,920    76,920   134,010     0         134,010      N/A        N/A     134,010     N/A     N/A
   7  67  73,437    73,437   140,710     0         140,710       0       73,437    140,710    7,323   4,487
   8  68  70,044    70,044   147,746     0         147,746       0       70,044    147,746    7,896   4,386
   9  69  66,736    66,736   155,133     0         155,133       0       66,736    155,133    8,518   4,284
  10  70  63,508    63,508   162,889     0         162,889       0       63,508    162,889    9,694   4,181
  15  75  48,428    48,428   207,893     0         207,893       0       48,428    200,000   13,632   3,633
  20  80  35,490    35,490   265,330     0         265,330       0       35,490    200,000   15,230   2,955
  25  85  24,702    24,702   265,330     0         265,330       0       24,702    200,000   17,364   2,314
  30  90  15,708    15,708   265,330     0         265,330       0       15,708    200,000   18,980   1,587
  35  95   8,209     8,209   265,330     0         265,330       0        8,209    200,000   20,586     885
--------------------------------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) The second sentence of the first paragraph is deleted in its entirety.

(ii) The fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) The following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(vi) The third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,257.55, or $479,242.45)."

(vii) The second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.80%, 3.03% and 6.92%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

Contract Without Credit

Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit

Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  105,821   100,421  105,821     2,328     108,149      N/A        N/A     105,000     N/A      N/A
   2  62  111,984   107,484  111,984     4,794     116,778      N/A        N/A     110,250     N/A      N/A
   3  63  118,511   114,911  118,511     7,404     125,916      N/A        N/A     115,763     N/A      N/A
   4  64  125,423   122,723  125,423    10,169     135,593      N/A        N/A     121,551     N/A      N/A
   5  65  132,744   130,944  132,744    13,097     145,841      N/A        N/A     127,628     N/A      N/A
   6  66  140,496   139,596  140,496    16,199     156,695      N/A        N/A     134,010     N/A      N/A
   7  67  148,707   148,707  148,707    19,483     168,190      7,306    156,013   140,710    7,703     9,532
   8  68  157,404   157,404  157,404    22,962     180,365      8,611    166,014   147,746    8,356    10,394
   9  69  166,615   166,615  166,615    26,646     193,261      9,992    176,607   155,133    9,067    11,337
  10  70  176,372   176,372  176,372    30,549     206,921     15,274    191,646   162,889   10,603    12,618
  15  75  234,573   234,573  234,573    53,829     288,402     33,643    268,216   200,000   15,925    20,122
  20  80  313,200   313,200  313,200    85,280     398,480     53,300    366,500   200,000   19,289    30,511
  25  85  420,085   420,085  420,085   120,000     540,085     80,021    500,106   200,000   24,311    46,850
  30  90  565,382   565,382  565,382   120,000     685,382    116,345    681,727   200,000   30,021    68,860
  35  95  762,896   762,896  762,896   120,000     882,896    165,724    928,620   200,000   37,644   100,085
-------------------------------------------------------------------------------------------------------------

6% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  101,954    96,554  105,000      782      105,782     N/A         N/A     105,000     N/A     N/A
   2  62  103,930    99,430  110,250    1,572      111,822     N/A         N/A     110,250     N/A     N/A
   3  63  105,929   102,329  115,763    2,372      118,134     N/A         N/A     115,763     N/A     N/A
   4  64  107,948   105,248  121,551    3,179      124,730     N/A         N/A     121,551     N/A     N/A
   5  65  109,988   108,188  127,628    3,995      131,623     N/A         N/A     127,628     N/A     N/A
   6  66  112,046   111,146  134,010    4,819      138,828     N/A         N/A     134,010     N/A     N/A
   7  67  114,123   114,123  140,710    5,649      146,359     2,118     116,242   140,710    7,433    7,102
   8  68  116,217   116,217  147,746    6,487      154,232     2,433     118,649   147,746    8,026    7,429
   9  69  118,326   118,326  155,133    7,330      162,463     2,749     121,075   155,133    8,669    7,772
  10  70  120,449   120,449  162,889    8,180      171,069     4,090     124,539   162,889    9,937    8,200
  15  75  131,240   131,240  207,893   12,496      220,389     7,810     139,049   200,000   14,164   10,432
  20  80  142,990   142,990  265,330   17,196      282,526    10,747     153,737   200,000   16,048   12,798
  25  85  156,262   156,262  265,330   22,505      287,835    14,066     170,328   200,000   18,585   15,956
  30  90  171,254   171,254  265,330   28,502      293,831    17,814     189,068   200,000   20,671   19,097
  35  95  188,189   188,189  265,330   35,275      300,605    22,047     210,236   200,000   22,855   22,659
--------------------------------------------------------------------------------------------------------------

0% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  96,154    90,954   105,000      0        105,000      N/A        N/A     105,000     N/A      N/A
   2  62  92,410    88,263   110,250      0        110,250      N/A        N/A     110,250     N/A      N/A
   3  63  88,765    85,592   115,763      0        115,763      N/A        N/A     115,763     N/A      N/A
   4  64  85,213    82,938   121,551      0        121,551      N/A        N/A     121,551     N/A      N/A
   5  65  81,749    80,302   127,628      0        127,628      N/A        N/A     127,628     N/A      N/A
   6  66  78,370    77,680   134,010      0        134,010      N/A        N/A     134,010     N/A      N/A
   7  67  75,070    75,070   140,710      0        140,710       0       75,070    140,710    7,323    4,587
   8  68  71,812    71,812   147,746      0        147,746       0       71,812    147,746    7,896    4,496
   9  69  68,626    68,626   155,133      0        155,133       0       68,626    155,133    8,518    4,405
  10  70  65,508    65,508   162,889      0        162,889       0       65,508    162,889    9,694    4,313
  15  75  50,820    50,820   207,893      0        207,893       0       50,820    200,000   13,632    3,813
  20  80  38,054    38,054   265,330      0        265,330       0       38,054    200,000   15,230    3,168
  25  85  27,279    27,279   265,330      0        265,330       0       27,279    200,000   17,364    2,555
  30  90  18,184    18,184   265,330      0        265,330       0       18,184    200,000   18,980    1,837
  35  95  10,507    10,507   265,330      0        265,330       0       10,507    200,000   20,586    1,132
--------------------------------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) the second sentence of the first paragraph is deleted in its entirety.

(ii) the fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) the following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(viii) the third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,258.85, or $479,241.15)."

(ix) the second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,241.15 to $469,241.15)."

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3 ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.70%, 3.13% and 7.03%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

Contract Without Credit

Step-Up Guaranteed Minimum Death Benefit Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
 1    61   106,246  100,846  106,246     N/A       N/A    105,000     N/A       N/A
 2    62   112,889  108,389  112,889     N/A       N/A    110,250     N/A       N/A
 3    63   119,954  116,354  119,954     N/A       N/A    115,763     N/A       N/A
 4    64   127,468  124,768  127,468     N/A       N/A    121,551     N/A       N/A
 5    65   135,461  133,661  135,461     N/A       N/A    127,628     N/A       N/A
 6    66   143,962  143,062  143,962     N/A       N/A    134,010     N/A       N/A
 7    67   153,005  153,005  153,005     7,951   160,956  140,710     7,736     9,834
 8    68   162,625  162,625  162,625     9,394   172,019  147,746     8,398    10,770
 9    69   172,860  172,860  172,860    10,929   183,789  155,133     9,118    11,798
10    70   183,748  183,748  183,748    16,750   200,497  162,889    10,690    13,201
15    75   249,597  249,597  249,597    37,399   286,997  200,000    16,181    21,531
20    80   340,422  340,422  340,422    60,105   400,527  200,000    19,807    33,344
25    85   466,379  466,379  466,379    91,595   557,973  200,000    25,316    52,271
30    90   641,057  641,057  641,057   135,264   776,322  200,000    31,817    78,415
--------------------------------------------------------------------------------------

6% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
   1  61   102,364  96,964   102,364    N/A        N/A    105,000     N/A       N/A
   2  62   104,771  100,271  104,771    N/A        N/A    110,250     N/A       N/A
   3  63   107,220  103,620  107,220    N/A        N/A    115,763     N/A       N/A
   4  64   109,711  107,011  109,711    N/A        N/A    121,551     N/A       N/A
   5  65   112,244  110,444  112,244    N/A        N/A    127,628     N/A       N/A
   6  66   114,818  113,918  114,818    N/A        N/A    134,010     N/A       N/A
   7  67   117,435  117,435  117,435    2,615    120,050  140,710     7,459     7,335
   8  68   120,092  120,092  120,092    3,014    123,105  147,746     8,057     7,708
   9  69   122,789  122,789  122,789    3,418    126,207  155,133     8,706     8,101
  10  70   125,526  125,526  125,526    5,105    130,631  162,889     9,997     8,601
  15  75   139,797  139,797  139,797    9,949    149,746  200,000    14,310    11,234
  20  80   155,799  155,799  155,799   13,950    169,749  200,000    16,292    14,131
  25  85   174,239  174,239  174,239   18,560    192,799  200,000    18,975    18,061
  30  90   195,488  195,488  195,488   23,872    219,360  200,000    21,245    22,157
--------------------------------------------------------------------------------------

0% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
   1  61   96,541   91,318   100,000   N/A        N/A     105,000     N/A       N/A
   2  62   93,158   88,973   100,000   N/A        N/A     110,250     N/A       N/A
   3  63   89,848   86,632   100,000   N/A        N/A     115,763     N/A       N/A
   4  64   86,607   84,291   100,000   N/A        N/A     121,551     N/A       N/A
   5  65   83,433   81,951   100,000   N/A        N/A     127,628     N/A       N/A
   6  66   80,320   79,610   100,000   N/A        N/A     134,010     N/A       N/A
   7  67   77,267   77,267   100,000    0        77,267   140,710     7,323    4,721
   8  68   74,239   74,239   100,000    0        74,239   147,746     7,896    4,648
   9  69   71,264   71,264   100,000    0        71,264   155,133     8,518    4,575
  10  70   68,339   68,339   100,000    0        68,339   162,889     9,694    4,499
  15  75   54,364   54,364   100,000    0        54,364   200,000    13,632    4,079
  20  80   41,957   41,957   100,000    0        41,957   200,000    15,230    3,493
  25  85   31,274   31,274   100,000    0        31,274   200,000    17,364    2,930
  30  90   22,075   22,075   100,000    0        22,075   200,000    18,980    2,230
--------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Value of base death benefit or GMDB, as indicated.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGE APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS SELECT ONLY:

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE: In Section 6 of the prospectus, under the heading entitled "Waiver of Withdrawal Charge For Critical Care" in the first sentence, the reference to "owner or a joint owner" is amended to refer instead to "annuitant, or if deceased, co-annuitant, respectively."

CHANGE APPLICABLE TO PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the section entitled "Purchase Payments," the third sentence in the first paragraph is replaced by the following:

"Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGE APPLICABLE TO PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, under the section entitled "Dollar Cost Averaging," the following is added to the last sentence of the fourth paragraph:

"If processing the transfer on the next business day would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day. "

PRUCO LIFE INSURANCE COMPANY PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

STRATEGIC PARTNERSSM ADVISOR

STRATEGIC PARTNERSSM ANNUITY ONE

STRATEGIC PARTNERSSM ANNUITY ONE 3

STRATEGIC PARTNERSSM FLEXELITE

STRATEGIC PARTNERSSM PLUS

STRATEGIC PARTNERSSM PLUS 3

STRATEGIC PARTNERSSM SELECT

PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN

PRUDENTIAL VARIABLE INVESTMENT PLAN

Supplement, Dated August 13, 2004 to Prospectuses Dated May 1, 2004

This supplement should be read and retained with the current prospectus for your annuity contract. If you would like another copy of a current prospectus or a statement of additional information, please contact us at (888) PRU-2888.

Changes to certain systems under which we administer your annuity will take effect on or about September 7, 2004. These changes are the result of further efforts to integrate American Skandia Life Assurance Corporation's operations into the operations of other subsidiary companies of Prudential Financial, Inc. The following changes relate primarily to those systems-related changes, but also include changes that reflect other product and/or disclosure modifications.

This supplement is intended to update certain information in the May 1, 2004 prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own.

CHANGES APPLICABLE TO ALL ANNUITIES:

COMPANY TAXES: In Section 6 of the prospectus, under the heading entitled "Company Taxes," we replace the existing disclosure with the following:

"In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to owners of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently pass through company income taxes on the taxable corporate earnings created by this annuity. We reserve the right to change these tax practices."

ASSIGNMENT: In Section 9 of the prospectus, under the heading entitled "Assignment," we add the following sentence to the end of the first paragraph:

"If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order."

CHANGES APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

TRANSFERS AMONG OPTIONS: In Section 2 of the prospectus, under the heading entitled "Transfers Among Options," the following sentence is added to the end of the last paragraph:

"For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer."

DOLLAR COST AVERAGING: In Section 2 of the prospectus, under the heading entitled "Dollar Cost Averaging," the references to a $100 minimum transfer amount and a $100 minimum DCA account balance in the first and third sentences of the second paragraph are deleted.

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, the following is added as a new sub-section immediately following the section entitled "Auto-Rebalancing":

"Scheduled Transactions

"Scheduled transactions" include transfers under dollar cost averaging, an asset allocation program, auto-rebalancing, systematic withdrawals, minimum distributions or annuity payments. Generally, we will process a scheduled transaction on the next business day when the scheduled transaction falls on a day that is not a business day. If this practice would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day."

CHANGE APPLICABLE TO ALL ANNUITIES EXCEPT FOR PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT, PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the heading entitled "Purchase Payments," the second sentence in the first paragraph is replaced by the following:

"The minimum initial purchase payment is $10,000. Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS FLEXELITE ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) The second sentence of the first paragraph is deleted in its entirety.

(ii) The fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) The following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(iv) The third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,257.55, or $479,242.45)."

(v) The second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -3.04%, 2.78% and 6.66%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS FLEXELITE

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

No Credit Election

Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit

Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61   105,560   99,260  105,560     2,224     107,784      N/A        N/A     105,000     N/A     N/A
   2  62   111,432  105,132  111,432     4,573     116,005      N/A        N/A     110,250     N/A     N/A
   3  63   117,633  117,633  117,633     7,053     124,687      N/A        N/A     115,763     N/A     N/A
   4  64   124,183  124,183  124,183     9,673     133,857      N/A        N/A     121,551     N/A     N/A
   5  65   131,101  131,101  131,101    12,441     143,542      N/A        N/A     127,628     N/A     N/A
   6  66   138,408  138,408  138,408    15,363     153,772      N/A        N/A     134,010     N/A     N/A
   7  67   146,126  146,126  146,126    18,451     164,577      6,919    153,045   140,710    7,683    9,351
   8  68   154,279  154,279  154,279    21,711     175,990      8,142    162,421   147,746    8,331   10,169
   9  69   162,890  162,890  162,890    25,156     188,046      9,434    172,324   155,133    9,036   11,062
  10  70   171,986  171,986  171,986    28,795     200,781     14,397    186,384   162,889   10,550   12,271
  15  75   225,786  225,786  225,786    50,314     276,100     31,446    257,232   200,000   15,775   19,298
  20  80   297,541  297,541  297,541    79,016     376,557     49,385    346,926   200,000   18,991   28,881
  25  85   393,894  393,894  393,894   117,558     511,451     73,473    467,367   200,000   23,743   43,783
  30  90   523,277  523,277  523,277   120,000     643,277    105,819    629,097   200,000   29,022   63,544
  35  95   697,014  697,014  697,014   120,000     817,014    149,254    846,268   200,000   35,949   91,209
-------------------------------------------------------------------------------------------------------------

6% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61   101,703   95,403  105,000      681      105,681     N/A         N/A     105,000     N/A     N/A
   2  62   103,418   97,118  110,250    1,367      111,617     N/A         N/A     110,250     N/A     N/A
   3  63   105,144  105,144  115,763    2,057      117,820     N/A         N/A     115,763     N/A     N/A
   4  64   106,879  106,879  121,551    2,752      124,302     N/A         N/A     121,551     N/A     N/A
   5  65   108,624  108,624  127,628    3,450      131,078     N/A         N/A     127,628     N/A     N/A
   6  66   110,376  110,376  134,010    4,151      138,160     N/A         N/A     134,010     N/A     N/A
   7  67   112,135  112,135  140,710    4,854      145,564     1,820     113,955   140,710    7,417    6,963
   8  68   113,898  113,898  147,746    5,559      153,305     2,085     115,982   147,746    8,007    7,262
   9  69   115,664  115,664  155,133    6,265      161,398     2,350     118,013   155,133    8,647    7,575
  10  70   117,431  117,431  162,889    6,972      169,862     3,486     120,917   162,889    9,901    7,961
  15  75   126,235  126,235  207,893   10,494      218,387     6,559     132,794   200,000   14,079    9,962
  20  80   135,624  135,624  265,330   14,250      279,580     8,906     144,530   200,000   15,908   12,032
  25  85   146,101  146,101  265,330   18,440      283,770    11,525     157,626   200,000   18,365   14,766
  30  90   157,790  157,790  265,330   23,116      288,446    14,447     172,237   200,000   20,351   17,397
  35  95   170,832  170,832  265,330   28,333      293,663    17,708     188,540   200,000   22,409   20,320
--------------------------------------------------------------------------------------------------------------

0% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  95,867    89,817   105,000       0       105,000      N/A        N/A     105,000     N/A     N/A
   2  62  91,856    86,085   110,250       0       110,250      N/A        N/A     110,250     N/A     N/A
   3  63  87,961    87,961   115,763       0       115,763      N/A        N/A     115,763     N/A     N/A
   4  64  84,177    84,177   121,551       0       121,551      N/A        N/A     121,551     N/A     N/A
   5  65  80,499    80,499   127,628       0       127,628      N/A        N/A     127,628     N/A     N/A
   6  66  76,920    76,920   134,010       0       134,010      N/A        N/A     134,010     N/A     N/A
   7  67  73,437    73,437   140,710       0       140,710       0       73,437    140,710    7,323   4,487
   8  68  70,044    70,044   147,746       0       147,746       0       70,044    147,746    7,896   4,386
   9  69  66,736    66,736   155,133       0       155,133       0       66,736    155,133    8,518   4,284
  10  70  63,508    63,508   162,889       0       162,889       0       63,508    162,889    9,694   4,181
  15  75  48,428    48,428   207,893       0       207,893       0       48,428    200,000   13,632   3,633
  20  80  35,490    35,490   265,330       0       265,330       0       35,490    200,000   15,230   2,955
  25  85  24,702    24,702   265,330       0       265,330       0       24,702    200,000   17,364   2,314
  30  90  15,708    15,708   265,330       0       265,330       0       15,708    200,000   18,980   1,587
  35  95   8,209    8,209    265,330       0       265,330       0        8,209    200,000   20,586    885
--------------------------------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) The second sentence of the first paragraph is deleted in its entirety.

(ii) The fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) The following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(vi) The third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,257.55, or $479,242.45)."

(vii) The second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,242.45 to $469,242.45)."

CHANGES APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS ANNUITY ONE 3 ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.80%, 3.03% and 6.92%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

Contract Without Credit

Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Earnings Appreciator Benefit

Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61   105,821  100,421  105,821     2,328     108,149      N/A        N/A     105,000     N/A      N/A
   2  62   111,984  107,484  111,984     4,794     116,778      N/A        N/A     110,250     N/A      N/A
   3  63   118,511  114,911  118,511     7,404     125,916      N/A        N/A     115,763     N/A      N/A
   4  64   125,423  122,723  125,423    10,169     135,593      N/A        N/A     121,551     N/A      N/A
   5  65   132,744  130,944  132,744    13,097     145,841      N/A        N/A     127,628     N/A      N/A
   6  66   140,496  139,596  140,496    16,199     156,695      N/A        N/A     134,010     N/A      N/A
   7  67   148,707  148,707  148,707    19,483     168,190      7,306    156,013   140,710    7,703     9,532
   8  68   157,404  157,404  157,404    22,962     180,365      8,611    166,014   147,746    8,356    10,394
   9  69   166,615  166,615  166,615    26,646     193,261      9,992    176,607   155,133    9,067    11,337
  10  70   176,372  176,372  176,372    30,549     206,921     15,274    191,646   162,889   10,603    12,618
  15  75   234,573  234,573  234,573    53,829     288,402     33,643    268,216   200,000   15,925    20,122
  20  80   313,200  313,200  313,200    85,280     398,480     53,300    366,500   200,000   19,289    30,511
  25  85   420,085  420,085  420,085   120,000     540,085     80,021    500,106   200,000   24,311    46,850
  30  90   565,382  565,382  565,382   120,000     685,382    116,345    681,727   200,000   30,021    68,860
  35  95   762,896  762,896  762,896   120,000     882,896    165,724    928,620   200,000   37,644   100,085
-------------------------------------------------------------------------------------------------------------

6% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  101,954    96,554  105,000      782      105,782     N/A         N/A     105,000     N/A     N/A
   2  62  103,930    99,430  110,250    1,572      111,822     N/A         N/A     110,250     N/A     N/A
   3  63  105,929   102,329  115,763    2,372      118,134     N/A         N/A     115,763     N/A     N/A
   4  64  107,948   105,248  121,551    3,179      124,730     N/A         N/A     121,551     N/A     N/A
   5  65  109,988   108,188  127,628    3,995      131,623     N/A         N/A     127,628     N/A     N/A
   6  66  112,046   111,146  134,010    4,819      138,828     N/A         N/A     134,010     N/A     N/A
   7  67  114,123   114,123  140,710    5,649      146,359     2,118     116,242   140,710    7,433    7,102
   8  68  116,217   116,217  147,746    6,487      154,232     2,433     118,649   147,746    8,026    7,429
   9  69  118,326   118,326  155,133    7,330      162,463     2,749     121,075   155,133    8,669    7,772
  10  70  120,449   120,449  162,889    8,180      171,069     4,090     124,539   162,889    9,937    8,200
  15  75  131,240   131,240  207,893   12,496      220,389     7,810     139,049   200,000   14,164   10,432
  20  80  142,990   142,990  265,330   17,196      282,526    10,747     153,737   200,000   16,048   12,798
  25  85  156,262   156,262  265,330   22,505      287,835    14,066     170,328   200,000   18,585   15,956
  30  90  171,254   171,254  265,330   28,502      293,831    17,814     189,068   200,000   20,671   19,097
  35  95  188,189   188,189  265,330   35,275      300,605    22,047     210,236   200,000   22,855   22,659
--------------------------------------------------------------------------------------------------------------

0% Assumed Rate Of Return

         PROJECTED VALUE                 DEATH BENEFIT(S)                         LIVING BENEFIT(S)
--------------------------------------------------------------------------------------------------------------
                                                    EAB                   IAB                      GMIB
--------------------------------------------------------------------------------------------------------------
                                                                                                     Projected
                                                                                             GMIB    Contract
                                                                                           Guarantee  Annual
                                                                                            Annual    Annuity
                                                                                            Payout    Payout
                                                                                              for       for
                                                                                            Single    Single
                                                                                             Life      Life
                                                                                            Annuity   Annuity
                                                 Total Death             Amount             with 10   with 10
Annuitant                     Death    Earnings    Benefit             Available     GMIB    year      Year
--------- Contract Surrender Benefit Appreciator Value and                to     Protected  Period    Period
Year  Age  Value     Value    Value    Benefit       EAB     IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------------------------------
   1  61  96,154    90,954   105,000      0        105,000      N/A        N/A     105,000     N/A     N/A
   2  62  92,410    88,263   110,250      0        110,250      N/A        N/A     110,250     N/A     N/A
   3  63  88,765    85,592   115,763      0        115,763      N/A        N/A     115,763     N/A     N/A
   4  64  85,213    82,938   121,551      0        121,551      N/A        N/A     121,551     N/A     N/A
   5  65  81,749    80,302   127,628      0        127,628      N/A        N/A     127,628     N/A     N/A
   6  66  78,370    77,680   134,010      0        134,010      N/A        N/A     134,010     N/A     N/A
   7  67  75,070    75,070   140,710      0        140,710       0       75,070    140,710    7,323   4,587
   8  68  71,812    71,812   147,746      0        147,746       0       71,812    147,746    7,896   4,496
   9  69  68,626    68,626   155,133      0        155,133       0       68,626    155,133    8,518   4,405
  10  70  65,508    65,508   162,889      0        162,889       0       65,508    162,889    9,694   4,313
  15  75  50,820    50,820   207,893      0        207,893       0       50,820    200,000   13,632   3,813
  20  80  38,054    38,054   265,330      0        265,330       0       38,054    200,000   15,230   3,168
  25  85  27,279    27,279   265,330      0        265,330       0       27,279    200,000   17,364   2,555
  30  90  18,184    18,184   265,330      0        265,330       0       18,184    200,000   18,980   1,837
  35  95  10,507    10,507   265,330      0        265,330       0       10,507    200,000   20,586   1,132
--------------------------------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Greater of the contract value or purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 5 years from issue (for age 80-85 at issue, 3% annual roll-up for 5 years) or the highest contract value (the "step-up") on any contract anniversary up to the later of age 80 or the fifth contract anniversary adjusted for withdrawals (age 80-84 at issue will have only one step-up on the third contract anniversary) is payable to the beneficiary(s) on death of owner or joint owner. See the prospectus for more complete information.

Earnings Appreciator Benefit (EAB) - A supplemental death benefit based on 40% of earnings if issue age is 0-70, 25% for age 71-75; 15% for age 76-79, subject to a cap equal to 300% of purchase payments multiplied by the applicable benefit percentage. See prospectus for more complete information.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3 AND STRATEGIC PARTNERS PLUS 3 ONLY:

GUARANTEED MINIMUM INCOME BENEFIT: In Section 3 of the prospectus, under the sub-section entitled "Effect of Withdrawals":

(i) the second sentence of the first paragraph is deleted in its entirety.

(ii) the fifth sentence of the first paragraph is replaced by the following:

"The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%."

(iii) the following sentence is added to the end of the first paragraph:

"The GMIB roll-up cap is reduced by the sum of all reductions described above."

(viii) the third and fourth sub-bullets in Example 2 are replaced with the following:

"The GMIB 200% cap is reduced by the sum of all reductions above ($490,000

- $2,500 - $8,258.85, or $479,241.15)."

(ix) the second bullet in Example 3 is replaced with the following:

"The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,241.15 to $469,241.15)."

CHANGES APPLICABLE TO PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS ANNUITY ONE 3 ONLY:

HYPOTHETICAL ILLUSTRATIONS: In Appendix B of the prospectus, we replace the existing disclosure with the following to reflect recent changes to the fees of the asset allocation portfolios of The Prudential Series Fund, Inc:

HYPOTHETICAL ILLUSTRATIONS

The illustrations set out in the following tables depict hypothetical values based on the following salient assumptions:

We assume that (i) the contract was issued to a male who was 60 years old on the contract date, (ii) he made a single purchase payment of $100,000 on the contract date, and (iii) he took no withdrawals during the time period illustrated.

To calculate the contract values illustrated on the following pages, we start with certain hypothetical rates of return (i.e., gross rates of return equal to 0%, 6% and 10% annually). The hypothetical gross rates of return are first reduced by the arithmetic average fees of the mutual funds underlying the variable investment options. To compute the arithmetic average of the fees of the underlying mutual funds, we added the investment management fees, other expenses, and any 12b-1 fees of each underlying mutual fund and then divided that sum by the number of mutual funds within the annuity product. In other words, we assumed hypothetically that values are allocated equally among the variable investment options. If you allocated the contract value unequally among the variable investment options, that would affect the amount of mutual fund fees that you bear indirectly, and thereby would influence the values under the annuity contract. Based on the fees of the underlying mutual funds as of December 31, 2003 (not giving effect to the expense reimbursements or expense waivers that are described in the prospectus fee table, and for certain portfolios reflecting expense adjustments), the arithmetic average fund fees were equal to 1.11% annually. If we did take expense reimbursements and waivers into account here, that would have lowered the arithmetic average, and thereby increased the illustrated values. The hypothetical gross rates of return are next reduced by the insurance and administrative charge associated with the selected death benefit option. Finally, the contract value is reduced by the annual charges for the optional benefits that are illustrated as well as by the contract maintenance charge.

The hypothetical gross rates of return of 0%, 6% and 10% annually, when reduced by the arithmetic average mutual fund fees and the insurance and administrative charge, correspond to net annual rates of return of -2.70%, 3.13% and 7.03%, respectively. These net rates of return do not reflect the contract maintenance charge or the charges for optional benefits. If those charges were reflected in the above-referenced net returns, then the net returns would be lower.

An 'N/A' in these columns indicates that the benefit cannot be exercised in that year.

A '0' in certain columns within these illustrations indicates that the benefit has no value. For example, with respect to the Income Appreciator Benefit, there are no earnings within the contract under a 0% assumed rate of return. Because IAB is a percentage of earnings, the IAB benefit value would be '0' in that scenario.

The values that you actually realize under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances. We will provide you with a personalized illustration upon request.

Please see your prospectus for the meaning of the terms used here and for a description of how the various illustrated features operate.

STRATEGIC PARTNERS ANNUITY ONE 3

 $100,000 Single contribution and no withdrawals

Male, issue age 60

Benefits:

Contract Without Credit

Step-Up Guaranteed Minimum Death Benefit Guaranteed Minimum Income Benefit Income Appreciator Benefit

10% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
 1    61   106,246  100,846  106,246     N/A       N/A    105,000     N/A       N/A
 2    62   112,889  108,389  112,889     N/A       N/A    110,250     N/A       N/A
 3    63   119,954  116,354  119,954     N/A       N/A    115,763     N/A       N/A
 4    64   127,468  124,768  127,468     N/A       N/A    121,551     N/A       N/A
 5    65   135,461  133,661  135,461     N/A       N/A    127,628     N/A       N/A
 6    66   143,962  143,062  143,962     N/A       N/A    134,010     N/A       N/A
 7    67   153,005  153,005  153,005     7,951   160,956  140,710     7,736     9,834
 8    68   162,625  162,625  162,625     9,394   172,019  147,746     8,398    10,770
 9    69   172,860  172,860  172,860    10,929   183,789  155,133     9,118    11,798
10    70   183,748  183,748  183,748    16,750   200,497  162,889    10,690    13,201
15    75   249,597  249,597  249,597    37,399   286,997  200,000    16,181    21,531
20    80   340,422  340,422  340,422    60,105   400,527  200,000    19,807    33,344
25    85   466,379  466,379  466,379    91,595   557,973  200,000    25,316    52,271
30    90   641,057  641,057  641,057   135,264   776,322  200,000    31,817    78,415
--------------------------------------------------------------------------------------

6% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
   1  61   102,364  96,964   102,364     N/A       N/A    105,000     N/A       N/A
   2  62   104,771  100,271  104,771     N/A       N/A    110,250     N/A       N/A
   3  63   107,220  103,620  107,220     N/A       N/A    115,763     N/A       N/A
   4  64   109,711  107,011  109,711     N/A       N/A    121,551     N/A       N/A
   5  65   112,244  110,444  112,244     N/A       N/A    127,628     N/A       N/A
   6  66   114,818  113,918  114,818     N/A       N/A    134,010     N/A       N/A
   7  67   117,435  117,435  117,435    2,615    120,050  140,710     7,459     7,335
   8  68   120,092  120,092  120,092    3,014    123,105  147,746     8,057     7,708
   9  69   122,789  122,789  122,789    3,418    126,207  155,133     8,706     8,101
  10  70   125,526  125,526  125,526    5,105    130,631  162,889     9,997     8,601
  15  75   139,797  139,797  139,797    9,949    149,746  200,000    14,310    11,234
  20  80   155,799  155,799  155,799   13,950    169,749  200,000    16,292    14,131
  25  85   174,239  174,239  174,239   18,560    192,799  200,000    18,975    18,061
  30  90   195,488  195,488  195,488   23,872    219,360  200,000    21,245    22,157
--------------------------------------------------------------------------------------

0% Assumed Rate Of Return

                             DEATH
         PROJECTED VALUE     BENEFIT                    LIVING BENEFIT(S)
--------------------------------------------------------------------------------------
                                                  IAB                      GMIB
--------------------------------------------------------------------------------------
                                                                             Projected
                                                                     GMIB    Contract
                                                                   Guarantee  Annual
                                                                    Annual    Annuity
                                                                    Payout    Payout
                                                                      for       for
                                                                    Single    Single
                                                                     Life      Life
                                                                    Annuity   Annuity
                                                 Amount             with 10   with 10
Annuitant                     Death            Available     GMIB    year      Year
--------- Contract Surrender Benefit              to     Protected  Period    Period
Year  Age  Value     Value    Value  IAB Value Annuitize    Value   Certain   Certain
--------------------------------------------------------------------------------------
   1  61   96,541    91,318  100,000   N/A       N/A      105,000     N/A       N/A
   2  62   93,158    88,973  100,000   N/A       N/A      110,250     N/A       N/A
   3  63   89,848    86,632  100,000   N/A       N/A      115,763     N/A       N/A
   4  64   86,607    84,291  100,000   N/A       N/A      121,551     N/A       N/A
   5  65   83,433    81,951  100,000   N/A       N/A      127,628     N/A       N/A
   6  66   80,320    79,610  100,000   N/A       N/A      134,010     N/A       N/A
   7  67   77,267    77,267  100,000    0       77,267    140,710     7,323    4,721
   8  68   74,239    74,239  100,000    0       74,239    147,746     7,896    4,648
   9  69   71,264    71,264  100,000    0       71,264    155,133     8,518    4,575
  10  70   68,339    68,339  100,000    0       68,339    162,889     9,694    4,499
  15  75   54,364    54,364  100,000    0       54,364    200,000    13,632    4,079
  20  80   41,957    41,957  100,000    0       41,957    200,000    15,230    3,493
  25  85   31,274    31,274  100,000    0       31,274    200,000    17,364    2,930
  30  90   22,075    22,075  100,000    0       22,075    200,000    18,980    2,230
--------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The contract values and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0%, 6% or 10% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Explanation of Headings

Contract Value - The projected total value of the annuity at the end of the period indicated, after all fees other than withdrawal charges have been deducted.

Surrender Value - The projected cash value of the annuity at the end of the period indicated.

Death Benefit Value - Value of base death benefit or GMDB, as indicated.

IAB Value - Percentage of earnings in the contract upon IAB activation based on the length of time the contract is in force: 7-9 years, 15%; 10-14 years, 20%; 15+ years, 25%. See prospectus for more complete information.

Amount Available to Annuitize - The contract value plus the IAB value. See prospectus for more complete information.

GMIB Protected Value - Purchase payments (adjusted for withdrawals) compounded at 5% annually up to the later of age 80 or 7 years from issue or last reset, subject to a 200% cap. See prospectus for more complete information.

GMIB Guaranteed Annual Payout for Single Life Annuity with 10-year Period Certain - The payout determined by applying the GMIB protected value (and IAB value if IAB is elected) to the GMIB guaranteed annuity purchase rates contained in the contract. The payout represents the minimum payout to be received when annuitizing the contract based on the illustrated assumptions. See prospectus for more complete information.

Projected Contract Annual Annuity Payout for Single Life Annuity with 10-year Period Certain - The hypothetical annuity payout based on the projected contract value (and IAB value if IAB is elected) calculated using the minimum payout rates guaranteed under the contract ("Guaranteed Minimum Payout Rates"). See prospectus for more complete information.

If the GMIB benefit is elected, the greater of the following would be paid at annuitization -

(1) The GMIB Guaranteed Payout, or

(2) The annuity payout available under the contract that is calculated based on the adjusted contract value at annuitization and the better of the Guaranteed Minimum Annuity Payout Rates or the Current Annuity Payout Rates in effect at the time of annuitization. To show how the GMIB rider works relative to the annuity payout available under the contract we included the Projected Contract Annuity Payout column which shows hypothetical annuity payouts based on the projected contract values and the Guaranteed Minimum Payout Rates. We did not illustrate any hypothetical annuity payouts based on Current Annuity Payout Rates because these rates are subject to change at any time; however, historically the annuity payout provided under such Current Annuity Payout Rates have been significantly higher than the annuity payout that would be provided under Guaranteed Minimum Annuity Payout Rates.

CHANGE APPLICABLE TO PRUCO LIFE STRATEGIC PARTNERS SELECT ONLY:

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE: In Section 6 of the prospectus, under the heading entitled "Waiver of Withdrawal Charge For Critical Care" in the first sentence, the reference to "owner or a joint owner" is amended to refer instead to "annuitant, or if deceased, co-annuitant, respectively."

CHANGE APPLICABLE TO PRUCO LIFE & PRUCO LIFE OF NEW JERSEY STRATEGIC PARTNERS SELECT AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

PURCHASE PAYMENTS: In Section 5 of the prospectus, under the section entitled "Purchase Payments," the third sentence in the first paragraph is replaced by the following:

"Where allowed by law, you must get our approval for any initial and additional purchase payment of $1,000,000 or more."

CHANGE APPLICABLE TO PRUDENTIAL QUALIFIED VARIABLE INVESTMENT PLAN AND PRUDENTIAL VARIABLE INVESTMENT PLAN ONLY:

SCHEDULED TRANSACTIONS: In Section 2 of the prospectus, under the section entitled "Dollar Cost Averaging," the following is added to the last sentence of the fourth paragraph:

"If processing the transfer on the next business day would result in the transaction occurring in the subsequent calendar year, then we will process the transaction on the preceding business day. "

STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2008

This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey) and the Pruco Life of New Jersey Flexible Premium Annuity Account. Pruco Life of New Jersey offers several different annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection and the ability to access your annuity's Contract Value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. Differences in compensation among different annuity products could influence a registered representative's decision as to which annuity to recommend to you. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life of New Jersey is an indirect wholly-owned subsidiary of the Prudential Insurance Company of America.

THE FUNDS

Strategic Partners Plus 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust, Evergreen Variable Annuity Trust, Nationwide Variable Insurance Trust, and Janus Aspen Series (see next page for list of portfolios currently offered).

You may choose between two basic versions of Strategic Partners Plus 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Plus 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners Plus 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS 3

To learn more about the Strategic Partners Plus 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2008. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life of New Jersey also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file numbers 333-49230 and 333-103473), or obtained from us, free of charge. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in

Section 11 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS PLUS 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of the Prudential Insurance Company of America.

P2401NY

The Prudential Series Fund

Jennison Portfolio

Prudential Equity Portfolio

Prudential Global Portfolio

Prudential Money Market Portfolio

Prudential Stock Index Portfolio

Prudential Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio SP Balanced Asset Allocation Portfolio SP Conservative Asset Allocation Portfolio SP Growth Asset Allocation Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio SP Small Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio AST AllianceBernstein Core Value Portfolio AST AllianceBernstein Growth & Income Portfolio AST American Century Income & Growth Portfolio AST American Century Strategic Allocation Portfolio AST Balanced Asset Allocation Portfolio AST Capital Growth Asset Allocation Portfolio AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio AST First Trust Balanced Target Portfolio AST First Trust Capital Appreciation Target Portfolio AST Goldman Sachs Concentrated Growth Portfolio AST Goldman Sachs Mid-Cap Growth Portfolio AST High Yield Portfolio

AST Investment Grade Bond Portfolio

AST JPMorgan International Equity Portfolio AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid-Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio AST Neuberger Berman Mid-Cap Value Portfolio AST Neuberger Berman Small-Cap Growth Portfolio AST PIMCO Limited Maturity Bond Portfolio AST Preservation Asset Allocation Portfolio AST QMA US Equity Alpha Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio AST T. Rowe Price Global Bond Portfolio AST T. Rowe Price Natural Resources Portfolio AST T. Rowe Price Large-Cap Growth Portfolio AST UBS Dynamic Alpha Strategy Portfolio AST Western Asset Core Plus Bond Portfolio

Evergreen Variable Annuity Trust

Evergreen VA Balanced Fund

Evergreen VA Fundamental Large Cap Fund Evergreen VA Growth Fund

Evergreen VA International Equity Fund Evergreen VA Omega Fund

Evergreen VA Special Values Fund

Nationwide Variable Insurance Trust

Gartmore NVIT Developing Markets Fund

Janus Aspen Series

Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE (ANNUITIZATION)?. 39

i

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

   ASSIGNMENT..............................................................................

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN BENEFIT AND SPOUSAL
  HIGHEST DAILY LIFETIME SEVEN............................................................. D-1

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PART I SUMMARY

STRATEGIC PARTNERS PLUS 3 PROSPECTUS

PART I: STRATEGIC PARTNERS PLUS 3 PROSPECTUS SUMMARY

GLOSSARY

We have tried to make this Prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.

Annual Income Amount

Under the Lifetime Five Income Benefit and Highest Daily Lifetime Seven Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount." The Annual Income Amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up. Under the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Benefit, the Annual Income Amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Annual Withdrawal Amount

Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

Annuitant

The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or

(3) a custodial account established pursuant to the provisions in Code

Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the Custodial Account continues the contract, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit.

Benefit Fixed Rate Account

An investment option offered as part of this Annuity that is used only if you have elected the Highest Daily Lifetime Five Income Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of this benefit.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Co-Annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met. No Co-annuitant may be designated if the owner is a non-natural person.

Contract Date

The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

Contract Owner, Owner, or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Contract with Credit

A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs, and may provide lower interest rates for fixed rate options than the Contract Without Credit.

Contract without Credit

A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

Credit

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See Section 4, "What Is The Death Benefit?"

Designated Life

For purposes of the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Income Benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them.

Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option) An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

Enhanced Protected Withdrawal Value

Under the Highest Daily Lifetime Five Benefit only, a sum that we add to your existing Protected Withdrawal Value, provided that you have not made any withdrawal during the first ten years that your Highest Daily Lifetime Five Benefit has been in effect and you otherwise meet the conditions set forth in the rider and this prospectus.

GLOSSARY continued

Excess Income/Excess Withdrawal

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit and Spousal Highest Daily Lifetime Seven Income Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount for Highest Daily Lifetime Five). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.

Fixed Interest Rate Options

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guarantee Period

A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

Guaranteed Minimum Death Benefit (GMDB) An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

GMDB Protected Value

The amount guaranteed under the Guaranteed Minimum Death Benefit, which equals the GMDB step-up value. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

GMDB Step-Up

We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

Guaranteed Minimum Income Benefit (GMIB) An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

GMIB Protected Value

We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit. The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

GMIB Reset

You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

GMIB Roll-Up

We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

Highest Daily Lifetime Five/SM/ Income Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Total Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.

Highest Daily Lifetime Seven/SM /Income Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Highest Daily Lifetime Five Income benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Income Appreciator Benefit (IAB)

An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

IAB Automatic Withdrawal Payment Program A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

IAB Credit

An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Income Phase

The period during which you receive income payments under the contract.

Invested Purchase Payments

Your purchase payments (which we define below) less any deduction we make for any tax charge.

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

Lifetime Five/SM /Income Benefit

An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners - see "Spousal Lifetime Five Income Benefit."

Market Value Adjustment

An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

Market Value Adjustment Option

Under the Contract Without Credit, this investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.

Net Purchase Payments

Your total purchase payments less any withdrawals you have made.

GLOSSARY continued

Proportional Withdrawals

A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. In general, proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

Protected Withdrawal Value

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit and Spousal Highest Daily Lifetime Seven Income Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value".

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is

(888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life of New Jersey.

Spousal Lifetime Five/SM /Income Benefit An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Spousal Highest Daily Lifetime Seven/SM /Income Benefit The spousal version of the Highest Daily Lifetime Seven Income Benefit. Spousal Highest Daily Lifetime Seven is the same class of optional benefit as our Spousal Lifetime Five Income benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Statement of Additional Information

A document containing certain additional information about the Strategic Partners Plus 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life of New Jersey that invests in a particular mutual fund is referred to in your contract as a subaccount.

SUMMARY FOR SECTIONS 1-11

For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

SECTION 1

What Is The Strategic Partners Plus 3 Variable Annuity? The Strategic Partners Plus 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

There are two basic versions of the Strategic Partners Plus 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each purchase payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide lower interest rates for fixed interest rate options than the Contract Without Credit, and

. does not offer the market value adjustment option.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

. may provide higher interest rates for fixed interest rate options than the Contract With Credit, and

. offers the market value adjustment option.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed, to earn at least the minimum interest rate dictated by applicable state law, if any.

You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

. The income phase starts when you begin receiving regular payments from your contract.

The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

The contract offers a choice of income and death benefit options, which may also be available to you.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). This time period is referred to as the "Free Look" period.

SUMMARY FOR SECTIONS 1-11 continued

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also invest your money in fixed interest rate options or in a market value adjustment option.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See

Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

The Lifetime withdrawal benefits, (each discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.

SECTION 4

What Is The Death Benefit?

In general, if the sole owner or first to die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of

(i) the Contract Value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB).

The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to the "GMDB protected value" of the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value".

On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.

SECTION 5

What Are The Lifetime Withdrawal Benefits? The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit). The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

The Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make. As we discuss in more detail later, we guarantee this protected withdrawal value, even if your Contract Value declines. Thus, as a participant in one of these benefits, you are assured of a certain amount that you can withdraw, even if there is a significant decline in the securities markets. Highest Daily Lifetime Five benefit differs from Lifetime Five and Spousal Lifetime Five primarily in that (a) the Protected Withdrawal Value is determined based on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the benefit Fixed Rate Account (which is part of our general account). This formula is described more fully in Appendix C. We operate the asset transfer program under a formula, which is described in the portion of Section 5 concerning the Highest Daily Lifetime Five benefit. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.

Finally, we offer Highest Daily Lifetime Seven, an optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Lifetime Five Income benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated. Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven, and thus offers lifetime payments until the second-to-die of two spouses.

SECTION 6

What Is The Income Appreciator Benefit? The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

SECTION 7

How Can I Purchase A Strategic Partners Plus 3 Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

SECTION 8

What Are The Expenses Associated With The Strategic Partners Plus 3 Contract? The contract has insurance features and investment features, both of which have related costs and charges.

. Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $75,000. This charge is currently equal to the lesser of $30 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $75,000 or more.

. For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options (except as indicated), depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

-- 1.40% if you choose the base death benefit.

-- 1.65% if you choose the step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge). -- 0.60% if you choose the Lifetime Five Income benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

SUMMARY FOR SECTIONS 1-11 continued

-- 0.75% if you choose the Spousal Lifetime Five Income benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

-- 0.60% if you choose the Highest Daily Lifetime Five benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

-- 0.60% of the Protected Withdrawal Value if you choose the Highest Daily Lifetime Seven benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit. -- 0.75% of the Protected Withdrawal Value if you choose the Spousal Highest Daily Lifetime Seven Income benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

. We impose an additional insurance and administrative charge of 0.10% annually for the Contract With Credit.

. We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after May 1, 2004 (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge).

. We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.

. There are also expenses associated with the mutual funds. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

. If you withdraw money less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit.

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"

SECTION 9

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%.

Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

We offer optional living benefits - the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Benefit under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in any of these benefits in order to withdraw some or all of your money. You also may access your Income Appreciator benefit through withdrawals.

SECTION 10

What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 11

Other Information

This contract is issued by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey), an indirect subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the Market Value Adjustment Option that we summarize below.

Issuer Risk. The Market Value Adjustment Option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life of New Jersey, and thus backed by the financial strength of that company. If Pruco Life of New Jersey were to experience significant financial adversity, it is possible that Pruco Life of New Jersey's ability to pay interest and principal under the Market Value Adjustment Option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life of New Jersey holds to support the Market Value Adjustment Option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the Market Value Adjustment Option will perform better than another investment that you might have made.

Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the Market Value Adjustment Option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Plus 3. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

-------------------------------------------------
     CONTRACT OWNER TRANSACTION EXPENSES
-------------------------------------------------
            WITHDRAWAL CHARGE /1/
-------------------------------------------------
NUMBER OF CONTRACT
ANNIVERSARIES SINCE   CONTRACT      CONTRACT
 PURCHASE PAYMENT    WITH CREDIT  WITHOUT CREDIT
-------------------------------------------------
        0                8%            7%
-------------------------------------------------
        1                8%            6%
-------------------------------------------------
        2                8%            5%
-------------------------------------------------
        3                8%            4%
-------------------------------------------------
        4                7%            3%
-------------------------------------------------
        5                6%            2%
-------------------------------------------------
        6                5%            1%
-------------------------------------------------
        7                0%            0%
-------------------------------------------------

             MAXIMUM TRANSFER FEE
-----------------------------------------------
Each transfer after 12/ 2/              $30.00
-----------------------------------------------
Each transfer after 20                  $10.00
(Beneficiary Continuation Option only)
-----------------------------------------------

1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8.

2 Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.

---------------------------------------------------------------------------------------------
                                 PERIODIC ACCOUNT EXPENSES
---------------------------------------------------------------------------------------------
Maximum Contract Maintenance Charge and Contract                      $30.00
Charge Upon Full Withdrawal /3/
---------------------------------------------------------------------------------------------
Maximum Annual Contract Fee If Contract Value is less  lesser of $30 or 2% of Contract Value than $25,000
(Beneficiary Continuation Option only)
---------------------------------------------------------------------------------------------
             INSURANCE AND ADMINISTRATIVE EXPENSES WITH THE INDICATED BENEFITS
              As a Percentage of Contract Value in Variable Investment Options
                                   (except as indicated):
---------------------------------------------------------------------------------------------

----------------------------------------------------------
                                       CONTRACT  CONTRACT
                                        WITH     WITHOUT
                                       CREDIT    CREDIT
----------------------------------------------------------
Base Death Benefit                      1.50%     1.40%
----------------------------------------------------------
Maximum Charge for Lifetime Five /4/    1.50%     1.50%
----------------------------------------------------------
Maximum Charge for Spousal Lifetime     1.50%     1.50%
Five /4/
----------------------------------------------------------
Maximum Charge for Highest Daily        1.50%     1.50%
Lifetime Five Income Benefit /4/
----------------------------------------------------------
Maximum Charge for Highest Daily        1.50%     1.50%
Lifetime Seven Income Benefit /4/
----------------------------------------------------------
Maximum Charge for Spousal Highest      1.50%     1.50%
Daily Lifetime Seven Income Benefit
/4/
----------------------------------------------------------
Lifetime Five Income Benefit            0.60%     0.60%
(current charge)
----------------------------------------------------------
Spousal Lifetime Five Income Benefit    0.75%     0.75%
(current charge)
----------------------------------------------------------
Highest Daily Lifetime Five Income      0.60%     0.60%
Benefit
(current charge)
----------------------------------------------------------
Highest Daily Lifetime Seven Income     0.60%     0.60%
Benefit
(current charge) assessed against
Protected Withdrawal Value /5/
----------------------------------------------------------
Spousal Highest Daily Lifetime Seven    0.75%     0.75%
Income Benefit
(current charge) assessed against
Protected Withdrawal Value /5/
----------------------------------------------------------
Guaranteed Minimum Death Benefit        1.75%     1.65%
Option - Step-Up
----------------------------------------------------------
Maximum Annual Guaranteed Minimum       1.00%     1.00%
Income Benefit Charge and Charge
Upon Certain Withdrawals - as a
percentage of average GMIB Protected
Value /6/
----------------------------------------------------------
Annual Guaranteed Minimum Income        0.50%     0.50%
Benefit Charge and Charge Upon
Certain Withdrawals
(for contracts sold on or after
May 1, 2004) - as a percentage of
average GMIB Protected Value (current
charge) /6/
----------------------------------------------------------
Annual Income Appreciator Benefit       0.25%     0.25%
Charge and Charge Upon Certain
Withdrawals /7/
----------------------------------------------------------
Settlement Service Charge               1.00%     1.00%
(if the Owner's Beneficiary elects
the Beneficiary Continuation Option)
/8/
----------------------------------------------------------

3 Currently, we waive this fee if your Contract Value is greater than or equal to $75,000. If your Contract Value is less than $75,000, we currently charge the lesser of $30 or 2% of your Contract Value. This is a single fee that we assess (a) annually or (b) upon full withdrawal made on a date other than a contract anniversary.

4 We have the right to increase the charge for each of these benefits up to the 1.50% maximum upon a step-up, or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.

5 With respect to Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, the 0.60% charge and 0.75% charge, respectively, is assessed against the Protected Withdrawal Value. With respect to each of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, one-fourth of the annual charge is deducted at the end of each quarter, where the quarters are part of years that have as their anniversary the date that the benefit was elected. The fee is taken out of Contract Value in the variable investment options. These optional benefits are not available under the Beneficiary Continuation Option.

6 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after May 1, 2004 (0.45% for all other contracts), of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. The fee is withdrawn from each variable investment option in the same proportion as the Contract Value allocated to that variable investment option represents to the total Contract Value in all variable investment options. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. When the GMIB roll-up is increasing at an effective annual interest rate of 5%, the reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract

SUMMARY OF CONTRACT EXPENSES continued

anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit or new election. 7 We impose this charge only if you choose the Income Appreciator Benefit.

The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

8 The other Insurance and Administrative Expense charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES

The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2007. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus 3 contract, and may vary from year to year.

------------------------------------------------------
                                     MINIMUM  MAXIMUM
------------------------------------------------------
Total Annual Underlying Mutual Fund  0.37%    1.65%
Operating Expenses*
------------------------------------------------------

* See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.

--------------------------------------------------------------------------------------------------------
                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

               (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------
                                                         For the year ended December 31, 2007
                                              ----------------------------------------------------------
            UNDERLYING PORTFOLIO              Management  Other   12b-1 Fees    Acquired    Total Annual
                                               Fee/ 4/   Expenses            Portfolio Fees  Portfolio
                                                                             & Expenses/ 6/   Expenses
--------------------------------------------------------------------------------------------------------
Advanced Series Trust /1,3/
 AST Advanced Strategies                        0.85%     0.15%     0.00%        0.04%         1.04%
 AST Aggressive Asset Allocation /2/            0.15%     0.03%     0.00%        0.96%         1.14%
 AST AllianceBernstein Core Value               0.75%     0.11%     0.00%        0.00%         0.86%
 AST AllianceBernstein Growth & Income          0.75%     0.08%     0.00%        0.00%         0.83%
 AST American Century Income & Growth           0.75%     0.11%     0.00%        0.00%         0.86%
 AST American Century Strategic Allocation      0.85%     0.25%     0.00%        0.00%         1.10%
 AST Balanced Asset Allocation /2/              0.15%     0.01%     0.00%        0.90%         1.06%
 AST Capital Growth Asset Allocation /2/        0.15%     0.01%     0.00%        0.93%         1.09%
 AST Cohen & Steers Realty Portfolio            1.00%     0.12%     0.00%        0.00%         1.12%
 AST Conservative Asset Allocation /2/          0.15%     0.02%     0.00%        0.87%         1.04%
 AST DeAM Large-Cap Value                       0.85%     0.11%     0.00%        0.00%         0.96%
 AST DeAM Small-Cap Value                       0.95%     0.18%     0.00%        0.00%         1.13%
 AST Federated Aggressive Growth                0.95%     0.11%     0.00%        0.00%         1.06%
 AST First Trust Balanced Target                0.85%     0.11%     0.00%        0.00%         0.96%
 AST First Trust Capital Appreciation Target    0.85%     0.11%     0.00%        0.00%         0.96%
 AST Goldman Sachs Concentrated Growth          0.90%     0.10%     0.00%        0.00%         1.00%
 AST Goldman Sachs Mid-Cap Growth               1.00%     0.12%     0.00%        0.00%         1.12%
 AST High Yield                                 0.75%     0.12%     0.00%        0.00%         0.87%
 AST Investment Grade Bond /5/                  0.65%     0.99%     0.00%        0.00%         1.64%

----------------------------------------------------------------------------------------------------------------
                               UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                   (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------
                                                              For the year ended December 31, 2007
                                                  -------------------------------------------------------------
              UNDERLYING PORTFOLIO                Management    Other     12b-1 Fees    Acquired    Total Annual
                                                   Fee/ 4/   Expenses/ 1/            Portfolio Fees  Portfolio
                                                                                     & Expenses/ 6/ Expenses/ 3/
----------------------------------------------------------------------------------------------------------------
 AST JPMorgan International Equity                  0.87%       0.13%       0.00%        0.00%         1.00%
 AST Large-Cap Value                                0.75%       0.08%       0.00%        0.00%         0.83%
 AST Lord Abbett Bond-Debenture                     0.80%       0.11%       0.00%        0.00%         0.91%
 AST Marsico Capital Growth                         0.90%       0.08%       0.00%        0.00%         0.98%
 AST MFS Global Equity                              1.00%       0.21%       0.00%        0.00%         1.21%
 AST MFS Growth                                     0.90%       0.12%       0.00%        0.00%         1.02%
 AST Mid-Cap Value                                  0.95%       0.14%       0.00%        0.00%         1.09%
 AST Neuberger Berman Mid-Cap Growth                0.90%       0.10%       0.00%        0.00%         1.00%
 AST Neuberger Berman Mid-Cap Value                 0.89%       0.10%       0.00%        0.00%         0.99%
 AST Neuberger Berman Small-Cap Growth              0.95%       0.12%       0.00%        0.00%         1.07%
 AST PIMCO Limited Maturity Bond                    0.65%       0.11%       0.00%        0.00%         0.76%
 AST Preservation Asset Allocation /2/              0.15%       0.03%       0.00%        0.82%         1.00%
 AST QMA US Equity Alpha                               1%       0.63%       0.00%        0.00%         1.63%
 AST Small-Cap Growth                               0.90%       0.15%       0.00%        0.00%         1.05%
 AST Small-Cap Value                                0.90%       0.10%       0.00%        0.00%         1.00%
 AST T. Rowe Price Asset Allocation                 0.85%       0.12%       0.00%        0.00%         0.97%
 AST T. Rowe Price Global Bond                      0.80%       0.13%       0.00%        0.00%         0.93%
 AST T. Rowe Price Natural Resources                0.90%       0.10%       0.00%        0.00%         1.00%
 AST T. Rowe Price Large-Cap Growth                 0.88%       0.08%       0.00%        0.00%         0.96%
 AST UBS Dynamic Alpha Strategy                     1.00%       0.13%       0.00%        0.02%         1.15%
 AST Western Asset Core Plus Bond /5/               0.70%       0.10%       0.00%        0.02%         0.82%

The Prudential Series Fund /7,8,9/
 Equity Portfolio                                   0.45%       0.02%       0.00%        0.00%         0.47%
 Global Portfolio                                   0.75%       0.06%       0.00%        0.00%         0.81%
 Jennison Portfolio                                 0.60%       0.02%       0.00%        0.00%         0.62%
 Money Market Portfolio                             0.40%       0.03%       0.00%        0.00%         0.43%
 Stock Index Portfolio /10/                         0.35%       0.02%       0.00%        0.00%         0.37%
 Value Portfolio                                    0.40%       0.03%       0.00%        0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio    0.05%       0.06%       0.00%        0.85%         0.96%
 SP Balanced Asset Allocation Portfolio             0.05%       0.01%       0.00%        0.79%         0.85%
 SP Conservative Asset Allocation Portfolio         0.05%       0.02%       0.00%        0.75%         0.82%
 SP Davis Value Portfolio                           0.75%       0.05%       0.00%        0.00%         0.80%
 SP Growth Asset Allocation Portfolio               0.05%       0.01%       0.00%        0.83%         0.89%
 SP International Growth Portfolio                  0.85%       0.09%       0.00%        0.00%         0.94%
 SP International Value Portfolio                   0.90%       0.09%       0.00%        0.00%         0.99%
 SP Mid Cap Growth Portfolio                        0.80%       0.07%       0.00%        0.00%         0.87%
 SP PIMCO High Yield Portfolio                      0.60%       0.09%       0.00%        0.00%         0.69%
 SP PIMCO Total Return Portfolio                    0.60%       0.07%       0.00%        0.00%         0.67%
 SP Prudential U.S. Emerging Growth Portfolio       0.60%       0.05%       0.00%        0.00%         0.65%
 SP Small Cap Value Portfolio                       0.90%       0.06%       0.00%        0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio     0.90%       0.25%       0.00%        0.00%         1.15%

Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares         0.64%       0.02%       0.25%        0.01%         0.92%

Nationwide Variable Insurance Trust
 Gartmore NVIT Developing Markets                   1.05%       0.35%       0.25%          N/A         1.65%

Evergreen Variable Annuity Trust /11/
 Evergreen VA Balanced                              0.30%       0.22%       0.00%        0.02%         0.54%
 Evergreen VA Fundamental Large Cap                 0.58%       0.17%       0.00%        0.00%         0.75%
 Evergreen VA Special Values                        0.78%       0.18%       0.00%        0.01%         0.97%

SUMMARY OF CONTRACT EXPENSES continued

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                      UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

          (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------
                                               For the year ended December 31, 2007
                                    ----------------------------------------------------------
       UNDERLYING PORTFOLIO         Management  Other   12b-1 Fees    Acquired    Total Annual
                                     Fee/ 4/   Expenses            Portfolio Fees  Portfolio
                                                                   & Expenses/ 6/   Expenses
----------------------------------------------------------------------------------------------
 Evergreen VA Growth                  0.70%     0.20%     0.00%        0.01%         0.91%
 Evergreen VA International Equity    0.39%     0.24%     0.00%        0.00%         0.63%
 Evergreen VA Omega                   0.52%     0.19%     0.00%        0.00%         0.71%

1 The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic Asset Allocation Portfolios, 0.03% of the 0.10% administrative services fee is voluntarily waived. The Dynamic Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Acquired Portfolios in which the Dynamic Asset Allocation Portfolios invest, however, are subject to the administrative services fee. With respect to the AST QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation.

2 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests primarily in shares of other Portfolios of Advanced Series Trust. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown under "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. 3 Prudential Investments LLC and AST Investment Services, Inc. have voluntarily agreed to waive a portion of their management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. AST American Century Strategic Allocation: 1.25%; AST Cohen & Steers Realty: 1.45%; AST DeAM Small-Cap Value: 1.14%; AST Goldman Sachs Concentrated Growth: 0.86%; AST Goldman Sachs Mid-Cap Growth: 1.12%; AST High Yield: 0.88%; AST JPMorgan International Equity: 1.01%; AST Large-Cap Value: 1.20%; AST Lord Abbett Bond-Debenture: 0.88%; AST MFS Global Equity: 1.18%; AST MFS Growth: 1.35%; AST Marsico Capital Growth: 1.35%; AST Mid-Cap Value: 1.45%; AST Neuberger Berman Mid-Cap Growth: 1.25%; AST Neuberger Berman Mid-Cap Value: 1.25%; AST PIMCO Limited Maturity Bond: 1.05%; AST T. Rowe Price Asset Allocation: 1.25%; AST T. Rowe Price Natural Resources: 1.35%.

4 The management fee rate shown in the "management fees" column represents the actual fee rate paid by the indicated Portfolio for the fiscal year ended December 31, 2007, except that the fee rate shown does not reflect the impact of any voluntary management fee waivers that may be applicable and which would result in a reduction in the fee rate paid by the Portfolio. The management fee rate for certain Portfolios may include "breakpoints" which are reduced fee rates that are applicable at specified levels of Portfolio assets; the effective fee rates shown in the table reflect and incorporate any fee "breakpoints" which may be applicable. 5 The Western Asset Core Plus Bond Portfolio is based on estimated expenses for 2008 and current period average daily net assets. The AST Investment Grade Bond Portfolio expenses are based on estimated expenses for 2008 at an estimated asset level.

6 Acquired Fund Fees and Expenses are not fees or expenses incurred by the fund directly but are expenses of the investment companies in which the fund invests. You incur these fees and expenses indirectly through the valuation of the fund's investment in those investment companies. As a result, the Total Annual Portfolio Operating Expenses listed above may exceed the expense limit numbers. The impact of the acquired fund fees and expenses are included in the total returns of the Fund.

7 Investors incur certain fees and expenses in connection with an investment in the Fund's Portfolios. The table shows the fees and expenses that you may incur if you invest in Class 1 shares of the Portfolios through a variable annuity contract. The fees and expenses shown below are based the fees and expenses incurred in the year ended December 31, 2007 (except as explained in the footnotes) and are expressed as a percentage of the average daily net assets of each Portfolio. The table does not include annuity contract charges. Because annuity contract charges are not included, the total fees and expenses that you will incur will be higher than the fees and expenses set forth in the following table. See this prospectus for the fees and expenses under the annuity contract. 8 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each SP Asset Allocation Portfolio invests in shares of other Portfolios of the Fund, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The SP Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Each of the Asset Allocation Portfolios is responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fee, in accordance with the terms of the management agreement.

9 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows for Class 1 shares, may be discontinued or otherwise modified at any time. Stock Index Portfolio:

0.75%; Value Portfolio: 0.75%; SP International Growth Portfolio: 1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP Small Cap Value Portfolio: 1.05%; SP Strategic Partners Focused Growth Portfolio: 1.25%.

10 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

11 The Total Annual Portfolio Operating Expenses excludes expense reductions.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Example 1a: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit,

. You choose the Step-Up Guaranteed Minimum Death Benefit,

. You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after May 1, 2004),

. You choose the Income Appreciator Benefit,

. You allocate all of your assets to the variable investment option having the maximum total operating expenses,*

. The investment has a 5% return each year,

. The mutual fund's total operating expenses remain the same each year,

. For each optional benefit charge, we deduct the maximum charge rather than any current charge, and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 1b: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 2a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit,

. You do not choose any optional insurance benefit,

. You allocate all of your assets to the variable investment option having the maximum total operating expenses,*

. The investment has a 5% return each year,

. The mutual fund's total operating expenses remain the same each year,

. For each optional benefit charge, we deduct the maximum charge rather than any current charge, and

. You withdraw all your assets at the end of the indicated period.

Example 2b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 3a: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

Example 3b: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Guaranteed Minimum Income Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

EXPENSE EXAMPLES continued

Example 4a: Contract Without Credit: Base Death Benefit; and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

Example 4b: Contract Without Credit: Base Death Benefit; and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

Notes For Expense Examples:

These Examples should not be considered a representation of past or future expenses.

Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a and 4a) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for Example 1a and 1b, 2a and 2b, 3a and 3b, and 4a and 4b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal.

The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2008. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.

A table of accumulation unit values appears in Appendix A to this prospectus.

Contract With Credit: Step-up Guaranteed Minimum Death Benefit Option, Guaranteed Minimum Income Benefit, Income Appreciator Benefit

Example 1a: If You Withdraw Your Assets  Example 1b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,267     $2,298    $3,235    $5,161    $515       $1,546       $2,577      $5,161
----------------------------------------------------------------------------------------

Contract With Credit: Base Death Benefit

Example 2a: If You Withdraw Your Assets  Example 2b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,114     $1,854    $2,523    $3,879    $362       $1,102       $1,865      $3,879
----------------------------------------------------------------------------------------

Contract Without Credit: Step-up Guaranteed Minimum Death Benefit Option, Guaranteed Minimum Income Benefit, Income Appreciator Benefit

Example 3a: If You Withdraw Your Assets  Example 3b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,115     $1,908    $2,704    $4,887    $485       $1,458       $2,434      $4,887
----------------------------------------------------------------------------------------

Contract Without Credit: Base Death Benefit

Example 4a: If You Withdraw Your Assets  Example 4b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
1 yr     3 yrs      5 yrs      10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$968     $1,480     $2,015     $3,640    $338       $1,030       $1,745      $3,640
----------------------------------------------------------------------------------------

PART II SECTIONS 1-11

STRATEGIC PARTNERS PLUS 3 PROSPECTUS

1: WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY?

The Strategic Partners Plus 3 Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey, we or us).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the first contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

There are two basic versions of Strategic Partners Plus 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each purchase payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide a lower interest rate for the fixed interest rate options than the Contract Without Credit, and

. does not offer the market value adjustment option.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

. may provide a higher interest rate for the fixed interest rate options than the Contract With Credit, and

. offers the Market Value Adjustment Option.

Unless we state otherwise, when we use the word contract, it applies to both versions.

In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

Strategic Partners Plus 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. The market value adjustment option is only available in the Contract Without Credit. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive a refund equal to your Contract Value (plus the amount of any fees or other charges) as of the date you surrendered your contract.

If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risk that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.

Please note that we restrict the investment options in which you can participate, if you elect certain optional benefits. Thus, your participation in those benefits could result in your missing investment opportunities that might arise in investment options from which you are excluded. (Of course, potentially missing investment opportunities in investment options in which you do not participate is an inherent consequence of any investment choice, and generally speaking, it is your decision as to how to invest your Purchase Payments).

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

Pruco Life of New Jersey has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life of New Jersey may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2008) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2007, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $750 to approximately $946,934. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios.

However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
                    ADVANCED SERIES TRUST
-------------------------------------------------------------------------
  ASSET      AST Advanced Strategies Portfolio:         LSV Asset
 ALLOCA-     seeks a high level of absolute            Management;
  TION/      return. The Portfolio invests           Marsico Capital
 BALANCED    primarily in a diversified portfolio    Management, LLC;
             of equity and fixed income             Pacific Investment
             securities across different                Management
             investment categories and investment      Company LLC
             managers. The Portfolio pursues a       (PIMCO); T. Rowe
             combination of traditional and         Price Associates,
             non-traditional investment             Inc.; William Blair
             strategies.                              & Company, LLC
-------------------------------------------------------------------------
  ASSET      AST Aggressive Asset Allocation          AST Investment
 ALLOCA-     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             100% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             92.5% to 100%) and the remainder of
             its net assets to underlying
             portfolios investing primarily in
             debt securities and money market
             instruments (with a range of 0% -
             7.5%).
-------------------------------------------------------------------------
  LARGE      AST AllianceBernstein Core Value       AllianceBernstein
   CAP       Portfolio: seeks long-term capital            L.P.
  VALUE      growth by investing primarily in
             common stocks. The subadviser
             expects that the majority of the
             Portfolio's assets will be invested
             in the common stocks of large
             companies that appear to be
             undervalued. Among other things, the
             Portfolio seeks to identify
             compelling buying opportunities
             created when companies are
             undervalued on the basis of investor
             reactions to near-term problems or
             circumstances even though their
             long-term prospects remain sound.
             The subadviser seeks to identify
             individual companies with earnings
             growth potential that may not be
             recognized by the market at large.
-------------------------------------------------------------------------

 ------------------------------------------------------------------------
   STYLE/         INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
    TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
   LARGE       AST AllianceBernstein Growth &         AllianceBernstein
    CAP        Income Portfolio: seeks long-term            L.P.
   VALUE       growth of capital and income while
               attempting to avoid excessive
               fluctuations in market value. The
               Portfolio normally will invest in
               common stocks (and securities
               convertible into common stocks). The
               subadviser will take a
               value-oriented approach, in that it
               will try to keep the Portfolio's
               assets invested in securities that
               are selling at reasonable valuations
               in relation to their fundamental
               business prospects.
 ------------------------------------------------------------------------
   LARGE       AST American Century Income & Growth   American Century
    CAP        Portfolio: seeks capital growth with      Investment
   VALUE       current income as a secondary          Management, Inc.
               objective. The Portfolio invests
               primarily in common stocks that
               offer potential for capital growth,
               and may, consistent with its
               investment objective, invest in
               stocks that offer potential for
               current income. The subadviser
               utilizes a quantitative management
               technique with a goal of building an
               equity portfolio that provides
               better returns than the S&P 500
               Index without taking on significant
               additional risk and while attempting
               to create a dividend yield that will
               be greater than the S&P 500 Index.
 ------------------------------------------------------------------------
   ASSET       AST American Century Strategic         American Century
   ALLOCA-     Allocation Portfolio: seeks               Investment
   TION/       long-term capital growth with some     Management, Inc.
  BALANCED     regular income. The Portfolio will
               invest, under normal circumstances,
               in any type of U.S. or foreign
               equity security that meets certain
               fundamental and technical standards.
               The portfolio managers will draw on
               growth, value and quantitative
               investment techniques in managing
               the equity portion of the Portfolio
               and diversify the Portfolio's
               investments among small, medium and
               large companies.
 ------------------------------------------------------------------------
   ASSET       AST Balanced Asset Allocation           AST Investment
   ALLOCA-     Portfolio: seeks the highest           Services, Inc. &
   TION/       potential total return consistent         Prudential
  BALANCED     with its specified level of risk       Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced   Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               75% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               67.5% to 80%), and 25% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 20.0%
               to 32.5%).
 ------------------------------------------------------------------------
   ASSET       AST Capital Growth Asset Allocation     AST Investment
   ALLOCA-     Portfolio: seeks the highest           Services, Inc. &
   TION/       potential total return consistent         Prudential
  BALANCED     with its specified level of risk       Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced   Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               65% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               57.5% to 72.5%, and 35% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 27.5%
               to 42.5%).
 ------------------------------------------------------------------------
  SPECIALTY    AST Cohen & Steers Realty Portfolio:    Cohen & Steers
               seeks to maximize total return             Capital
               through investment in real estate      Management, Inc.
               securities. The Portfolio pursues
               its investment objective by
               investing, under normal
               circumstances, at least 80% of its
               net assets in common stocks and
               other equity securities issued by
               real estate companies, such as real
               estate investment trusts (REITs).
               Under normal circumstances, the
               Portfolio will invest substantially
               all of its assets in the equity
               securities of real estate companies,
               i.e., a company that derives at
               least 50% of its revenues from the
               ownership, construction, financing,
               management or sale of real estate or
               that has at least 50% of its assets
               in real estate. Real estate
               companies may include real estate
               investment trusts (REITs).
 ------------------------------------------------------------------------
   ASSET       AST Conservative Asset Allocation       AST Investment
  ALLOCA-      Portfolio: seeks the highest           Services, Inc. &
   TION/       potential total return consistent         Prudential
  BALANCED     with its specified level of risk       Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced   Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               55% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               47.5% to 62.5%), and 45% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 37.5%
               to 52.5%.
 ------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

---------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES            PORTFOLIO
  TYPE                                                    ADVISOR/
                                                         SUB-ADVISOR
---------------------------------------------------------------------------
  LARGE      AST DeAM Large-Cap Value Portfolio:          Deutsche
   CAP       seeks maximum growth of capital by          Investment
  VALUE      investing primarily in the value            Management
             stocks of larger companies. The           Americas, Inc.
             Portfolio pursues its objective,
             under normal market conditions, by
             primarily investing at least 80% of
             the value of its assets in the
             equity securities of large-sized
             companies included in the Russell
             1000(R) Value Index. The subadviser
             employs an investment strategy
             designed to maintain a portfolio of
             equity securities which approximates
             the market risk of those stocks
             included in the Russell 1000(R)
             Value Index, but which attempts to
             outperform the Russell 1000(R) Value
             Index through active stock selection.
---------------------------------------------------------------------------
  SMALL      AST DeAM Small-Cap Value Portfolio:          Deutsche
   CAP       seeks maximum growth of investors'          Investment
  VALUE      capital by investing primarily in           Management
             the value stocks of smaller               Americas, Inc.
             companies. The Portfolio pursues its
             objective, under normal market
             conditions, by primarily investing
             at least 80% of its total assets in
             the equity securities of small-sized
             companies included in the Russell
             2000(R) Value Index. The subadviser
             employs an investment strategy
             designed to maintain a portfolio of
             equity securities which approximates
             the market risk of those stocks
             included in the Russell 2000(R)
             Value Index, but which attempts to
             outperform the Russell 2000(R) Value
             Index.
---------------------------------------------------------------------------
  SMALL      AST Federated Aggressive Growth          Federated Equity
   CAP       Portfolio: seeks capital growth. The        Management
 GROWTH      Portfolio pursues its investment            Company of
             objective by investing primarily in        Pennsylvania/
             the stocks of small companies that       Federated Global
             are traded on national security             Investment
             exchanges, NASDAQ stock exchange and     Management Corp.;
             the over- the-counter-market. Small       Federated MDTA
             companies will be defined as                    LLC
             companies with market
             capitalizations similar to companies
             in the Russell 2000 Growth Index.
---------------------------------------------------------------------------
  ASSET      AST First Trust Balanced Target         First Trust Advisors
 ALLOCA-     Portfolio: seeks long-term capital             L.P.
  TION/      growth balanced by current income.
 BALANCED    The Portfolio seeks to achieve its
             objective by investing approximately
             65% in common stocks and
             approximately 35% in fixed income
             securities. The Portfolio allocates
             the equity portion of the portfolio
             across five uniquely specialized
             strategies - The Dow(R) Target
             Dividend, the Value Line(R) Target
             25, the Global Dividend Target 15,
             the NYSE(R) International Target 25,
             and the Target Small Cap. Each
             strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
---------------------------------------------------------------------------
  ASSET      AST First Trust Capital Appreciation    First Trust Advisors
 ALLOCA-     Target Portfolio: seeks long-term              L.P.
  TION/      capital growth. The Portfolio seeks
 BALANCED    to achieve its objective by
             investing approximately 80% in
             common stocks and 20% in fixed
             income securities. The portfolio
             allocates the equity portion of the
             portfolio across five uniquely
             specialized strategies - the Value
             Line(R) Target 25, the Global
             Dividend Target 15, the Target Small
             Cap, the Nasdaq(R) Target 15, and
             the NYSE(R) International Target 25.
             Each strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
---------------------------------------------------------------------------
  LARGE      AST Goldman Sachs Concentrated             Goldman Sachs
   CAP       Growth Portfolio: seeks long-term        Asset Management,
 GROWTH      growth of capital. The Portfolio               L.P.
             will pursue its objective by
             investing primarily in equity
             securities of companies that the
             subadviser believes have the
             potential to achieve capital
             appreciation over the long-term. The
             Portfolio seeks to achieve its
             investment objective by investing,
             under normal circumstances, in
             approximately 30 - 45 companies that
             are considered by the subadviser to
             be positioned for long-term growth.
---------------------------------------------------------------------------

  ------------------------------------------------------------------------
   STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
    TYPE                                                  ADVISOR/
                                                         SUB-ADVISOR
  ------------------------------------------------------------------------
   MID CAP     AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
   GROWTH      Portfolio: seeks long-term capital     Asset Management,
               growth. The Portfolio pursues its            L.P.
               investment objective, by investing
               primarily in equity securities
               selected for their growth potential,
               and normally invests at least 80% of
               the value of its assets in
               medium-sized companies. Medium-sized
               companies are those whose market
               capitalizations (measured at the
               time of investment) fall within the
               range of companies in the Russell
               Mid-cap Growth Index. The subadviser
               seeks to identify individual
               companies with earnings growth
               potential that may not be recognized
               by the market at large.
  ------------------------------------------------------------------------
    FIXED      AST High Yield Portfolio: seeks        Pacific Investment
   INCOME      maximum total return, consistent          Management
               with preservation of capital and          Company LLC
               prudent investment management. The          (PIMCO)
               Portfolio invests, under normal
               circumstances, at least 80% of its
               net assets plus any borrowings for
               investment purposes (measured at
               time of purchase) in high yield,
               fixed-income securities that, at the
               time of purchase, are non-investment
               grade securities. Such securities
               are commonly referred to as "junk
               bonds".
  ------------------------------------------------------------------------
    FIXED      AST Investment Grade Bond Portfolio:      Prudential
   INCOME      seeks the highest potential total         Investment
               return consistent with its specified   Management, Inc.
               level of risk tolerance to meet the
               parameters established to support
               the Highest Daily Lifetime Seven
               benefits and maintain liquidity to
               support changes in market conditions
               for a fixed duration (weighted
               average maturity) of about 6 years.
               Please note that you may not make
               purchase payments to this Portfolio,
               and that this Portfolio is available
               only with certain living benefits.
  ------------------------------------------------------------------------
   INTER-      AST JPMorgan International Equity         J.P. Morgan
   NATIONAL    Portfolio: seeks long-term capital        Investment
   EQUITY      growth by investing in a diversified   Management, Inc.
               portfolio of international equity
               securities. The Portfolio seeks to
               meet its objective by investing,
               under normal market conditions, at
               least 80% of its assets in a
               diversified portfolio of equity
               securities of companies located or
               operating in developed non-U.S.
               countries and emerging markets of
               the world. The equity securities
               will ordinarily be traded on a
               recognized foreign securities
               exchange or traded in a foreign
               over-the-counter market in the
               country where the issuer is
               principally based, but may also be
               traded in other countries including
               the United States.
  ------------------------------------------------------------------------
    LARGE      AST Large-Cap Value Portfolio: seeks     Dreman Value
     CAP       current income and long-term growth     Management LLC;
    VALUE      of income, as well as capital          Hotchkis and Wiley
               appreciation. The Portfolio invests,        Capital
               under normal circumstances, at least    Management LLC;
               80% of its net assets in common           J.P. Morgan
               stocks of large capitalization            Investment
               companies. Large capitalization        Management, Inc.
               companies are those companies with
               market capitalizations within the
               market capitalization range of the
               Russell 1000 Value Index.
  ------------------------------------------------------------------------
    FIXED      AST Lord Abbett Bond-Debenture         Lord, Abbett & Co.
   INCOME      Portfolio: seeks high current income          LLC
               and the opportunity for capital
               appreciation to produce a high total
               return. The Portfolio invests, under
               normal circumstances, at least 80%
               of the value of its assets in fixed
               income securities. The Portfolio
               allocates its assets principally
               among fixed income securities in
               four market sectors: U.S. investment
               grade securities, U.S. high yield
               securities, foreign securities
               (including emerging market
               securities) and convertible
               securities. Under normal
               circumstances, the Portfolio invests
               in each of the four sectors
               described above. However, the
               Portfolio may invest substantially
               all of its assets in any one sector
               at any time, subject to the
               limitation that at least 20% of the
               Portfolio's net assets must be
               invested in any combination of
               investment grade debt securities,
               U.S. Government securities and cash
               equivalents. The Portfolio may also
               make significant investments in
               mortgage-backed securities. Although
               the Portfolio expects to maintain a
               weighted average maturity in the
               range of five to twelve years, there
               are no restrictions on the overall
               Portfolio or on individual
               securities. The Portfolio may invest
               up to 20% of its net assets in
               equity securities.
  ------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
-------------------------------------------------------------------------
  LARGE      AST Marsico Capital Growth               Marsico Capital
   CAP       Portfolio: seeks capital growth.         Management, LLC
 GROWTH      Income realization is not an
             investment objective and any income
             realized on the Portfolio's
             investments, therefore, will be
             incidental to the Portfolio's
             objective. The Portfolio will pursue
             its objective by investing primarily
             in common stocks of large companies
             that are selected for their growth
             potential. Large capitalization
             companies are companies with market
             capitalizations within the market
             capitalization range of the Russell
             1000 Growth Index. In selecting
             investments for the Portfolio, the
             subadviser uses an approach that
             combines "top down" macroeconomic
             analysis with "bottom up" stock
             selection. The "top down" approach
             identifies sectors, industries and
             companies that may benefit from the
             trends the subadviser has observed.
             The subadviser then looks for
             individual companies with earnings
             growth potential that may not be
             recognized by the market at large,
             utilizing a "bottom up" stock
             selection process. The Portfolio
             will normally hold a core position
             of between 35 and 50 common stocks.
             The Portfolio may hold a limited
             number of additional common stocks
             at times when the Portfolio manager
             is accumulating new positions,
             phasing out existing or responding
             to exceptional market conditions.
-------------------------------------------------------------------------
  INTER-     AST MFS Global Equity Portfolio:          Massachusetts
 NATIONAL    seeks capital growth. Under normal      Financial Services
 EQUITY      circumstances the Portfolio invests          Company
             at least 80% of its assets in equity
             securities. The Portfolio will
             invest in the securities of U.S. and
             foreign issuers (including issuers
             in emerging market countries). While
             the portfolio may invest its assets
             in companies of any size, the
             Portfolio generally focuses on
             companies with relatively large
             market capitalizations relative to
             the markets in which they are traded.
-------------------------------------------------------------------------
  LARGE      AST MFS Growth Portfolio: seeks           Massachusetts
   CAP       long-term capital growth and future,    Financial Services
 GROWTH      rather than current income. Under            Company
             normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in common stocks and
             related securities, such as
             preferred stocks, convertible
             securities and depositary receipts,
             of companies that the subadviser
             believes offer better than average
             prospects for long-term growth. The
             subadviser uses a "bottom up" as
             opposed to a "top down" investment
             style in managing the Portfolio.
-------------------------------------------------------------------------
 MID CAP     AST Mid Cap Value Portfolio: seeks      EARNEST Partners
  VALUE      to provide capital growth by               LLC; WEDGE
             investing primarily in                       Capital
             mid-capitalization stocks that           Management, LLP
             appear to be undervalued. The
             Portfolio generally invests, under
             normal circumstances, at least 80%
             of the value of its net assets in
             mid- capitalization companies.
             Mid-capitalization companies are
             generally those that have market
             capitalizations, at the time of
             purchase, within the market
             capitalization range of companies
             included in the Russell Midcap Value
             Index during the previous 12-months
             based on month-end data.
-------------------------------------------------------------------------
 MID CAP     AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
 GROWTH      Portfolio: seeks capital growth.         Management Inc.
             Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of mid-capitalization companies.
             Mid-capitalization companies are
             those companies whose market
             capitalization is within the range
             of market capitalizations of
             companies in the Russell Midcap(R)
             Growth Index. Using fundamental
             research and quantitative analysis,
             the subadviser looks for
             fast-growing companies that are in
             new or rapidly evolving industries.
-------------------------------------------------------------------------
 MID CAP     AST Neuberger Berman Mid-Cap Value      Neuberger Berman
  VALUE      Portfolio: seeks capital growth.         Management Inc.
             Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of medium capitalization companies.
             For purposes of the Portfolio,
             companies with market
             capitalizations that fall within the
             range of the Russell Midcap(R) Index
             at the time of investment are
             considered medium capitalization
             companies. Some of the Portfolio's
             assets may be invested in the
             securities of large-cap companies as
             well as in small-cap companies.
             Under the Portfolio's value-oriented
             investment approach, the subadviser
             looks for well-managed companies
             whose stock prices are undervalued
             and that may rise in price before
             other investors realize their worth.
-------------------------------------------------------------------------

 ------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
   SMALL      AST Neuberger Berman Small-Cap         Neuberger Berman
    CAP       Growth Portfolio: seeks maximum         Management Inc.
  GROWTH      growth of investors' capital from a
              portfolio of growth stocks of
              smaller companies. The Portfolio
              pursues its objective, under normal
              circumstances, by primarily
              investing at least 80% of its total
              assets in the equity securities of
              small-sized companies included in
              the Russell 2000 Growth(R) Index.
 ------------------------------------------------------------------------
   ASSET      AST Niemann Capital Growth Asset        Neimann Capital
  ALLOCA-     Allocation Portfolio: seeks the         Management Inc.
   TION/      highest potential total return
  GROWTH      consistent with its specified level
              of risk tolerance. Under normal
              circumstances, at least 90% of the
              Portfolio's assets will be invested
              in other portfolios of Advanced
              Series Trust (the underlying
              portfolios) while no more than 10%
              of the Portfolio's assets may be
              invested in exchange traded funds
              (ETFs). Under normal market
              conditions, the Portfolio will
              devote from 60% to 80% of its net
              assets to underlying portfolios and
              ETFs investing primarily in equity
              securities, and from 20% to 40% of
              its net assets to underlying
              portfolios and ETFs investing
              primarily in debt securities and
              money market instruments.
 ------------------------------------------------------------------------
   FIXED      AST PIMCO Limited Maturity Bond        Pacific Investment
  INCOME      Portfolio: seeks to maximize total        Management
              return consistent with preservation       Company LLC
              of capital and prudent investment           (PIMCO)
              management. The Portfolio will
              invest in a portfolio of
              fixed-income investment instruments
              of varying maturities. The average
              portfolio duration of the Portfolio
              generally will vary within a one- to
              three- year time frame based on the
              subadviser's forecast for interest
              rates.
 ------------------------------------------------------------------------
   ASSET      AST Preservation Asset Allocation       AST Investment
  ALLOCA-     Portfolio: seeks the highest           Services, Inc. &
   TION/      potential total return consistent         Prudential
  BALANCED    with its specified level of risk       Investments LLC/
              tolerance. The Portfolio will invest      Prudential
              its assets in several other Advanced    Investments LLC
              Series Trust Portfolios. Under
              normal market conditions, the
              Portfolio will devote approximately
              35% of its net assets to underlying
              portfolios investing primarily in
              equity securities (with a range of
              27.5% to 42.5%), and 65% of its net
              assets to underlying portfolios
              investing primarily in debt
              securities and money market
              instruments (with a range of 57.5%
              to 72.5%.
 ------------------------------------------------------------------------
   LARGE      AST QMA US Equity Portfolio              Quantitative
    CAP       (formerly known as AST                    Management
   BLEND      AllianceBernstein Managed Index 500     Associates LLC
              Portfolio): seeks to produce returns
              that exceed those of the benchmark.
              The portfolio utilizes a long/short
              investment strategy and will
              normally invest at least 80% of its
              net assets plus borrowings in equity
              and equity related securities of
              issuers traded on a securities
              exchange or market in the US. The
              benchmark index is the Russell
              1000(R) which is comprised of stocks
              representing more than 90% of the
              market cap of the US market and
              includes the largest 1000 securities
              in the Russell 3000(R) index.
 ------------------------------------------------------------------------
   SMALL      AST Small-Cap Growth Portfolio:           Eagle Asset
    CAP       seeks long-term capital growth. The       Management;
  GROWTH      Portfolio pursues its objective by     Neuberger Berman
              investing, under normal                 Management Inc.
              circumstances, at least 80% of the
              value of its assets in
              small-capitalization companies.
              Small-capitalization companies are
              those companies with a market
              capitalization, at the time of
              purchase, no larger than the largest
              capitalized company included in the
              Russell 2000(R) Index at the time of
              the Portfolio's investment.
 ------------------------------------------------------------------------
   SMALL      AST Small-Cap Value Portfolio: seeks      ClearBridge
    CAP       to provide long-term capital growth     Advisors, LLC;
   VALUE      by investing primarily in                Dreman Value
              small-capitalization stocks that        Management LLC;
              appear to be undervalued. The             J.P. Morgan
              Portfolio invests, under normal           Investment
              circumstances, at least 80% of the     Management, Inc.;
              value of its net assets in small          Lee Munder
              capitalization stocks. Small           Investments, Ltd
              capitalization stocks are the stocks
              of companies with market
              capitalization that are within the
              market capitalization range of the
              Russell 2000(R) Value Index.
 ------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

--------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
  ASSET       AST T. Rowe Price Asset Allocation       T. Rowe Price
  ALLOCA-     Portfolio: seeks a high level of        Associates, Inc.
  TION/       total return by investing primarily
 BALANCED     in a diversified portfolio of fixed
              income and equity securities. The
              Portfolio normally invests
              approximately 60% of its total
              assets in equity securities and 40%
              in fixed income securities. This mix
              may vary depending on the
              subadviser's outlook for the
              markets. The subadviser concentrates
              common stock investments in larger,
              more established companies, but the
              Portfolio may include small and
              medium-sized companies with good
              growth prospects. The fixed income
              portion of the Portfolio will be
              allocated among investment grade
              securities, high yield or "junk"
              bonds, emerging market securities,
              foreign high quality debt securities
              and cash reserves.
--------------------------------------------------------------------------
  FIXED       AST T. Rowe Price Global Bond            T. Rowe Price
  INCOME      Portfolio: seeks to provide high       International, Inc.
              current income and capital growth by
              investing in high-quality foreign
              and U.S. dollar-denominated bonds.
              The Portfolio will invest at least
              80% of its total assets in fixed
              income securities. The Portfolio
              invests in all types of bonds,
              including those issued or guaranteed
              by U.S. or foreign governments or
              their agencies and by foreign
              authorities, provinces and
              municipalities as well as investment
              grade corporate bonds, mortgage and
              asset-backed securities, and
              high-yield bonds of U.S. and foreign
              issuers. The Portfolio generally
              invests in countries where the
              combination of fixed-income returns
              and currency exchange rates appears
              attractive, or, if the currency
              trend is unfavorable, where the
              subadviser believes that the
              currency risk can be minimized
              through hedging. The Portfolio may
              also invest up to 20% of its assets
              in the aggregate in below
              investment-grade, high-risk bonds
              ("junk bonds"). In addition, the
              Portfolio may invest up to 30% of
              its assets in mortgage- related
              (including mortgage dollar rolls and
              derivatives, such as collateralized
              mortgage obligations and stripped
              mortgage securities) and
              asset-backed securities.
--------------------------------------------------------------------------
  LARGE       AST T. Rowe Price Large-Cap Growth       T. Rowe Price
   CAP        Portfolio: seeks long-term growth of    Associates, Inc.
  GROWTH      capital by investing predominantly
              in the equity securities of a
              limited number of large, carefully
              selected, high-quality U.S.
              companies that are judged likely to
              achieve superior earnings growth.
              The Portfolio takes a growth
              approach to investment selection and
              normally invests at least 80% of its
              net assets in the common stocks of
              large companies. Large companies are
              defined as those whose market cap is
              larger than the median market cap of
              companies in the Russell 1000 Growth
              Index as of the time of purchase.
--------------------------------------------------------------------------
 SPECIALTY    AST T. Rowe Price Natural Resources      T. Rowe Price
              Portfolio: seeks long-term capital      Associates, Inc.
              growth primarily through the common
              stocks of companies that own or
              develop natural resources (such as
              energy products, precious metals and
              forest products) and other basic
              commodities. The Portfolio invests,
              under normal circumstances, at least
              80% of the value of its assets in
              natural resource companies. The
              Portfolio may also invest in
              non-resource companies with the
              potential for growth. The Portfolio
              looks for companies that have the
              ability to expand production, to
              maintain superior exploration
              programs and production facilities,
              and the potential to accumulate new
              resources. Although at least 50% of
              Portfolio assets will be invested in
              U.S. securities, up to 50% of total
              assets also may be invested in
              foreign securities.
--------------------------------------------------------------------------
  ASSET       AST UBS Dynamic Alpha Portfolio:        UBS Global Asset
  ALLOCA-     seeks to maximize total return,            Management
  TION/       consisting of capital appreciation      (Americas) Inc.
 BALANCED     and current income. The Portfolio
              invests in securities and financial
              instruments to gain exposure to
              global equity, global fixed income
              and cash equivalent markets,
              including global currencies. The
              Portfolio may invest in equity and
              fixed income securities of issuers
              located within and outside the
              United States or in open-end
              investment companies advised by UBS
              Global Asset Management (Americas)
              Inc., the Portfolio's subadviser, to
              gain exposure to certain global
              equity and global fixed income
              markets.
--------------------------------------------------------------------------
  FIXED       AST Western Asset Core Plus Bond         Western Asset
  INCOME      Portfolio: seeks to maximize total         Management
              return, consistent with prudent             Company
              investment management and liquidity
              needs, by investing to obtain its
              average specified duration. The
              Portfolio's current target average
              duration is generally 2.5 to 7
              years. The Portfolio pursues this
              objective by investing in all major
              fixed income sectors with a bias
              towards non-Treasuries.
--------------------------------------------------------------------------

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
                  THE PRUDENTIAL SERIES FUND
-------------------------------------------------------------------------
  LARGE      Equity Portfolio: seeks long-term         ClearBridge
   CAP       growth of capital. The Portfolio         Advisors, LLC;
  BLEND      invests at least 80% of its            Jennison Associates
             investable assets in common stocks            LLC
             of major established corporations as
             well as smaller companies that the
             subadvisers believe offer attractive
             prospects of appreciation.
-------------------------------------------------------------------------
  INTER-     Global Portfolio: seeks long-term          LSV Asset
 NATIONAL    growth of capital. The Portfolio          Management;
 EQUITY      invests primarily in common stocks      Marsico Capital
             (and their equivalents) of foreign      Management, LLC;
             and U.S. companies. Each subadviser      T. Rowe Price
             for the Portfolio generally will use   Associates, Inc.;
             either a "growth" approach or a         William Blair &
             "value" approach in selecting either      Company, LLC
             foreign or U.S. common stocks.
-------------------------------------------------------------------------
  LARGE      Jennison Portfolio: seeks long-term    Jennison Associates
   CAP       growth of capital. The Portfolio              LLC
 GROWTH      invests primarily in equity
             securities of major, established
             corporations that the subadviser
             believes offer above-average growth
             prospects. The Portfolio may invest
             up to 30% of its total assets in
             foreign securities. Stocks are
             selected on a company-by-company
             basis using fundamental analysis.
             Normally 65% of the Portfolio's
             total assets are invested in equity
             and equity- related securities of
             companies with capitalization in
             excess of $1 billion.
-------------------------------------------------------------------------
  FIXED      Money Market Portfolio: seeks              Prudential
 INCOME      maximum current income consistent          Investment
             with the stability of capital and       Management, Inc.
             the maintenance of liquidity. The
             Portfolio invests in high-quality
             short-term money market instruments
             issued by the U.S. Government or its
             agencies, as well as by corporations
             and banks, both domestic and
             foreign. The Portfolio will invest
             only in instruments that mature in
             thirteen months or less, and which
             are denominated in U.S. dollars.
-------------------------------------------------------------------------
  ASSET      SP Aggressive Growth Asset                 Prudential
 ALLOCA-     Allocation Portfolio: seeks to          Investments LLC
  TION/      obtain the highest potential total
 BALANCED    return consistent with the specified
             level of risk tolerance. The
             Portfolio may invest in any other
             Portfolio of the Fund (other than
             another SP Asset Allocation
             Portfolio), the AST Marsico Capital
             Growth Portfolio of Advanced Series
             Trust (AST), and the AST
             International Value Portfolio of AST
             (the Underlying Portfolios). Under
             normal circumstances, the Portfolio
             generally will focus on equity
             Underlying Portfolios but will also
             invest in fixed-income Underlying
             Portfolios.
-------------------------------------------------------------------------
  ASSET      SP Balanced Asset Allocation               Prudential
 ALLOCA-     Portfolio: seeks to obtain the          Investments LLC
  TION/      highest potential total return
 BALANCED    consistent with the specified level
             of risk tolerance. The Portfolio may
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios). The
             Portfolio will invest in equity and
             fixed-income Underlying Portfolios.
-------------------------------------------------------------------------
  ASSET      SP Conservative Asset Allocation           Prudential
 ALLOCA-     Portfolio: seeks to obtain the          Investments LLC
  TION/      highest potential total return
 BALANCED    consistent with the specified level
             of risk tolerance. The Portfolio may
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios).
             Under normal circumstances, the
             Portfolio generally will focus on
             fixed-income Underlying Portfolios
             but will also invest in equity
             Underlying Portfolios.
-------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

 ------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
   LARGE      SP Davis Value Portfolio: seeks         Davis Selected
    CAP       growth of capital. The Portfolio        Advisers, L.P.
   VALUE      invests primarily in common stocks
              of U.S. companies with market
              capitalizations within the market
              capitalization range of the Russell
              1000 Value Index. It may also invest
              in stocks of foreign companies and
              U.S. companies with smaller
              capitalizations. The subadviser
              attempts to select common stocks of
              businesses that possess
              characteristics that the subadviser
              believe foster the creation of
              long-term value, such as proven
              management, a durable franchise and
              business model, and sustainable
              competitive advantages. The
              subadviser aims to invest in such
              businesses when they are trading at
              a discount to their intrinsic worth.
              There is a risk that "value" stocks
              can perform differently from the
              market as a whole and other types of
              stocks and can continue to be
              undervalued by the markets for long
              periods of time.
 ------------------------------------------------------------------------
   ASSET      SP Growth Asset Allocation                Prudential
  ALLOCA-     Portfolio: seeks to obtain the          Investments LLC
   TION/      highest potential total return
  BALANCED    consistent with the specified level
              of risk tolerance. The Portfolio may
              invest in any other Portfolio of the
              Fund (other than another SP Asset
              Allocation Portfolio), the AST
              Marsico Capital Growth Portfolio of
              Advanced Series Trust (AST), and the
              AST International Value Portfolio of
              AST (the Underlying Portfolios).
              Under normal circumstances, the
              Portfolio generally will focus on
              equity Underlying Portfolios but
              will also invest in fixed- income
              Underlying Portfolios.
 ------------------------------------------------------------------------
   INTER-     SP International Growth Portfolio:      Marsico Capital
  NATIONAL    seeks long-term capital                Management, LLC;
  EQUITY      appreciation. The Portfolio invests     William Blair &
              primarily in equity-related              Company, LLC.
              securities of foreign issuers. The
              Portfolio invests primarily in the
              common stock of large and
              medium-sized foreign companies,
              although it may also invest in
              companies of all sizes. Under normal
              circumstances, the Portfolio invests
              at least 65% of its total assets in
              common stock of foreign companies
              operating or based in at least five
              different countries, which may
              include countries with emerging
              markets. The Portfolio looks
              primarily for stocks of companies
              whose earnings are growing at a
              faster rate than other companies or
              which offer attractive growth
              potential.
 ------------------------------------------------------------------------
   INTER-     SP International Value Portfolio:          LSV Asset
  NATIONAL    seeks long-term capital                   Management;
  EQUITY      appreciation. The Portfolio normally       Thornburg
              invests at least 80% of the               Investment
              Portfolio's assets in equity           Management, Inc.
              securities. The Portfolio will
              invest at least 65% of its net
              assets in the equity securities of
              companies in at least three
              different countries, without limit
              as to the amount of assets that may
              be invested in a single country.
 ------------------------------------------------------------------------
  MID CAP     SP Mid Cap Growth Portfolio: seeks     Neuberger Berman
  GROWTH      long-term growth of capital. The        Management Inc.
              Portfolio normally invests at least
              80% of investable assets in common
              stocks and related securities, such
              as preferred stocks, convertible
              securities and depositary receipts
              of companies with medium market
              capitalizations, which the
              subadviser believes have
              above-average growth potential. The
              Portfolio generally defines medium
              market capitalization companies as
              those companies with market
              capitalizations within the market
              capitalization range of the Russell
              Mid Cap Growth(R) Index. The
              Portfolio's investments may include
              securities listed on a securities
              exchange or traded in the
              over-the-counter markets. The
              subadviser uses a bottom-up and
              top-down analysis in managing the
              Portfolio. This means that
              securities are selected based upon
              fundamental analysis, as well as a
              top-down approach to diversification
              by industry and company, and by
              paying attention to macro-level
              investment themes. The Portfolio may
              invest in foreign securities
              (including emerging markets
              securities).
 ------------------------------------------------------------------------
   FIXED      SP PIMCO High Yield Portfolio: seeks   Pacific Investment
  INCOME      to maximize total return consistent       Management
              with preservation of capital and          Company LLC
              prudent investment management. The          (PIMCO)
              Portfolio normally invests at least
              80% of its investable assets in a
              diversified portfolio of
              high-yield/high-risk debt securities
              rated below high grade but rated at
              least CCC by Moody's Investor
              Services, Inc. or equivalently rated
              by Standard & Poor's Rating Group or
              fitch, or, if unrated, determined by
              the subadviser to be of comparable
              quality.
 ------------------------------------------------------------------------

-------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
 FIXED      SP PIMCO Total Return Portfolio:        Pacific Investment
 INCOME     seeks to maximize total return              Management
            consistent with preservation of            Company LLC
            capital and prudent investment               (PIMCO)
            management. The Portfolio will
            invest in a diversified portfolio of
            fixed-income investment instruments
            of varying maturities.
-------------------------------------------------------------------------
 MID CAP    SP Prudential U.S. Emerging Growth      Jennison Associates
 GROWTH     Portfolio: seeks long-term capital             LLC
            appreciation. The Portfolio normally
            invests at least 80% of investable
            assets in equity securities of small
            and medium sized U.S. companies that
            the subadviser believes have the
            potential for above-average earnings
            growth. The subadviser seeks to
            invest in companies that it believes
            are poised to benefit from an
            acceleration of growth or an
            inflection point in a company's
            growth rate that is not currently
            reflected in the stock price. The
            team uses a research-intensive
            approach based on internally
            generated fundamental research.
-------------------------------------------------------------------------
 SMALL      SP Small-Cap Value Portfolio: seeks        ClearBridge
  CAP       long-term capital appreciation. The       Advisors, LLC;
 VALUE      Portfolio normally invests at least       Goldman Sachs
            80% its net assets plus borrowings      Asset Management,
            for investment purposes in the                 L.P.
            equity securities of small
            capitalization companies. The
            Portfolio generally defines small
            capitalization companies as those
            companies with market capitalization
            within the market capitalization
            range of the Russell 2000 Value
            Index. The Portfolio focuses on
            equity securities that are believed
            to be undervalued in the marketplace.
-------------------------------------------------------------------------
 LARGE      SP Strategic Partners Focused Growth    AllianceBernstein
  CAP       Portfolio: seeks long-term growth of      L.P.; Jennison
 GROWTH     capital. The Portfolio normally           Associates LLC
            invests at least 65% of total assets
            in equity-related securities of U.S.
            companies that the subadvisers
            believe to have strong capital
            appreciation potential. The
            Portfolio's strategy is to combine
            the efforts of two subadvisers and
            to invest in the favorite stock
            selection ideas of three portfolio
            managers (two of whom invest as a
            team). Each subadviser to the
            Portfolio utilizes a growth style:
            Jennison selects approximately 20
            securities and AllianceBernstein
            selects approximately 30 securities.
            The portfolio managers build a
            portfolio with stocks in which they
            have the highest confidence and may
            invest more than 5% of the
            Portfolio's assets in any one
            issuer. The Portfolio is
            nondiversified, meaning it can
            invest a relatively high percentage
            of its assets in a small number of
            issuers. Investing in a
            nondiversified portfolio,
            particularly a portfolio investing
            in approximately 50 equity-related
            securities, involves greater risk
            than investing in a diversified
            portfolio because a loss resulting
            from the decline in the value of one
            security may represent a greater
            portion of the total assets of a
            nondiversified portfolio.
-------------------------------------------------------------------------
 LARGE      Stock Index Portfolio: seeks               Quantitative
  CAP       investment results that generally           Management
 BLEND      correspond to the performance of          Associates LLC
            publicly-traded common stocks. With
            the price and yield performance of
            the Standard & Poor's 500 Composite
            Stock Price Index (S&P 500) as the
            benchmark, the Portfolio normally
            invests at least 80% of investable
            assets in S&P 500 stocks. The S&P
            500 represents more than 70% of the
            total market value of all
            publicly-traded common stocks and is
            widely viewed as representative of
            publicly-traded common stocks as a
            whole. The Portfolio is not
            "managed" in the traditional sense
            of using market and economic
            analyses to select stocks. Rather,
            the portfolio manager purchases
            stocks in proportion to their
            weighting in the S&P 500.
-------------------------------------------------------------------------
 LARGE      Value Portfolio: seeks capital          Jennison Associates
  CAP       appreciation. The Portfolio invests            LLC
 VALUE      primarily in common stocks that the
            subadviser believes are undervalued
            - those stocks that are trading
            below their underlying asset value,
            cash generating ability and overall
            earnings and earnings growth. There
            is a risk that "value" stocks can
            perform differently from the market
            as a whole and other types of stocks
            and can continue to be undervalued
            by the markets for long periods of
            time. Normally at least 65% of the
            Portfolio's total assets is invested
            in the common stock and convertible
            securities of companies that the
            subadviser believes will provide
            investment returns above those of
            the Russell 1000(R) Value Index and,
            over the long term, the S&P 500
            Index. Most of the investments will
            be securities of large
            capitalization companies. The
            Portfolio may invest up to 25% of
            its total assets in real estate
            investment trusts (REITs) and up to
            30% of its total assets in foreign
            securities.
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2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                  ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
             NATIONWIDE VARIABLE INSURANCE TRUST
-----------------------------------------------------------------------
  INTER-     Gartmore NVIT Developing Markets        NWD Management
 NATIONAL    Fund: seeks long-term capital          & Research Trust/
 EQUITY      appreciation, under normal             Gartmore Global
             conditions by investing at least 80%       Partners
             of the value of its net assets in
             equity securities of companies of
             any size based in the world's
             developing market countries. Under
             normal market conditions,
             investments are maintained in at
             least six countries at all times
             with no more than 35% of the value
             of its net assets invested in
             securities of any one country.
-----------------------------------------------------------------------
                      JANUS ASPEN SERIES
-----------------------------------------------------------------------
  LARGE      Janus Aspen Series: Large Cap Growth    Janus Capital
   CAP       Portfolio - Service Shares: seeks       Management LLC
 GROWTH      long-term growth of capital in a
             manner consistent with the
             preservation of capital. The
             Portfolio invests under normal
             circumstances, at least 80% of its
             net assets in common stocks of
             large-sized companies. Large-sized
             companies are those whose market
             capitalizations fall within the
             range of companies in the Russell
             1000(R) Index at the time of
             purchase. The portfolio managers
             apply a "bottom up" approach in
             choosing investments. In other
             words, the portfolio managers look
             at companies one at a time to
             determine if a company is an
             attractive investment opportunity
             and if it is consistent with the
             Portfolio's investment policies. If
             the portfolio managers are unable to
             find such investments, the
             Portfolio's uninvested assets may be
             held in cash or similar investments,
             subject to the Portfolio's specific
             investment policies.

             Within the parameters of its
             specific investment policies, the
             Portfolio may invest in foreign
             equity and debt securities, which
             may include investments in emerging
             markets.

             The Portfolio may also lend
             portfolio securities on a short-term
             or long-term basis, up to one-third
             of its total assets.
-----------------------------------------------------------------------
               EVERGREEN VARIABLE ANNUITY TRUST
-----------------------------------------------------------------------
  ASSET      Evergreen VA Balanced: seeks capital      Evergreen
 ALLOCA-     growth and current income. The            Investment
  TION/      Portfolio invests in a portfolio of       Management
 BALANCED    equity and debt securities chosen        Company, LLC
             for the potential for current income
             and capital growth. The proportion
             of the Fund's assets invested in
             fixed income and equity securities
             will change based on the portfolio
             manager's assessment of economic
             conditions and investment
             opportunities. The Portfolio
             normally invests at least 25% of its
             assets in fixed income securities.
             The equity portion of the Portfolio
             may include principally common and
             preferred stocks of U.S. companies
             across a broad range of market
             capitalizations, but will generally
             maintain a dollar-weighted average
             market capitalization within the
             market capitalization range tracked
             by the Russell 1000 Index. The
             Portfolio's manager will seek out
             companies that she believes have
             strong fundamental attributes and
             growth prospects with valuations
             that leave ample room for capital
             appreciation. The Portfolio's fixed
             income investments may include U.S.
             government securities, corporate
             bonds, convertible bonds,
             mortgage-backed securities,
             asset-backed securities,
             collateralized mortgage obligations
             (CMOs) and other income producing
             securities. The Portfolio may invest
             without limit in securities rated
             below investment grade (or unrated
             securities determined by the
             portfolio manager to be of
             comparable quality). The Fund may,
             but will not necessarily, use a
             variety of derivative instruments,
             such as structured notes, futures
             and options, and swaps agreements,
             as an alternative to investments
             directly in income-producing
             securities or to manage risk. The
             Portfolio may also, but will not
             necessarily, enter into foreign
             currency exchange contracts to hedge
             against adverse changes in currency
             exchange rates related to non-US
             dollar denominated holdings. The
             Portfolio can invest up to 25% of
             its assets in foreign equity and
             fixed income securities.
-----------------------------------------------------------------------

  -------------------------------------------------------------------
    STYLE/         INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
     TYPE                                               ADVISOR/
                                                       SUB-ADVISOR
  -------------------------------------------------------------------
    LARGE       Evergreen VA Fundamental Large Cap:     Evergreen
     CAP        seeks capital growth with the          Investment
    VALUE       potential for current income. The      Management
                Portfolio invests, under normal        Company, LLC
                conditions, at least 80% of its
                assets in common stocks of large
                U.S. companies (i.e., companies
                whose market capitalizations fall
                within the market capitalization
                range of the companies tracked by
                the Russell 1000(R) Index, measured
                at the time of purchase). The
                Portfolio earns current income from
                dividends paid on equity securities
                and may seek additional income
                primarily by investing up to 20% of
                its assets in convertible bonds,
                including below investment grade
                bonds, and convertible preferred
                stocks of any quality. The Portfolio
                may invest up to 20% of its assets
                in foreign securities. The
                Portfolio's stock selection is based
                on a diversified style of equity
                management that allows the Portfolio
                to invest in both value- and growth-
                oriented equity securities. "Value"
                securities are securities which the
                Portfolio's manager believes are
                currently undervalued in the
                marketplace. "Growth" stocks are
                stocks of companies which the
                Portfolio's manager believes have
                anticipated earnings ranging from
                steady to accelerated growth. The
                Portfolio's manager utilizes an
                intrinsic value approach to look for
                companies that he believes are
                temporarily undervalued in the
                marketplace, sell at a discount to
                their private market values and
                display certain characteristics such
                as earning a high return on premium
                to cost of capital or a sustainable
                competitive advantage in their
                industry.
  -------------------------------------------------------------------
    SMALL       Evergreen VA Growth: seeks long-term    Evergreen
     CAP        capital growth. The Portfolio          Investment
    GROWTH      invests at least 75% of its assets     Management
                in common stocks of small- and         Company, LLC
                medium-sized companies (i.e.,
                companies whose market
                capitalizations fall within the
                market capitalization range of the
                companies tracked by the Russell
                2000(R) Growth Index, measured at
                the time of purchase). The remaining
                portion of the Portfolio's assets
                may be invested in companies of any
                size. The Portfolio's managers
                employ a growth-style of equity
                management and will generally seek
                to purchase stocks of companies that
                have demonstrated earnings growth
                potential which they believe is not
                yet reflected in the stock's market
                price. The Portfolio's managers
                consider potential earnings growth
                above the average earnings growth of
                companies included in the Russell
                2000(R) Growth Index as a key factor
                in selecting investments.
  -------------------------------------------------------------------
    INTER-      Evergreen VA International Equity:      Evergreen
   NATIONAL     seeks long-term capital growth and     Investment
    EQUITY      secondarily, modest income. The        Management
                Portfolio will normally invest at      Company, LLC
                least 80% of its assets in equity
                securities issued by, in the
                manager's opinion, established and
                quality non-U.S. companies located
                in countries with developed markets.
                The Portfolio may purchase
                securities across all market
                capitalizations. The Portfolio
                normally invests at least 65% of its
                assets in securities of companies in
                at least three countries (other than
                the U.S.). The Portfolio may also
                invest in emerging markets. The
                Portfolio's managers seek both
                growth and value opportunities For
                growth investments, the Portfolio's
                manager seeks, among other things,
                good business models, good
                management and growth in cash flows.
                For value investments, the
                Portfolio's manager seeks, among
                other things, companies that are
                undervalued in the marketplace
                compared to their assets. The
                Portfolio normally intends to seek
                modest income from dividends paid by
                its equity holdings. Other than cash
                and cash equivalents, the Portfolio
                intends to invest substantially all
                of its assets in the securities of
                non-U.S. issuers.
  -------------------------------------------------------------------
   SPECIALTY    Evergreen VA Omega: seeks long-term     Evergreen
                capital growth. The Portfolio          Investment
                invests primarily, and under normal    Management
                conditions substantially all of its    Company, LLC
                assets, in common stocks of U.S.
                companies across any market
                capitalizations. The Portfolio's
                manager employs a growth style of
                equity management that seeks to
                emphasizes companies with cash flow
                growth, sustainable competitive
                advantages, returns on invested
                capital above their cost of capital
                and the ability to manage for
                profitable growth that can create
                long-term value for shareholders.
  -------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

----------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
 TYPE                                              ADVISOR/
                                                  SUB-ADVISOR
----------------------------------------------------------------
 SMALL     Evergreen VA Special Values: seeks      Evergreen
 CAP       capital growth in the value of its     Investment
 VALUE     shares. The Portfolio normally         Management
           invests at least 80% of its assets     Company, LLC
           in common stocks of small U.S.
           companies (i.e. companies whose
           market capitalizations fall within
           the market capitalization range of
           the companies tracked by the Russell
           2000(R) Index, measured at the time
           of purchase). The remaining 20% of
           the Portfolio's assets may be
           represented by cash or invested in
           various cash equivalents or common
           stocks of any market capitalization.
           The Portfolio's manager seeks to
           limit the investment risk of small
           company investing by seeking stocks
           that trade below what the manager
           considers their intrinsic value. The
           Portfolio's manager looks
           specifically for various growth
           triggers, or catalysts, that will
           bring the stock's price into line
           with its actual or potential value,
           such as new products, new
           management, changes in regulation
           and/or restructuring potential.
----------------------------------------------------------------

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

. a one-year fixed interest rate option, and

. a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

Payments allocated to the fixed interest rate options become part of Pruco Life of New Jersey's general assets. Please note that if you elect Highest Daily Lifetime Five, you cannot invest in either of these fixed interest rate options.

One-year Fixed Interest Rate Option

We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

Dollar Cost Averaging Fixed Rate Option You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.

If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment option, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.)

If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION

Under the Market Value Adjustment Option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. This option is only available in the Contract Without Credit. The Market Value Adjustment Option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.

You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option.

We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period,

(e) payment of a death benefit, or (f) the date the amount is withdrawn.

During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a)withdraw or transfer the value of the guarantee period,

(b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or

(c)apply the value in the guarantee period to the annuity or settlement option of your choice.

If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.

During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life of New Jersey.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

Market Value Adjustment

When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above.

YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFIT IN YOUR GUARANTEE PERIOD DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

TRANSFERS AMONG OPTIONS

Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the Market Value Adjustment Option at any time, provided it is at least $1,000.

In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

With regard to the Market Value Adjustment Option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. (As noted in the fee table, we have different transfer charges under the Beneficiary Continuation Option).

Currently we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",

(ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus the contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

. A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent permitted by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.

. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment option or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time on or after the first contract anniversary. Annuity payments must begin no later than the later of the contract anniversary coinciding with or next following the annuitant's 90th birthday or the tenth contract anniversary.

Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

The Strategic Partners Plus 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE AN OPTIONAL LIFETIME WITHDRAWAL BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

Option 1

Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

If an annuity option is not selected by the annuity date, this is the option we will automatically select for you.

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution provisions under the tax law when selecting your annuity option.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. You may not elect both GMIB and the Lifetime Five Income Benefit.

The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced proportionally by withdrawals.

The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

. The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.

. If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after May 1, 2004 (0.45% for all other contracts) of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value.

. Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model. Owners electing this benefit currently must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust

(we reserve the right to change these required portfolios on a prospective basis): AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, or AST T. Rowe Price Asset Allocation Portfolio.

. TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7th CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS MINIMUM DISTRIBUTION REQUIREMENTS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD. SEE "MINIMUM DISTRIBUTIONS REQUIREMENTS AND PAYMENT OPTION" IN SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.

Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB ROLL-UP

The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of

(1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).

Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

. the contract anniversary coinciding with or next following the annuitant's 80th birthday,

. the 7th contract anniversary, or

. 7 years from the most recent GMIB reset (as described below).

However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.

Effect of Withdrawals

In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar Reduction

A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).

. The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Example 2. Dollar-for-dollar and Proportional Reductions A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

. The GMIB protected value is first reduced by the Remaining Limit (from $241,941.95 to $239,441.95).

. The result is then further reduced by the ratio of A to B, where:

. A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

. B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

. The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 - $2,500 - $8,256.62, or $479,243.38).

. The Remaining Limit is set to zero (0) for the balance of the first contract year.

Example 3. Dollar-for-dollar Limit in Second Contract Year A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).

. The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

GMIB Reset Feature

You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.

Payout Amount

The Guaranteed Minimum Income Benefit payout amount is based on the age and sex of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB Annuity Payout Options

We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after May 1, 2004 (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

GMIB Option 1

Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB Option 2

Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the later of the contract anniversary coinciding with or next following the annuitant's attainment of age 90 or the 10th contract anniversary.

You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

Terminating The Guaranteed Minimum Income Benefit The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after May 1, 2004 (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Guaranteed and GMIB Annuity Payments

Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

1) First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either

(a) four years, for life annuities under the GMIB sold in contracts on or after May 1, 2004 or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

2) Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

Current Annuity Payments

Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

4: WHAT IS THE DEATH BENEFIT?

The Death Benefit Feature Protects The Contract Value For The Beneficiary.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. A change of beneficiary will take effect on the date you sign the change request form, provided we receive the form in good order. Unless an irrevocable beneficiary has been named, during the accumulation period, you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Option. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Option.

Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.

2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or, if you have chosen the Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value.

GUARANTEED MINIMUM DEATH BENEFIT

The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase.

The GMDB protected value option equals the GMDB step-up. The GMDB protected value is calculated daily.

GMDB Step-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

. the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

. the 5th contract anniversary.

However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

Here is an example of a proportional reduction:

The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

Special rules apply if the beneficiary is the spouse of the owner and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

. If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

. The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.

If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end.

PAYOUT OPTIONS

Originally, a beneficiary could, within 60 days of providing proof of death, take the death benefit as follows:

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

4: WHAT IS THE DEATH BENEFIT? continued

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

Any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"

With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above, or as follows:

. As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or

. As payment of the entire death benefit within a period of 5 years from the date of death; or

. As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or

. As the beneficiary continuation option, described immediately below.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may also take the death benefit under an alternative death benefit payment option, as provided by the Code. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The owner's contract will be continued in the owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.

. The available variable investment options will be among those available to the Owner at the time of death, however certain variable investment options may not be available.

. The beneficiary may request transfers among variable investment options, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No additional Purchase Payments can be applied to the contract.

. The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the owner and the owner restricted the beneficiary's withdrawal rights.

. Withdrawals are not subject to CDSC.

. Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of The Prudential Series Fund are available under the Beneficiary Continuation Option.

Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

Alternative Death Benefit Payment Options - Contracts Owned By Individuals

 (Not Associated With Tax-Favored Plans)

Except in the case of Spousal Continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity date, the death benefit must be distributed:

. by December 31st of the year including the five year anniversary of the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

4: WHAT IS THE DEATH BENEFIT? continued

SPOUSAL CONTINUANCE OPTION

This option is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or 3) the contract is held by a Custodial Account and the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Option, but must do so no later than 60 days after furnishing proof of death in good order.

Upon activation of the Spousal Continuance Option, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

Under the Spousal Continuance Option, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Option. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, the Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Option, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the sum of all invested purchase payments (adjusted for withdrawals).

IF YOU HAVE ELECTED THE GMDB STEP-UP, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB step-up.

After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB step-up under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.

If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

IF YOU ELECTED ONE OF THE LIFETIME WITHDRAWAL BENEFITS, on the owner's death, the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may continue the Benefit under the Spousal Continuance Option.

IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Option. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:

(a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the later of the contract anniversary next following the annuitant's 90th birthday or the 10th contract anniversary), or (c) the later of the 10th contract anniversary or the contract anniversary next following the surviving spouse's 90th birthday (or the annuitant's 90th birthday if other than the surviving spouse).

If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS?

LIFETIME FIVE/SM /INCOME BENEFIT (LIFETIME FIVE)/SM/

The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options -one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year.

Lifetime Five is subject to certain restrictions described below.

. Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

. The annuitant must be at least 45 years old when Lifetime Five is elected.

. Lifetime Five is not available if you elect the Guaranteed Minimum Income Benefit or Income Appreciator Benefit.

. Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST American Century Strategic Allocation Portfolio, or AST UBS Dynamic Alpha Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

(A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

(B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

. If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment.

For existing contract owners who are electing the Lifetime Five Benefit, the Contract Value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.

If you make additional purchase payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional purchase payment.

Step-Up of the Protected Withdrawal Value You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

If you elected the Lifetime Five program on or after March 20, 2006, then:

. you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under the Lifetime Five program

. the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up.

If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:

. you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program

. the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up.

In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by any amount.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the most recent step-up.

If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the contract anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by 5% or more.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the contract anniversary that is at least 5 years after the most recent step-up.

In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

Annual Income Amount Under the Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

Annual Withdrawal Amount Under the Withdrawal Benefit The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

. If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.

. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and

4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250

. Annual Income Amount for future contract years remains at $13,250

. Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

Example 2. Dollar-for-Dollar and Proportional Reductions

a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

. Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $0

. Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

. Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

. Annual Withdrawal Amount for future contract years = $18,550 - $489 = $18,061

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

. Annual Income Amount for future contract years = $13,250 - $623 = $12,627

. Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.

. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

. Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

. Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

Example 3. Step-Up of the Protected Withdrawal Value If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:

. Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000

. Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.

. Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

. Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Contract Date and effective date of the Lifetime Five Benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.

Benefits Under Lifetime Five

. If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

1. apply your Contract Value to any annuity option available;

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Other Important Considerations

. Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

Election of Lifetime Five

Lifetime Five can be elected at the time you purchase your contract, or after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

Termination of Lifetime Five

Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

Lifetime Five terminates:

. upon your surrender of the contract,

. upon the death of the annuitant (but your surviving spouse may elect a new Lifetime Five Benefit if your spouse elects the Spousal Continuance Option and your spouse would then be eligible to elect the Benefit as if he/she were a new purchaser),

. upon a change in ownership of the contract that changes the tax identification number of the contract owner, or

. upon your election to begin receiving annuity payments.

We cease imposing the charge for Lifetime Five upon the earliest to occur of

(i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),

(iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

Currently, if you terminate Lifetime Five, you generally will only be permitted to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/ election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

SPOUSAL LIFETIME FIVE/SM /INCOME BENEFIT (SPOUSAL LIFETIME FIVE)/SM/ Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit currently must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis): AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST American Century Strategic Allocation Portfolio, or AST UBS Dynamic Alpha Strategy Portfolio. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there may be a restriction on your ability to re-elect Spousal Lifetime Five and elect another lifetime withdrawal benefit. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

KEY FEATURE - Initial Protected Withdrawal Value.

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

(A)the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

(B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

. If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment (plus any credits).

. For existing contract owners who are electing the Spousal Lifetime Five Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value.

Annual Income Amount Under the Spousal Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1st anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Lifetime Five Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five Income Benefit.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250

. Annual Income Amount for future contract years remains at $13,250

Example 2. Dollar-for-Dollar and Proportional Reductions If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

Example 3. Step-Up of the Annual Income Amount If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

Benefits Under Spousal Lifetime Five

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

1. apply your Contract Value to any annuity option available; or

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

. If no withdrawal was ever taken, we will determine an initial Protected Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

. There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

. In order for the surviving Designated Life to continue Spousal Lifetime Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the Spousal Continuation Option.

Election of and Designations of Spousal Lifetime Five Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:

. One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or

. Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election. When the contract is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first designated life (the annuitant), the custodian must have elected to continue the contract, with the second designated life (the co-annuitant) named as annuitant.

No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.

Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

Currently, if you terminate Spousal Lifetime Five, you may only be permitted to re-elect the benefit or elect the another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

Termination of Spousal Lifetime Five

Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution under the tax law.

HIGHEST DAILY LIFETIME FIVE/SM /INCOME BENEFIT (HD5)/SM/

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and may have a waiting period until you can elect another lifetime withdrawal benefit. Specifically, you may be permitted to elect another lifetime withdrawal benefit only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE - Total Protected Withdrawal Value The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value, then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:

. the Protected Withdrawal Value for the immediately preceding business day (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Credit) made on the Current Business Day; and

. the Contract Value.

If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Contract Value.

The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

(a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;

(b)200% of all Purchase Payments (and any associated Credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and

(c)100% of all Purchase Payments (and any associated Credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated Credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

KEY FEATURE - Total Annual Income Amount Under the Highest Daily Lifetime Five Benefit

The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five Benefit, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

include the actual amount of the withdrawal, including any withdrawal charge that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount by an amount equal to 5% of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of this feature starting with the anniversary of the Contract Date (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your Contract Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Contract Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Contract Years.

Examples of dollar-for-dollar and proportional reductions and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2006.

. The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

Dollar-for-Dollar Reductions

On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Total Annual Income Amount for that Contract Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Total Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Total Annual Income Amount                                      $  6,000.00
Less ratio of 1.41%                                             $     84.51
Total Annual Income Amount for future Contract Years            $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Total Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Contract Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Business Days occur after the excess withdrawal on August 6.

                                    Highest Quarterly      Adjusted Total
                                   Value (adjusted with  Annual Income Amount
                                     withdrawal and      (5% of the Highest
      Date*        Contract Value  Purchase Payments)**   Quarterly Value)
------------------------------------------------------------------------------
  June 1, 2007      $118,000.00        $118,000.00            $5,900.00
------------------------------------------------------------------------------
 August 6, 2007     $110,000.00        $112,885.55            $5,644.28
------------------------------------------------------------------------------
September 1, 2007   $112,000.00        $112,885.55            $5,644.28
------------------------------------------------------------------------------
December 1, 2007    $119,000.00        $119,000.00            $5,950.00
------------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Contract Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

Benefits Under the Highest Daily Lifetime Five Program.

To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Contract Year equal to the remaining Total Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Contract Year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If annuity payments are to begin under the terms of your Contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

(1)apply your Contract Value to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Total Annual Income Amount as if you made your first withdrawal on the date that annuity payments are to begin.

. Please note that payments that we make under this benefit after the contract anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Contract, including any withdrawal charge.

. Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charge). If you surrender your Contract, you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments. Please note that the payments that we make under this benefit after the contract anniversary coinciding with or next following the Annuitant's 95/th birthday will be treated as annuity payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances.

. You cannot allocate Purchase Payments or transfer Contract Value to a Fixed Interest Rate Option if you elect Highest Daily Lifetime Five.

. Transfers to and from the Sub-accounts and the Benefit Fixed Rate Account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the Contract.

. In general, you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

Election of and Designations Under the Program For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Currently, if you terminate the Highest Daily Lifetime Five benefit, you will

(a) not be permitted to re-elect the benefit and (b) may be allowed to elect another lifetime withdrawal benefit only on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (iv) upon the death of the Annuitant (v) if both the Contract Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

(a)your Contract Value on the day that you elected Highest Daily Lifetime Five; and

(b)the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Upon termination, we may limit or prohibit investment in the fixed interest rate options.

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". The Permitted Sub-accounts are identified in the contract application. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to rebalance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

Additional Tax Considerations

If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/

Highest Daily Lifetime Seven is offered as an alternative to Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five. Currently, if you elect Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. The income benefit under Highest Daily Lifetime Seven currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Seven Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current business day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount Under the Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the Annuitant on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Seven, if your cumulative withdrawals in an contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Highest Daily Lifetime Seven benefit is elected on March 5, 2008

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime Seven benefit

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is younger than 75 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500.

This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.41%                                             $     84.51
Annual Income Amount for future contract years                  $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 75 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

                                    Highest Quarterly    Adjusted Annual
                                   Value (adjusted with  Income Amount (5%
                                     withdrawal and       of the Highest
      Date*        Contract Value  Purchase Payments)**  Quarterly Value)
---------------------------------------------------------------------------
  June 1, 2008      $118,000.00        $118,000.00          $5,900.00
---------------------------------------------------------------------------
 August 6, 2008     $110,000.00        $112,885.55          $5,644.28
---------------------------------------------------------------------------
September 1, 2008   $112,000.00        $112,885.55          $5,644.28
---------------------------------------------------------------------------
December 1, 2008    $119,000.00        $119,000.00          $5,950.00
---------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

Benefits Under the Highest Daily Lifetime Seven Program

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime Seven, and amounts are still payable under Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime Seven benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such Annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Contract, including any CDSC.

. Withdrawals made while the Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Contract you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Seven benefit. The Highest Daily Lifetime Seven benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and an AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the contract.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Seven Benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. The fee for Highest Daily Lifetime Seven is 0.60% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.15% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the Protected Withdrawal Value the fee for Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations Under the Program For Highest Daily Lifetime Seven, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Seven. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Seven, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity.

Highest Daily Lifetime Seven can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five or the Spousal Highest Daily Lifetime Seven to elect Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (although if you have elected to take the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount), (iv) upon the death of the Annuitant (v) if both the Contract Value and Annual Income Amount equal zero or (vi) if you cease to meet our requirements for issuing the benefit (see Elections and Designations under the Program).

Upon termination of Highest Daily Lifetime Seven other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (SHD7)/SM/ Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven. Currently, if you elect Spousal Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven, or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. Spousal Highest Daily Lifetime Seven must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 59 1/2 years old when the benefit is elected. Spousal Highest Daily Lifetime Seven is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime Seven benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Spousal Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount until the death of the second Designated Life, provided that there have not been "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount Under the Spousal Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the youngest Designated Life on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 79 and younger, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount. A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Spousal Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Seven, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Spousal Highest Daily Lifetime Seven benefit is elected on March 5, 2008.

. The youngest Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime Seven benefit.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest Designated Life is younger than 80 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500.

This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.41%                                             $     84.51
Annual Income Amount for future contract years                  $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest Designated Life's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                    Highest Quarterly    Adjusted Annual
                                   Value (adjusted with  Income Amount (5%
                                     withdrawal and       of the Highest
      Date*        Contract Value  Purchase Payments)**  Quarterly Value)
---------------------------------------------------------------------------
  June 1, 2008      $118,000.00        $118,000.00          $5,900.00
---------------------------------------------------------------------------
 August 6, 2008     $110,000.00        $112,885.55          $5,644.28
---------------------------------------------------------------------------
September 1, 2008   $112,000.00        $112,885.55          $5,644.28
---------------------------------------------------------------------------
December 1, 2008    $119,000.00        $119,000.00          $5,950.00
---------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

Benefits Under the Spousal Highest Daily Lifetime Seven Program

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime Seven, and amounts are still payable under Spousal Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime Seven benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the contract, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then annuity payments will be made as a life annuity for the lifetime of the Designated Life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95th birthday, will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Spousal Highest Daily Lifetime Seven Benefit are subject to all of the terms and conditions of the contract, including any CDSC.

. Withdrawals made while the Spousal Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Spousal Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime Seven Benefit. The Spousal Highest Daily Lifetime benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?" Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. You can make withdrawals from your contract without purchasing the Spousal Highest Daily Lifetime Seven benefit. The Spousal Highest Daily Lifetime Seven benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Spousal Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. The fee for Spousal Highest Daily Lifetime Seven is 0.75% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.1875% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations Under the Program Spousal Highest Daily Lifetime Seven can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime Seven only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 59 1/2 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. Each Owner must each be at least 59 1/2 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and the Contingent Annuitant each must be at least 59 1/2 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity or

(b) if the contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime Seven benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the contract appoint a new Designated Life upon re-marriage.

Spousal Highest Daily Lifetime Seven can be elected at the time that you purchase your contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Spousal Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or to elect another lifetime withdrawal benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Spousal Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, or Highest Daily Lifetime Seven to elect Spousal Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Spousal Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (iv) upon your surrender of the contract (v) upon your election to begin receiving annuity payments (vi) if both the Contract Value and Annual Income Amount equal zero or (vii) if you cease to meet our requirements for issuing the benefit (see Election of and Designations under the Program).

Upon termination of Spousal Highest Daily Lifetime Seven other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Spousal Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendix D to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily annual income amount. Note that we use 5% in the formula, irrespective of the youngest Designated Life's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Spousal Highest Daily Lifetime Seven and existing Annuities that elect Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that Required Minimum Distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

. Spousal Highest Daily Lifetime Seven Asset Allocation Formula. As indicated above, Spousal Highest Daily Lifetime Seven uses the same asset transfer formula as Highest Daily Lifetime Seven and uses the same table of age-related factors. See Appendix D.

6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

INCOME APPRECIATOR BENEFIT

The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

. The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.

. If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"

Activation of the Income Appreciator Benefit

YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

Once activated, you can receive the Income Appreciator Benefit:

. (IAB OPTION 1) at annuitization when determining an annuity payment;

. (IAB OPTION 2) during the accumulation phase through the IAB automatic withdrawal payment program; or

. (IAB OPTION 3) during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

CALCULATION OF THE INCOME APPRECIATOR BENEFIT

We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

. earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;

. earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Option, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

. withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;

. the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

Number of Years Income Appreciator Benefit  Income Appreciator
            has been in Force               Benefit Percentage
---------------------------------------------------------------
                   0-6                             0%
---------------------------------------------------------------
                   7-9                             15%
---------------------------------------------------------------
                  10-14                            20%
---------------------------------------------------------------
                   15+                             25%
---------------------------------------------------------------

IAB Option 1 - Income Appreciator Benefit At Annuitization Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD

6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT

REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or

2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

Terminating the Income Appreciator Benefit The Income Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract;

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option;

. the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

. the date of annuitization; or

. the date the contract terminates.

Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB OPTION 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract

Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.

Discontinuing the Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB Option 3 - Income Appreciator Benefit Credit to Contract Value Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.

You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

Excess Withdrawals

During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.

We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.

Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.

Effect of Total Withdrawal on Income Appreciator Benefit. We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?

PURCHASE PAYMENTS

The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no

7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT? continued

less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:

. the owner,

. the joint owner,

. the annuitant, or

. the co-annuitant.

Currently, the maximum aggregate purchase payments you may make is $7 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate investment options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.

You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CREDITS

If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.

The bonus credit that we pay with respect to any purchase payment depends on

(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

. if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

. if the older owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

CONTRACT?

There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

INSURANCE AND ADMINISTRATIVE CHARGES

If you choose an optional benefit, the insurance and administrative cost includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

The death benefit charge is equal to:

. 1.40% on an annual basis if you choose the base death benefit, or

. 1.65% on an annual basis if you choose the step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge).

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

 CONTRACT? continued

We impose an additional insurance and administrative charge of 0.10% annually (of Contract Value attributable to the variable investment options) for the Contract With Credit.

We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit. We impose a charge of 0.60% or 0.75% of the Protected Withdrawal Value for Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, respectively. We impose an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

The withdrawal charge is the percentage, shown below, of the amount withdrawn.

Number of Contract
Anniversaries since  Contract with Credit  Contract Without
 the Date of each        Withdrawal        Credit Withdrawal
 Purchase Payment          Charge               Charge
-------------------------------------------------------------
        0                    8%                   7%
-------------------------------------------------------------
        1                    8%                   6%
-------------------------------------------------------------
        2                    8%                   5%
-------------------------------------------------------------
        3                    8%                   4%
-------------------------------------------------------------
        4                    7%                   3%
-------------------------------------------------------------
        5                    6%                   2%
-------------------------------------------------------------
        6                    5%                   1%
-------------------------------------------------------------
        7                    0%                   0%
-------------------------------------------------------------

If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We determine the "charge-free" amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories - payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

When you make a withdrawal (including a withdrawal under a lifetime withdrawal benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

If a withdrawal or transfer is taken from a market value adjustment guarantee period, prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit. However, we do not impose any withdrawal charge on your withdrawal of a credit amount.

Withdrawal charges will never be greater than permitted by applicable law.

MINIMUM DISTRIBUTION REQUIREMENTS

If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your Contract Value is less than $75,000, we will deduct the lesser of $30 or 2% of your Contract Value, for administrative expenses. We may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $75,000.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2004, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

. each contract anniversary,

. when you begin the income phase of the contract,

. upon a full withdrawal, and

. upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES

NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

. on each contract anniversary,

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

 CONTRACT? continued

. on the annuity date,

. upon the death of the sole owner or the first-to-die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent purchase payment.

The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.

We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the Market Value Adjustment Option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary takes the Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. New York does not currently charge premium taxes on annuities. It is our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the beneficiary continuation option.

COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

UNDERLYING MUTUAL FUND FEES

When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

9: HOW CAN I ACCESS MY MONEY?

You can Access Your Money by:

. MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

. CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep your contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

Income Taxes, Tax Penalties, and Certain Restrictions also may Apply to any Withdrawal you make. For a more Complete Explanation, See Section 10.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

Income Taxes, Tax Penalties, Withdrawal Charges, and Certain Restrictions may Apply to Automated Withdrawals. For a more Complete Explanation, See

Section 10.

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SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

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The tax considerations associated with an annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions.

The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

TAXES PAYABLE BY YOU

We believe this annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments no later than the first day of the calendar month next following the maximum Annuity Date for your contract. Please refer to your annuity contract for the applicable maximum Annuity Date. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity Date described in your contract. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your annuity and will immediately subject any gain in the contract to income tax.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the

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Annuity Qualification section. Tax consequences to the beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the beneficiary is taxed on gain in the contract.

. Within 5 years of death of owner: the beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the owner: the beneficiary is taxed on each payment (part will be treated as gain and part as return of purchase payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent annuitant when a Nonqualified annuity contract is held by a pension plan or a tax favored retirement plan. In such a situation, the annuity may no longer qualify for tax deferral where the annuity contract continues after the death of the Annuitant. Note that in certain annuity contracts issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, we allow for the naming of a co-annuitant, which also is used to mean the successor annuitant (and not another life used for measuring the duration of an annuity payment option). Like in the case of a contingent annuitant, the annuity may no longer qualify for tax deferral where the contract continues after the death of the annuitant.

DISTRIBUTIONS

Taxable amounts distributed from an annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is structured so that it is owned by a grantor trust but the annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor if the grantor pre-deceases the annuitant under

Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the beneficiary and it is not eligible for the death benefit provided under the contract.

ANNUITY QUALIFICATION

Diversification and Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes in Your Annuity. We reserve the right to make any changes we deem necessary to assure that your annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified annuity is an annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified annuity contracts. This annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAs. If you buy an annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the annuity by

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notifying us in writing, and we will refund all of the purchase payments under the annuity (or, if provided by applicable state law, the amount credited under the annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum purchase payment requirements of an annuity, you may purchase an annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a single contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15, or as a current year contribution. In 2008 the contribution limit is $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an annuity, you can make regular IRA contributions under the annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA. In some circumstances, non-spouse beneficiaries may directly roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $46,000 in 2008 ($45,000 in 2007) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2008, this limit is $230,000 ($225,000 for 2007);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2008 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. These amounts are indexed for inflation. These annuities are not available for SARSEPs. You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum purchase payment requirements of an annuity, if you meet certain income limitations you may purchase an annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA or Roth IRA by making a single contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15 of the current year, or with a current contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Until 2010, participants with an adjusted gross income greater than $100,000 are not permitted to roll over funds from an employer plan, including a Roth 401(k) distribution, to a Roth IRA.

TDAs. You may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) generally if you are either an employer or employee of a tax-exempt organization (as defined under Code

Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your rights (or your employee's rights) to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2008. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

Final regulations related to 403(b) contracts were issued in 2007. Under these final regulations, certain contract exchanges may be accepted only if the employer and the issuer have entered into the required information-sharing agreements. Such agreements must be in place by January 1, 2009. We do not currently accept transfers of funds under 403(b) contracts. Funds can only be added to the contract as a current salary deferral under an agreement with your employer or as a direct rollover from another employer plan. We intend to begin accepting such transfers in the future when we can comply with the new regulations.

REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS

If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% owner of the employer, this required

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beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner.

Required minimum distributions are calculated based on the sum of the account value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the account value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the annuity and an increased amount of taxable income distributed to the annuity owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an annuity without either beginning annuity payments or surrendering the annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.

Required Distributions Upon Your Death for Qualified Annuity Contracts Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a

10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

 PLUS 3 CONTRACT? continued

Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

GENERATION-SKIPPING TRANSFERS

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 11.

Additional Information

For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

11: OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey) is a stock life insurance company which was organized on September 17, 1982 under the laws of the State of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York, and accordingly is subject to the laws of each of those states.

Pruco Life of New Jersey is an indirect wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life of New Jersey's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life of New Jersey and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life of New Jersey may owe under the contract.

Pruco Life of New Jersey publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life of New Jersey that is annually audited by independent accountants. Pruco Life of New Jersey's annual report for the year ended December 31, 2007, together with subsequent periodic reports that Pruco Life of New Jersey files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life of New Jersey annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life of New Jersey is 811-07975. You may read and copy any filings made by Pruco Life of New Jersey with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling

(202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pruco Life of New Jersey conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" under the Investment Company Act of 1940. The entities engaged by Pruco Life of New Jersey may change over time. As of December 31, 2007, non-affiliated entities that could be deemed service providers to Pruco Life of New Jersey and/or another insurer within the Prudential Annuities business unit consisted of the following: ADP (proxy tabulation services) located at 100 Burma Road Jersey City, New Jersey 07305, Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street East Hartford CT 06108, BISYS Retirement Services (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202 Pompano Beach, FL 33069, EBIX Inc. (order-entry system) located at 5 Concourse Parkway Suite 3200 Atlanta, GA 30328, Diversified Information Technologies Inc. (records management) located at 123 Wyoming Ave Scranton, PA 18503, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials) located at 26 Barnes Industrial Park Road North Wallingford, CT 06492, Insurance Technologies (annuity illustrations) located at Two South Cascade Avenue, Suite 200 Colorado Springs, CO 80903, Lason Systems Inc. (contract printing and mailing) located at 1305 Stephenson Highway Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) located at 225 West Wacker Drive, Chicago, IL 60606, Pershing LLC (order-entry systems provider) located at One Pershing Plaza Jersey City, NJ 07399, Personix (printing and fulfillment of confirmations and client statements) located at 13100 North Promenade Boulevard Stafford, TX 77477, RR Donnelley Receivables Inc. (printing annual reports and prospectuses) located at 111 South Wacker Drive Chicago, IL 60606-4301, Stanton Group (qualified plan administrator) located at Two Pine Tree Drive, Suite 400 Arden Hills, MN 55112 Attention: Alerus Retirement Solutions, State Street (accumulation unit value calculations) located at State Street Financial Center One Lincoln Street Boston, Massachusetts 02111, The Harty Press, Inc. (printing and fulfillment of marketing materials) located at 25 James Street, New Haven, CT 06513, VG Reed & Sons Inc. (printing and fulfillment of annual reports) located at 1002 South 12th Street Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials) located at 255 Long Beach Boulevard Stratford, CT 06615.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life of New Jersey Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under New Jersey law on May 20, 1996, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life of New Jersey and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life of New Jersey, including its audited financial statements, is provided in the SAI.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Institution Regulatory Authority (FINRA).

The contract is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life of New Jersey and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PAD. Further information about

11: OTHER INFORMATION continued

the firms that are part of these compensation arrangements appears in the Statement of Additional Information which is available without charge upon request.

To the extent permitted by FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total purchase payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total amount held in all Pruco Life of New Jersey products that were sold through the firm (or its affiliated broker-dealers).

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life of New Jersey annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their individual representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments upon the initiation of a relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2007) received payment with respect to annuity business during 2007 (or as to which a payment amount was accrued during 2007). The firms listed below include payments in connection with products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract. During 2007, the least amount paid, and greatest amount paid, were $2,072 and $1,325,582, respectively.

NAME OF FIRM:

Advantage Capital Corporation

AIG Financial Advisors, Inc.

Citigroup Global Markets, Inc.

Financial Network Investment Corp.

FSC Securities Corp.

ING Financial Partners

Merrill Lynch

Morgan Stanley

Multi-Financial Securities Corporation

Primevest

Raymond James & Associates

Raymond James Financial Services

Royal Alliance

Stifel Nicolaus & Co., Inc.

Sunamerica Securities, Inc.

UBS Financial Services

Wachovia

On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia"), and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. Wachovia is the majority owner and Prudential Financial, indirectly through subsidiaries, is a minority owner of Wachovia Securities. The Strategic Partners Plus and Strategic Partners Plus 3 variable annuities are sold through Wachovia Securities.

LITIGATION

Pruco Life of New Jersey is subject to legal and regulatory actions in the ordinary course of its businesses. Pending legal and regulatory actions include proceedings specific to Pruco Life of New Jersey and proceedings generally applicable to business practices in the industries in which Pruco Life of New Jersey operates. Pruco Life of New Jersey is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. In its annuity operations, Pruco Life of New Jersey is subject to litigation involving class action lawsuits and other litigation alleging, among other things, that Pruco Life of New Jersey made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life of New Jersey is also subject to litigation arising out of its general business activities, such as its investments and third-party contracts. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life of New Jersey and its businesses and products. In addition, Pruco Life of New Jersey, along with other participants in the businesses in which Pruco Life of New Jersey engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of its pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

Pruco Life of New Jersey's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcome cannot be predicted. It is possible that the results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life of New Jersey's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life of New Jersey's financial position. Management believes, however, that based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life of New Jersey's financial position.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life of New Jersey, the co-issuer of the Strategic Partners Plus 3 contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Principal Underwriter

. Allocation of Initial Purchase Payment

. Determination of Accumulation Unit Values

. Financial Statements

. Separate Account Financial Information

. Company Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

11: OTHER INFORMATION continued

MARKET-VALUE ADJUSTMENT FORMULA

The general formula under which Pruco Life of New Jersey calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under Strategic Partners Plus 3 is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 + MVA). The MVA itself is calculated as follows:

MVA = [ ( 1 + I )//N/12// ] -1 --------- 1 + J + .0025

where:    I    =    the guaranteed credited interest rate (annual effective) for the given contract at the time of withdrawal or annuitization or settlement.

          J    =    the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. (See below for the interpolation formula)

          N    =    equals the remaining number of months in the contract's current guarantee period (rounded up)
                    at the time of withdrawal or annuitization or settlement.

The MVA formula with respect to contracts issued in New York is what is depicted above. The formula uses an interpolated rate "J" as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

Market Value Adjustment Example

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life of New Jersey for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = [(61/365) X 0.05] + [((365- 61)/365) X 0.04] = 0.0417

The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the power of (38/12) -1 = 0.04871

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.04871 = $542.00

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $542.00 = $11,669.11

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life of New Jersey for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the power of (38/12) -1 = -0.04126

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.04126) = -$459.10

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$459.10) = $10,668.10

APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Strategic Partners Plus 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

STRATEGIC PARTNERS PLUS 3

Pruco Life Insurance Company of New Jersey

PROSPECTUS

ACCUMULATION UNIT VALUES: (Base Death Benefit 1.40)

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
Jennison Portfolio
    11/10/2003* to 12/31/2003           $1.18439         $1.24006                0
    1/1/2004 to 12/31/2004              $1.24006         $1.34066                0
    1/1/2005 to 12/31/2005              $1.34066         $1.51459                0
    1/1/2006 to 12/31/2006              $1.51459         $1.52034                0
    1/1/2007 to 12/31/2007              $1.52034         $1.67913                0
-----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    11/10/2003* to 12/31/2003           $1.17721         $1.25778                0
    1/1/2004 to 12/31/2004              $1.25778         $1.36350                0
    1/1/2005 to 12/31/2005              $1.36350         $1.49905                0
    1/1/2006 to 12/31/2006              $1.49905         $1.66417                0
    1/1/2007 to 12/31/2007              $1.66417         $1.79403                0
-----------------------------------------------------------------------------------------
Prudential Global Portfolio
    11/10/2003* to 12/31/2003           $1.20571         $1.28481                0
    1/1/2004 to 12/31/2004              $1.28481         $1.38861                0
    1/1/2005 to 12/31/2005              $1.38861         $1.58951                0
    1/1/2006 to 12/31/2006              $1.58951         $1.87567                0
    1/1/2007 to 12/31/2007              $1.87567         $2.04345                0
-----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    11/10/2003* to 12/31/2003           $0.99549         $0.99449                0
    1/1/2004 to 12/31/2004              $0.99449         $0.99063                0
    1/1/2005 to 12/31/2005              $0.99063         $1.00520                0
    1/1/2006 to 12/31/2006              $1.00520         $1.03840           81,579
    1/1/2007 to 12/31/2007              $1.03840         $1.07563           81,591
-----------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    11/10/2003* to 12/31/2003           $1.15290         $1.22414                0
    1/1/2004 to 12/31/2004              $1.22414         $1.33335                0
    1/1/2005 to 12/31/2005              $1.33335         $1.37464                0
    1/1/2006 to 12/31/2006              $1.37464         $1.56643                0
    1/1/2007 to 12/31/2007              $1.56643         $1.62347                0

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    11/10/2003* to 12/31/2003                         $1.12896         $1.22392             0
    1/1/2004 to 12/31/2004                            $1.22392         $1.40386             0
    1/1/2005 to 12/31/2005                            $1.40386         $1.61508             0
    1/1/2006 to 12/31/2006                            $1.61508         $1.91044             0
    1/1/2007 to 12/31/2007                            $1.91044         $1.94400             0
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    11/10/2003* to 12/31/2003                         $1.21452         $1.27916             0
    1/1/2004 to 12/31/2004                            $1.27916         $1.44765             0
    1/1/2005 to 12/31/2005                            $1.44765         $1.57741             0
    1/1/2006 to 12/31/2006                            $1.57741         $1.77768             0
    1/1/2007 to 12/31/2007                            $1.77768         $1.91433             0
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    11/10/2003* to 12/31/2003                         $1.18805         $1.22149             0
    1/1/2004 to 12/31/2004                            $1.22149         $1.34749             0
    1/1/2005 to 4/29/2005                             $1.34749         $1.24414             0
-------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    11/10/2003* to 12/31/2003                         $1.12456         $1.19626             0
    1/1/2004 to 12/31/2004                            $1.19626         $1.28343             0
    1/1/2005 to 12/31/2005                            $1.28343         $1.32432             0
    1/1/2006 to 12/31/2006                            $1.32432         $1.51572             0
    1/1/2007 to 12/31/2007                            $1.51572         $1.61162             0
-------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    11/10/2003* to 12/31/2003                         $1.13994         $1.17938             0
    1/1/2004 to 12/31/2004                            $1.17938         $1.23406             0
    1/1/2005 to 12/31/2005                            $1.23406         $1.41770             0
    1/1/2006 to 12/31/2006                            $1.41770         $1.48086             0
    1/1/2007 to 12/31/2007                            $1.48086         $1.58021             0
-------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    11/10/2003* to 12/31/2003                         $1.14798         $1.19393             0
    1/1/2004 to 12/31/2004                            $1.19393         $1.30793             0
    1/1/2005 to 12/31/2005                            $1.30793         $1.38790             0
    1/1/2006 to 12/31/2006                            $1.38790         $1.51519             0
    1/1/2007 to 12/31/2007                            $1.51519         $1.63393             0
-------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    11/10/2003* to 12/31/2003                         $1.10288         $1.13654             0
    1/1/2004 to 12/31/2004                            $1.13654         $1.22048             0
    1/1/2005 to 12/31/2005                            $1.22048         $1.27471             0
    1/1/2006 to 12/31/2006                            $1.27471         $1.36612             0
    1/1/2007 to 12/31/2007                            $1.36612         $1.47370             0
-------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    11/10/2003* to 12/31/2003                         $1.17037         $1.24835             0
    1/1/2004 to 12/31/2004                            $1.24835         $1.38531             0
    1/1/2005 to 12/31/2005                            $1.38531         $1.49631             0
    1/1/2006 to 12/31/2006                            $1.49631         $1.69738             0
    1/1/2007 to 12/31/2007                            $1.69738         $1.75049             0
-------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    11/10/2003* to 12/31/2003                         $1.22255         $1.29026             0
    1/1/2004 to 12/31/2004                            $1.29026         $1.53570             0
    1/1/2005 to 12/31/2005                            $1.53570         $1.58443             0
    1/1/2006 to 12/31/2006                            $1.58443         $1.79078             0
    1/1/2007 to 12/31/2007                            $1.79078         $1.70189             0

                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    11/10/2003* to 12/31/2003                      $1.18371         $1.23975             0
    1/1/2004 to 12/31/2004                         $1.23975         $1.38211             0
    1/1/2005 to 12/31/2005                         $1.38211         $1.48911             0
    1/1/2006 to 12/31/2006                         $1.48911         $1.65769             0
    1/1/2007 to 12/31/2007                         $1.65769         $1.78549             0
----------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    11/10/2003* to 12/31/2003                      $1.13457         $1.21457             0
    1/1/2004 to 12/31/2004                         $1.21457         $1.41041             0
    1/1/2005 to 12/31/2005                         $1.41041         $1.48345             0
    1/1/2006 to 12/31/2006                         $1.48345         $1.73324             0
    1/1/2007 to 12/31/2007                         $1.73324         $1.66085             0
----------------------------------------------------------------------------------------------------
SP International Value Portfolio
    11/10/2003* to 12/31/2003                      $1.13314         $1.23393             0
    1/1/2004 to 12/31/2004                         $1.23393         $1.40924             0
    1/1/2005 to 12/31/2005                         $1.40924         $1.58122             0
    1/1/2006 to 12/31/2006                         $1.58122         $2.01320             0
    1/1/2007 to 12/31/2007                         $2.01320         $2.34427             0
----------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    11/10/2003* to 12/31/2003                      $1.14453         $1.20717             0
    1/1/2004 to 12/31/2004                         $1.20717         $1.33789             0
    1/1/2005 to 4/29/2005                          $1.33789         $1.25025             0
----------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    11/10/2003* to 12/31/2003                      $1.31609         $1.33928             0
    1/1/2004 to 12/31/2004                         $1.33928         $1.57888             0
    1/1/2005 to 12/31/2005                         $1.57888         $1.63898             0
    1/1/2006 to 12/31/2006                         $1.63898         $1.58504             0
    1/1/2007 to 12/31/2007                         $1.58504         $1.81642             0
----------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    11/10/2003* to 12/31/2003                      $1.16169         $1.19841             0
    1/1/2004 to 12/31/2004                         $1.19841         $1.29196             0
    1/1/2005 to 12/31/2005                         $1.29196         $1.32558             0
    1/1/2006 to 12/31/2006                         $1.32558         $1.43180             0
    1/1/2007 to 12/31/2007                         $1.43180         $1.46552             0
----------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    11/10/2003* to 12/31/2003                      $1.02971         $1.04684             0
    1/1/2004 to 12/31/2004                         $1.04684         $1.08689             0
    1/1/2005 to 12/31/2005                         $1.08689         $1.09767             0
    1/1/2006 to 12/31/2006                         $1.09767         $1.12250             0
    1/1/2007 to 12/31/2007                         $1.12250         $1.21148             0
----------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    11/10/2003* to 12/31/2003                      $1.35478         $1.36653             0
    1/1/2004 to 12/31/2004                         $1.36653         $1.63587             0
    1/1/2005 to 12/31/2005                         $1.63587         $1.90014             0
    1/1/2006 to 12/31/2006                         $1.90014         $2.05363             0
    1/1/2007 to 12/31/2007                         $2.05363         $2.36566             0
----------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    11/10/2003* to 12/31/2003                      $1.29042         $1.30191             0
    1/1/2004 to 12/31/2004                         $1.30191         $1.27212             0
    1/1/2005 to 12/31/2005                         $1.27212         $1.28565             0
    1/1/2006 to 12/31/2006                         $1.28565         $1.42492             0
    1/1/2007 to 12/31/2007                         $1.42492         $1.49464             0

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    11/10/2003* to 12/31/2003                         $1.14518         $1.19388            0
    1/1/2004 to 12/31/2004                            $1.19388         $1.30209            0
    1/1/2005 to 12/31/2005                            $1.30209         $1.47863            0
    1/1/2006 to 12/31/2006                            $1.47863         $1.44859            0
    1/1/2007 to 12/31/2007                            $1.44859         $1.64616            0
------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    11/10/2003* to 12/31/2003                         $1.32609         $1.34037            0
    1/1/2004 to 12/31/2004                            $1.34037         $1.32188            0
    1/1/2005 to 4/29/2005                             $1.32188         $1.18074            0
------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    11/10/2003* to 12/31/2003                         $1.26410         $1.35112            0
    1/1/2004 to 12/31/2004                            $1.35112         $1.55290            0
    1/1/2005 to 12/31/2005                            $1.55290         $1.78245            0
    1/1/2006 to 12/31/2006                            $1.78245         $2.12789            0
    1/1/2007 to 12/31/2007                            $2.12789         $2.50846            0
------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    12/5/2003* to 12/31/2003                          $9.92203        $10.34285            0
    1/1/2004 to 12/31/2004                           $10.34285        $11.05580            0
    1/1/2005 to 4/15/2005                            $11.05580        $10.33082            0
------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    11/10/2003* to 12/31/2003                         $1.08315         $1.12625            0
    1/1/2004 to 12/31/2004                            $1.12625         $1.18087            0
    1/1/2005 to 12/31/2005                            $1.18087         $1.22619            0
    1/1/2006 to 12/31/2006                            $1.22619         $1.32838            0
    1/1/2007 to 12/31/2007                            $1.32838         $1.39750            0
------------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    12/5/2003* to 12/31/2003                          $9.91859        $10.39784            0
    1/1/2004 to 12/31/2004                           $10.39784        $11.19868            0
    1/1/2005 to 12/31/2005                           $11.19868        $12.03990            0
    1/1/2006 to 12/31/2006                           $12.03990        $13.37882            0
    1/1/2007 to 12/31/2007                           $13.37882        $14.28687            0
------------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    11/10/2003* to 12/31/2003                         $1.32545         $1.35076            0
    1/1/2004 to 12/31/2004                            $1.35076         $1.51675            0
    1/1/2005 to 12/31/2005                            $1.51675         $1.59343            0
    1/1/2006 to 12/31/2006                            $1.59343         $1.74499            0
    1/1/2007 to 12/31/2007                            $1.74499         $1.91089            0
------------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    12/5/2003* to 12/31/2003                          $9.98995        $10.44289            0
    1/1/2004 to 12/31/2004                           $10.44289        $12.27702            0
    1/1/2005 to 12/31/2005                           $12.27702        $14.04482            0
    1/1/2006 to 12/31/2006                           $14.04482        $17.05947            0
    1/1/2007 to 12/31/2007                           $17.05947        $19.34629            0
------------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    11/10/2003* to 12/31/2003                         $1.30024         $1.33662            0
    1/1/2004 to 12/31/2004                            $1.33662         $1.41333            0
    1/1/2005 to 12/31/2005                            $1.41333         $1.44748            0
    1/1/2006 to 12/31/2006                            $1.44748         $1.51345            0
    1/1/2007 to 12/31/2007                            $1.51345         $1.67096            0

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    11/10/2003* to 12/31/2003                                       $1.17920         $1.25261            0
    1/1/2004 to 12/31/2004                                          $1.25261         $1.48703            0
    1/1/2005 to 12/31/2005                                          $1.48703         $1.62435            0
    1/1/2006 to 12/31/2006                                          $1.62435         $1.94718            0
    1/1/2007 to 12/31/2007                                          $1.94718         $1.77588            0
--------------------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                                        $9.99886        $10.68260            0
    1/1/2007 to 12/31/2007                                         $10.68260        $11.53588            0
--------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886         $9.99933            0
    1/1/2006 to 12/31/2006                                          $9.99933        $11.40838            0
    1/1/2007 to 12/31/2007                                         $11.40838        $12.32551            0
--------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                                       $10.09338        $11.73323            0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.07970        $10.33229            0
    1/1/2006 to 12/31/2006                                         $10.33229        $12.36530            0
    1/1/2007 to 12/31/2007                                         $12.36530        $11.75873            0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                       $10.05481        $10.28681            0
    1/1/2006 to 12/31/2006                                         $10.28681        $11.89718            0
    1/1/2007 to 12/31/2007                                         $11.89718        $12.33375            0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                                       $10.05009        $11.34495            0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                       $10.04988        $10.42169            0
    1/1/2006 to 12/31/2006                                         $10.42169        $11.57321            0
    1/1/2007 to 12/31/2007                                         $11.57321        $11.65038            0
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06658        $10.35426            0
    1/1/2006 to 12/31/2006                                         $10.35426        $11.93304            0
    1/1/2007 to 12/31/2007                                         $11.93304        $11.75498            0
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04202        $10.33700            0
    1/1/2006 to 12/31/2006                                         $10.33700        $11.18026            0
    1/1/2007 to 12/31/2007                                         $11.18026        $12.00848            0
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886        $10.01933            0
    1/1/2006 to 12/31/2006                                         $10.01933        $11.04402            0
    1/1/2007 to 12/31/2007                                         $11.04402        $11.89376            0
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886        $10.00933            0
    1/1/2006 to 12/31/2006                                         $10.00933        $11.22130            0
    1/1/2007 to 12/31/2007                                         $11.22130        $12.14221            0
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14710        $12.04155            0
    1/1/2006 to 12/31/2006                                         $12.04155        $16.23834            0
    1/1/2007 to 12/31/2007                                         $16.23834        $12.82033            0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
                                                       Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99886        $10.02932              0
    1/1/2006 to 12/31/2006                                  $10.02932        $10.93553          2,678
    1/1/2007 to 12/31/2007                                  $10.93553        $11.76251          2,678
-------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.08492        $10.73678              0
    1/1/2006 to 12/31/2006                                  $10.73678        $12.88954              0
    1/1/2007 to 12/31/2007                                  $12.88954        $12.86054              0
-------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.01133        $10.33264              0
    1/1/2006 to 12/31/2006                                  $10.33264        $10.98080              0
    1/1/2007 to 12/31/2007                                  $10.98080        $12.85490              0
-------------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.04570        $10.03757              0
    1/1/2006 to 12/31/2006                                  $10.03757        $11.87455              0
    1/1/2007 to 12/31/2007                                  $11.87455         $9.62921              0
-------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99886        $10.98052              0
    1/1/2006 to 12/31/2006                                  $10.98052        $12.22751              0
    1/1/2007 to 12/31/2007                                  $12.22751        $13.40975              0
-------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99886        $10.50452              0
    1/1/2007 to 12/31/2007                                  $10.50452        $11.54148              0
-------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99886        $10.60336              0
    1/1/2007 to 12/31/2007                                  $10.60336        $11.35095              0
-------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                                $10.01541        $10.64464              0
    1/1/2006 to 12/31/2006                                  $10.64464        $11.66754              0
    1/1/2007 to 12/31/2007                                  $11.66754        $11.72906              0
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03302        $10.78065              0
    1/1/2006 to 12/31/2006                                  $10.78065        $11.69442              0
    1/1/2007 to 12/31/2007                                  $11.69442        $13.14587              0
-------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                 $9.97681         $9.87825              0
    1/1/2006 to 12/31/2006                                   $9.87825        $10.75063              0
    1/1/2007 to 12/31/2007                                  $10.75063        $10.86456              0
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99886        $10.60000              0
    1/1/2006 to 12/31/2006                                  $10.60000        $11.11019              0
    1/1/2007 to 12/31/2007                                  $11.11019        $13.07586              0
-------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.91389        $10.67460              0
    1/1/2006 to 12/31/2006                                  $10.67460        $12.92733              0
    1/1/2007 to 12/31/2007                                  $12.92733        $13.95132              0
-------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.07726        $10.57804              0
    1/1/2006 to 12/31/2006                                  $10.57804        $12.35800              0
    1/1/2007 to 12/31/2007                                  $12.35800        $11.82253              0

                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                         $9.99886         $9.96977            0
    1/1/2006 to 12/31/2006                           $9.96977        $10.79596            0
    1/1/2007 to 12/31/2007                          $10.79596        $11.29424            0
-----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.12625        $10.92526            0
    1/1/2006 to 12/31/2006                          $10.92526        $11.55444            0
    1/1/2007 to 12/31/2007                          $11.55444        $13.09923            0
-----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                         $9.96626        $10.49866            0
    1/1/2006 to 12/31/2006                          $10.49866        $12.87030            0
    1/1/2007 to 12/31/2007                          $12.87030        $13.88494            0
-----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.03693        $10.78089            0
    1/1/2006 to 12/31/2006                          $10.78089        $11.65979            0
    1/1/2007 to 12/31/2007                          $11.65979        $13.23519            0
-----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.06503        $10.37369            0
    1/1/2006 to 12/31/2006                          $10.37369        $11.68807            0
    1/1/2007 to 12/31/2007                          $11.68807        $11.84309            0
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.05576        $11.35869            0
    1/1/2006 to 12/31/2006                          $11.35869        $12.77698            0
    1/1/2007 to 12/31/2007                          $12.77698        $15.39741            0
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.02196        $10.90682            0
    1/1/2006 to 12/31/2006                          $10.90682        $11.91306            0
    1/1/2007 to 12/31/2007                          $11.91306        $12.12014            0
-----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.99886        $10.07733            0
    1/1/2006 to 12/31/2006                          $10.07733        $10.31847            0
    1/1/2007 to 12/31/2007                          $10.31847        $10.86715            0
-----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                         $9.99886        $10.03931            0
    1/1/2006 to 12/31/2006                          $10.03931        $10.68916            0
    1/1/2007 to 12/31/2007                          $10.68916        $11.45988            0
-----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.04866        $10.66828            0
    1/1/2006 to 12/31/2006                          $10.66828        $12.63027            0
    1/1/2007 to 12/31/2007                          $12.63027        $11.75648            0
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                        $10.02867        $10.37610            0
    1/1/2006 to 12/31/2006                          $10.37610        $11.51159            0
    1/1/2007 to 12/31/2007                          $11.51159        $12.06970            0
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.94939         $9.46839            0
    1/1/2006 to 12/31/2006                           $9.46839         $9.92364            0
    1/1/2007 to 12/31/2007                           $9.92364        $10.72994            0
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                        $10.00286        $11.76236            0
    1/1/2006 to 12/31/2006                          $11.76236        $13.44068            0
    1/1/2007 to 12/31/2007                          $13.44068        $18.62348            0

                                                                                                Number of
                                                            Accumulation     Accumulation      Accumulation
                                                            Unit Value at    Unit Value at Units Outstanding at
                                                         Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                   $9.88103        $12.08600            0
    1/1/2006 to 12/31/2006                                    $12.08600        $16.04073            0
    1/1/2007 to 12/31/2007                                    $16.04073        $22.70075            0
---------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio - Service Shares
    11/10/2003* to 12/31/2003                                  $1.19749         $1.24622            0
    1/1/2004 to 12/31/2004                                     $1.24622         $1.28061            0
    1/1/2005 to 12/31/2005                                     $1.28061         $1.31370            0
    1/1/2006 to 12/31/2006                                     $1.31370         $1.43985            0
    1/1/2007 to 12/31/2007                                     $1.43985         $1.62992            0
---------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                  $9.99886         $9.98290            0

* Denotes the start date of these sub-accounts.

STRATEGIC PARTNERS PLUS 3

Pruco Life Insurance Company of New Jersey

PROSPECTUS

ACCUMULATION UNIT VALUES: (Contract w Credit, GMDB Step Up, Lifetime Five 2.35)

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                          $10.06149        $11.75530            0
    1/1/2006 to 12/31/2006                            $11.75530        $11.69148            0
    1/1/2007 to 12/31/2007                            $11.69148        $12.79216            0
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                          $10.04786        $11.04459            0
    1/1/2006 to 12/31/2006                            $11.04459        $12.14826            0
    1/1/2007 to 12/31/2007                            $12.14826        $12.97438            0
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                           $9.98604        $11.28141            0
    1/1/2006 to 12/31/2006                            $11.28141        $13.18913            0
    1/1/2007 to 12/31/2007                            $13.18913        $14.23485            0
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                           $9.99996        $10.05988            0
    1/1/2006 to 12/31/2006                            $10.05988        $10.29637            0
    1/1/2007 to 12/31/2007                            $10.29637        $10.56765            0
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                          $10.05601        $10.32927            0
    1/1/2006 to 12/31/2006                            $10.32927        $11.66171            0
    1/1/2007 to 12/31/2007                            $11.66171        $11.97330            0
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                          $10.03736        $11.20262            0
    1/1/2006 to 12/31/2006                            $11.20262        $13.12851            0
    1/1/2007 to 12/31/2007                            $13.12851        $13.23452            0
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.03176        $10.92881            0
    1/1/2006 to 12/31/2006                            $10.92881        $12.20272            0
    1/1/2007 to 12/31/2007                            $12.20272        $13.01767            0

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                       $10.06871         $9.48129               0
---------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                      $10.02504        $10.18592               0
    1/1/2006 to 12/31/2006                        $10.18592        $11.55011               0
    1/1/2007 to 12/31/2007                        $11.55011        $12.16632               0
---------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                      $10.03004        $12.07261               0
    1/1/2006 to 12/31/2006                        $12.07261        $12.49351               0
    1/1/2007 to 12/31/2007                        $12.49351        $13.20717               0
---------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                      $10.01701        $10.62086         217,259
    1/1/2006 to 12/31/2006                        $10.62086        $11.48697         267,163
    1/1/2007 to 12/31/2007                        $11.48697        $12.27114         264,631
---------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                      $10.00706        $10.45020         108,808
    1/1/2006 to 12/31/2006                        $10.45020        $11.09607         138,562
    1/1/2007 to 12/31/2007                        $11.09607        $11.85756         136,267
---------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                      $10.02497        $10.57546               0
    1/1/2006 to 12/31/2006                        $10.57546        $11.88564               0
    1/1/2007 to 12/31/2007                        $11.88564        $12.14340               0
---------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                      $10.05718        $10.45619               0
    1/1/2006 to 12/31/2006                        $10.45619        $11.70860               0
    1/1/2007 to 12/31/2007                        $11.70860        $11.02358               0
---------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                      $10.02889        $10.78726         260,567
    1/1/2006 to 12/31/2006                        $10.78726        $11.89830         310,629
    1/1/2007 to 12/31/2007                        $11.89830        $12.69644         277,354
---------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                      $10.07568        $10.43081               0
    1/1/2006 to 12/31/2006                        $10.43081        $12.07470               0
    1/1/2007 to 12/31/2007                        $12.07470        $11.46255               0
---------------------------------------------------------------------------------------------------
SP International Value Portfolio
    3/14/2005* to 12/31/2005                       $9.91207        $10.61389               0
    1/1/2006 to 12/31/2006                        $10.61389        $13.38834               0
    1/1/2007 to 12/31/2007                        $13.38834        $15.44474               0
---------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 4/29/2005                       $10.05589         $9.60153               0
---------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                      $10.02817        $10.64137               0
    1/1/2006 to 12/31/2006                        $10.64137        $10.19555               0
    1/1/2007 to 12/31/2007                        $10.19555        $11.57472               0
---------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                       $9.98883        $10.08741               0
    1/1/2006 to 12/31/2006                        $10.08741        $10.79348               0
    1/1/2007 to 12/31/2007                        $10.79348        $10.94485               0
---------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                       $9.99809        $10.11842               0
    1/1/2006 to 12/31/2006                        $10.11842        $10.25030               0
    1/1/2007 to 12/31/2007                        $10.25030        $10.95936               0

                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03568        $11.68962               0
    1/1/2006 to 12/31/2006                             $11.68962        $12.51685               0
    1/1/2007 to 12/31/2007                             $12.51685        $14.28410               0
--------------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03030        $10.46275               0
    1/1/2006 to 12/31/2006                             $10.46275        $11.48936               0
    1/1/2007 to 12/31/2007                             $11.48936        $11.93901               0
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.07351        $11.93182               0
    1/1/2006 to 12/31/2006                             $11.93182        $11.58147               0
    1/1/2007 to 12/31/2007                             $11.58147        $13.03860               0
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 4/29/2005                            $10.04303         $9.58801               0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 formerly, SP William Blair International Growth
    3/14/2005* to 12/31/2005                            $9.92625        $11.24237               0
    1/1/2006 to 12/31/2006                             $11.24237        $13.29698               0
    1/1/2007 to 12/31/2007                             $13.29698        $15.52910               0
--------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    3/14/2005* to 4/15/2005                            $10.04464         $9.43348               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    3/14/2005* to 12/31/2005                           $10.02744        $10.41725               0
    1/1/2006 to 12/31/2006                             $10.41725        $11.18100               0
    1/1/2007 to 12/31/2007                             $11.18100        $11.65298               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    3/14/2005* to 12/31/2005                           $10.03976        $10.54636               0
    1/1/2006 to 12/31/2006                             $10.54636        $11.61075               0
    1/1/2007 to 12/31/2007                             $11.61075        $12.28308               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    3/14/2005* to 12/31/2005                           $10.02770        $10.67936               0
    1/1/2006 to 12/31/2006                             $10.67936        $11.58633               0
    1/1/2007 to 12/31/2007                             $11.58633        $12.56918               0
--------------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    3/14/2005* to 12/31/2005                            $9.89908        $10.94247               0
    1/1/2006 to 12/31/2006                             $10.94247        $13.16834               0
    1/1/2007 to 12/31/2007                             $13.16834        $14.79421               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    3/14/2005* to 12/31/2005                           $10.01727        $10.55728               0
    1/1/2006 to 12/31/2006                             $10.55728        $10.93606               0
    1/1/2007 to 12/31/2007                             $10.93606        $11.96146               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    3/14/2005* to 12/31/2005                           $10.04608        $10.63624               0
    1/1/2006 to 12/31/2006                             $10.63624        $12.63225               0
    1/1/2007 to 12/31/2007                             $12.63225        $11.41288               0
--------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                            $9.99809        $10.60457          45,706
    1/1/2007 to 12/31/2007                             $10.60457        $11.34476         171,448
--------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                            $9.99809         $9.99215               0
    1/1/2006 to 12/31/2006                              $9.99215        $11.29471               0
    1/1/2007 to 12/31/2007                             $11.29471        $12.08889               0

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                                       $10.09261        $11.65393                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.07893        $10.25500                0
    1/1/2006 to 12/31/2006                                         $10.25500        $12.15923                0
    1/1/2007 to 12/31/2007                                         $12.15923        $11.45490                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                       $10.05404        $10.20982                0
    1/1/2006 to 12/31/2006                                         $10.20982        $11.69882                0
    1/1/2007 to 12/31/2007                                         $11.69882        $12.01493                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                                       $10.04932        $11.26832                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                       $10.04911        $10.34380                0
    1/1/2006 to 12/31/2006                                         $10.34380        $11.38035                0
    1/1/2007 to 12/31/2007                                         $11.38035        $11.34925                0
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06581        $10.27670                0
    1/1/2006 to 12/31/2006                                         $10.27670        $11.73408                0
    1/1/2007 to 12/31/2007                                         $11.73408        $11.45102                0
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04126        $10.25966                0
    1/1/2006 to 12/31/2006                                         $10.25966        $10.99392                0
    1/1/2007 to 12/31/2007                                         $10.99392        $11.69820           52,424
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99809        $10.01214           90,836
    1/1/2006 to 12/31/2006                                         $10.01214        $10.93388          980,523
    1/1/2007 to 12/31/2007                                         $10.93388        $11.66521        1,256,419
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99809        $10.00213           16,400
    1/1/2006 to 12/31/2006                                         $10.00213        $11.10927          431,061
    1/1/2007 to 12/31/2007                                         $11.10927        $11.90879          733,560
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14633        $11.95154                0
    1/1/2006 to 12/31/2006                                         $11.95154        $15.96803                0
    1/1/2007 to 12/31/2007                                         $15.96803        $12.48919                0
--------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99809        $10.02210           74,062
    1/1/2006 to 12/31/2006                                         $10.02210        $10.82649          516,020
    1/1/2007 to 12/31/2007                                         $10.82649        $11.53653          613,366
--------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.08415        $10.65644                0
    1/1/2006 to 12/31/2006                                         $10.65644        $12.67469                0
    1/1/2007 to 12/31/2007                                         $12.67469        $12.52816                0
--------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.01056        $10.25531                0
    1/1/2006 to 12/31/2006                                         $10.25531        $10.79758                0
    1/1/2007 to 12/31/2007                                         $10.79758        $12.52249                0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
                                                       Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.04493         $9.96249               0
    1/1/2006 to 12/31/2006                                   $9.96249        $11.67669               0
    1/1/2007 to 12/31/2007                                  $11.67669         $9.38029               0
-------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99809        $10.89847               0
    1/1/2006 to 12/31/2006                                  $10.89847        $12.02369               0
    1/1/2007 to 12/31/2007                                  $12.02369        $13.06315               0
-------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99809        $10.42774          36,460
    1/1/2007 to 12/31/2007                                  $10.42774        $11.35028          97,045
-------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99809        $10.52596          18,794
    1/1/2007 to 12/31/2007                                  $10.52596        $11.16298         107,468
-------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                                $10.01465        $10.56503               0
    1/1/2006 to 12/31/2006                                  $10.56503        $11.47316               0
    1/1/2007 to 12/31/2007                                  $11.47316        $11.42601          32,337
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03225        $10.70014               0
    1/1/2006 to 12/31/2006                                  $10.70014        $11.49971               0
    1/1/2007 to 12/31/2007                                  $11.49971        $12.80631               0
-------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                 $9.97604         $9.80433               0
    1/1/2006 to 12/31/2006                                   $9.80433        $10.57148               0
    1/1/2007 to 12/31/2007                                  $10.57148        $10.58384               0
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99809        $10.52063               0
    1/1/2006 to 12/31/2006                                  $10.52063        $10.92486               0
    1/1/2007 to 12/31/2007                                  $10.92486        $12.73768               0
-------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.91312        $10.59475               0
    1/1/2006 to 12/31/2006                                  $10.59475        $12.71200               0
    1/1/2007 to 12/31/2007                                  $12.71200        $13.59092               0
-------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.07650        $10.49882               0
    1/1/2006 to 12/31/2006                                  $10.49882        $12.15199               0
    1/1/2007 to 12/31/2007                                  $12.15199        $11.51688               0
-------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                                 $9.99809         $9.89514               0
    1/1/2006 to 12/31/2006                                   $9.89514        $10.61604               0
    1/1/2007 to 12/31/2007                                  $10.61604        $11.00230               0
-------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.12548        $10.84339               0
    1/1/2006 to 12/31/2006                                  $10.84339        $11.36178               0
    1/1/2007 to 12/31/2007                                  $11.36178        $12.76067               0
-------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.96549        $10.42012               0
    1/1/2006 to 12/31/2006                                  $10.42012        $12.65581               0
    1/1/2007 to 12/31/2007                                  $12.65581        $13.52608               0

                                                                                                Number of
                                                            Accumulation     Accumulation      Accumulation
                                                            Unit Value at    Unit Value at Units Outstanding at
                                                         Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                                  $10.03616        $10.70037               0
    1/1/2006 to 12/31/2006                                    $10.70037        $11.46555               0
    1/1/2007 to 12/31/2007                                    $11.46555        $12.89324               0
---------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                  $10.06426        $10.29604               0
    1/1/2006 to 12/31/2006                                    $10.29604        $11.49314               0
    1/1/2007 to 12/31/2007                                    $11.49314        $11.53682               0
---------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                  $10.05499        $11.27378               0
    1/1/2006 to 12/31/2006                                    $11.27378        $12.56405               0
    1/1/2007 to 12/31/2007                                    $12.56405        $14.99959               0
---------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                  $10.02120        $10.82531               0
    1/1/2006 to 12/31/2006                                    $10.82531        $11.71445               0
    1/1/2007 to 12/31/2007                                    $11.71445        $11.80676               0
---------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                   $9.99809        $10.00170               0
    1/1/2006 to 12/31/2006                                    $10.00170        $10.14603               0
    1/1/2007 to 12/31/2007                                    $10.14603        $10.58573               0
---------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                   $9.99809        $10.03209           1,097
    1/1/2006 to 12/31/2006                                    $10.03209        $10.58266          25,948
    1/1/2007 to 12/31/2007                                    $10.58266        $11.23988          85,990
---------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                  $10.04790        $10.58843               0
    1/1/2006 to 12/31/2006                                    $10.58843        $12.41972               0
    1/1/2007 to 12/31/2007                                    $12.41972        $11.45244               0
---------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                  $10.02791        $10.29859               0
    1/1/2006 to 12/31/2006                                    $10.29859        $11.31993               0
    1/1/2007 to 12/31/2007                                    $11.31993        $11.75789         118,836
---------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                   $9.94863         $9.39752               0
    1/1/2006 to 12/31/2006                                     $9.39752         $9.75828               0
    1/1/2007 to 12/31/2007                                     $9.75828        $10.45270               0
---------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                  $10.00209        $11.67449               0
    1/1/2006 to 12/31/2006                                    $11.67449        $13.21670               0
    1/1/2007 to 12/31/2007                                    $13.21670        $18.14222               0
---------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                   $9.88026        $11.99550               0
    1/1/2006 to 12/31/2006                                    $11.99550        $15.77337               0
    1/1/2007 to 12/31/2007                                    $15.77337        $22.11426               0
---------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio - Service Shares
    3/14/2005 to 12/31/2005                                   $10.04403        $10.33887               0
    1/1/2006 to 12/31/2006                                    $10.33887        $11.22671               0
    1/1/2007 to 12/31/2007                                    $11.22671        $12.59046               0
---------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                  $9.99809         $9.97138               0

* Denotes the start date of these sub-accounts.

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company of New Jersey. Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. Please note that Strategic Partners Advisor and Strategic Partners Select are no longer offered. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners Annuity One 3 / Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

. Strategic Partners Flex Elite offers a shorter CDSC period than that under Strategic Partners Annuity One 3/Plus 3, but does not offer Purchase Payment Credits. Strategic Partners Flex Elite is not currently available in New York.

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

                             Strategic Partners                            Strategic Partners
                                  Advisor                                        Select
---------------------------------------------------------------------------------------------------------------------
Minimum Investment                         $10,000                                       $10,000
---------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                          85 Qualified & Non-                           80 Qualified & 85 Non-
                                           Qualified                                     Qualified
---------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                          None                                          7 Years
 Schedule                                                                                (7%, 6%, 5%, 4%, 3%,
                                                                                         2%, 1%)
                                                                                         Contract date based
---------------------------------------------------------------------------------------------------------------------
Annual Charge-Free                         Full liquidity                                10% of gross purchase
 Withdrawal /1/                                                                          payments per contract year,
                                                                                         cumulative up to 7 years or
                                                                                         70% of gross purchase
                                                                                         payments
---------------------------------------------------------------------------------------------------------------------
Insurance and                              1.40%                                         1.52%
 Administration Charge
---------------------------------------------------------------------------------------------------------------------
Contract Maintenance                       The lesser of $30 or 2% of                    $30. Waived if Contract
 (assessed annually)                       your Contract Value.                          Value is $50,000 or more
                                           Waived if Contract value is
                                           $50,000 or more
---------------------------------------------------------------------------------------------------------------------
Contract Credit                            No                                            No

---------------------------------------------------------------------------------------------------------------------
Fixed Rate Account                         No                                            Yes 1-Year
---------------------------------------------------------------------------------------------------------------------
Market Value Adjustment                    No                                            Yes 7-Year
 Account (MVA)
---------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost                       No                                            No
 Averaging (DCA)
---------------------------------------------------------------------------------------------------------------------
Variable Investment                        as indicated in prospectus                    as indicated in prospectus
 Options Available
---------------------------------------------------------------------------------------------------------------------
Evergreen Funds                            N/A                                           N/A

---------------------------------------------------------------------------------------------------------------------
Base Death Benefit:                        The greater of: Purchase                      Contract Value
                                           payment(s) Minus
                                           proportionate
                                           withdrawal(s) or Contract
                                           Value
---------------------------------------------------------------------------------------------------------------------

                             Strategic Partners                            Strategic Partners
                            Annuity One 3/Plus 3                          Annuity One 3/Plus 3
                                 Non Bonus                                       Bonus
--------------------------------------------------------------------------------------------------------------------
Minimum Investment                          $10,000                                       $10,000
--------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                           85 Qualified & Non-                           85 Qualified & Non-
                                            Qualified                                     Qualified
--------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                           7 Years                                       7 Years
 Schedule                                   (7%, 6%, 5%, 4%, 3%,                          (8%, 8%, 8%, 8%, 7%,
                                            2%, 1%)                                       6%, 5%)
                                            Payment date based                            Payment date based
--------------------------------------------------------------------------------------------------------------------
Annual Charge-Free                          10% of gross purchase                         10% of gross purchase
 Withdrawal /1/                             payments made as of last                      payments made as of last
                                            contract anniversary per                      contract anniversary per
                                            contract year                                 contract year

--------------------------------------------------------------------------------------------------------------------
Insurance and                               1.40%                                         1.50%
 Administration Charge
--------------------------------------------------------------------------------------------------------------------
Contract Maintenance                        The lesser of $30 or 2% of                    The lesser of $30 or 2% of
 (assessed annually)                        your Contract Value.                          your Contract Value.
                                            Waived if Contract Value                      Waived if Contract Value
                                            is $75,000 or more                            is $75,000 or more
--------------------------------------------------------------------------------------------------------------------
Contract Credit                             No                                            Yes 3%-all amounts ages
                                                                                          81-85 4%-under $250,000
                                                                                          5%-$250,000-$999,999
                                                                                          6%-$1,000,000+
--------------------------------------------------------------------------------------------------------------------
Fixed Rate Account                          Yes 1-Year                                    Yes/ 2/ 1-Year
--------------------------------------------------------------------------------------------------------------------
Market Value Adjustment                     Yes 1-10 Years                                No
 Account (MVA)
--------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost                        Yes                                           Yes
 Averaging (DCA)
--------------------------------------------------------------------------------------------------------------------
Variable Investment                         as indicated in prospectus                    as indicated in prospectus
 Options Available
--------------------------------------------------------------------------------------------------------------------
Evergreen Funds                             6 - available in Strategic                    6 - available in Strategic
                                            Partners Plus 3 only                          Partners Plus 3 only
--------------------------------------------------------------------------------------------------------------------
Base Death Benefit:                         The greater of: Purchase                      The greater of: Purchase
                                            payment(s) minus                              payment(s) minus
                                            proportionate                                 proportionate
                                            withdrawal(s) or Contract                     withdrawal(s) or Contract
                                            Value                                         Value
--------------------------------------------------------------------------------------------------------------------

1 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty. 2 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

                                                                       Strategic Partners
                              Strategic Partners  Strategic Partners  Annuity One 3/Plus 3
                                   Advisor              Select             Non Bonus
----------------------------------------------------------------------------------------------------------------
Optional Death Benefit (for  Step-Up              Step-Up                                Step-Up
 an additional cost),/ 3/
----------------------------------------------------------------------------------------------------------------
Living Benefits (for an      Lifetime Five Income N/A                                    Lifetime Five(LT5)
 additional cost)/ 4/        Benefit                                                     Spousal Lifetime
                                                                                         Five(SLT5)
                                                                                         Highest Daily
                                                                                         Lifetime Five(HDLT5)
                                                                                         Highest Daily Lifetime
                                                                                         Seven(HDLT7) Spousal
                                                                                         Highest Daily Lifetime
                                                                                         Seven(SHDLT7)
                                                                                         Guaranteed Minimum
                                                                                         Income Benefit (GMIB)
                                                                                         Income Appreciator
                                                                                         Benefit (IAB)
----------------------------------------------------------------------------------------------------------------

                               Strategic Partners
                              Annuity One 3/Plus 3
                                     Bonus
-----------------------------------------------------------------------
Optional Death Benefit (for                      Step-Up
 an additional cost),/ 3/
-----------------------------------------------------------------------
Living Benefits (for an                          Lifetime Five(LT5)
 additional cost)/ 4/                            Spousal Lifetime
                                                 Five(SLT5)
                                                 Highest Daily
                                                 Lifetime Five(HDLT5)
                                                 Highest Daily Lifetime
                                                 Seven(HDLT7) Spousal
                                                 Highest Daily Lifetime
                                                 Seven(SHDLT7)
                                                 Guaranteed Minimum
                                                 Income Benefit (GMIB)
                                                 Income Appreciator
                                                 Benefit (IAB)
-----------------------------------------------------------------------

3 For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.

4 For more information on these benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?"; section 5, "What Are The Lifetime Withdrawal Benefits?"; (discussing Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven) and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% and 10% respectively.

. No subsequent deposits or withdrawals are made to/from the contract.

. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2007) and the charges that are deducted from the contract at the Separate Account level as follows:

. 0.94% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average. Evergreen Fund expenses are excluded from this average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. We will provide you with a personalized illustration upon request.

0% GROSS RATE OF RETURN

     SP FLEX ELITE II    SPAO 3 NON BONUS      SPAO 3 BONUS
    ------------------- ------------------- -------------------
    ALL YEARS  -2.57%   ALL YEARS  -2.30%   ALL YEARS  -2.40%
    --------- --------- --------- --------- --------- ---------
    CONTRACT  SURRENDER CONTRACT  SURRENDER CONTRACT  SURRENDER
YR    VALUE     VALUE     VALUE     VALUE     VALUE     VALUE
--  --------- --------- --------- --------- --------- ---------
 1   $97,467   $91,344   $97,707   $91,567  $101,516   $94,194
 2   $94,944   $88,997   $95,461   $90,333  $ 99,084   $91,957
 3   $92,484   $86,709   $93,266   $89,102  $ 96,710   $89,773
 4   $90,086   $90,086   $91,122   $87,876  $ 94,394   $87,642
 5   $87,750   $87,750   $89,027   $86,656  $ 92,133   $86,383
 6   $85,473   $85,473   $86,980   $85,440  $ 89,926   $85,130
 7   $83,254   $83,254   $84,980   $84,230  $ 87,772   $83,883
 8   $81,091   $81,091   $83,026   $83,026  $ 85,669   $85,669
 9   $78,983   $78,983   $81,117   $81,117  $ 83,617   $83,617
10   $76,928   $76,928   $79,252   $79,252  $ 81,614   $81,614
11   $74,926   $74,926   $77,430   $77,430  $ 79,659   $79,659
12   $72,975   $72,975   $75,650   $75,650  $ 77,751   $77,751
13   $71,073   $71,073   $73,911   $73,911  $ 75,888   $75,888
14   $69,219   $69,219   $72,177   $72,177  $ 74,071   $74,071
15   $67,413   $67,413   $70,483   $70,483  $ 72,262   $72,262
16   $65,652   $65,652   $68,829   $68,829  $ 70,497   $70,497
17   $63,936   $63,936   $67,212   $67,212  $ 68,774   $68,774
18   $62,264   $62,264   $65,633   $65,633  $ 67,093   $67,093
19   $60,634   $60,634   $64,089   $64,089  $ 65,451   $65,451
20   $59,045   $59,045   $62,582   $62,582  $ 63,849   $63,849
21   $57,497   $57,497   $61,109   $61,109  $ 62,286   $62,286
22   $55,988   $55,988   $59,670   $59,670  $ 60,760   $60,760
23   $54,518   $54,518   $58,263   $58,263  $ 59,270   $59,270
24   $53,085   $53,085   $56,890   $56,890  $ 57,816   $57,816
25   $51,688   $51,688   $55,548   $55,548  $ 56,397   $56,397
---------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94% (Evergreen Fund expenses are excluded from this average)

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

6% GROSS RATE OF RETURN

     SP FLEX ELITE II    SPAO 3 NON BONUS      SPAO 3 BONUS
    ------------------- ------------------- -------------------
    ALL YEARS   3.27%   ALL YEARS   3.56%   ALL YEARS   3.46%
    --------- --------- --------- --------- --------- ---------
    CONTRACT  SURRENDER CONTRACT  SURRENDER CONTRACT  SURRENDER
YR    VALUE     VALUE     VALUE     VALUE     VALUE     VALUE
--  --------- --------- --------- --------- --------- ---------
 1  $103,299  $ 96,769  $103,553  $ 97,005  $107,589  $ 99,783
 2  $106,716  $ 99,947  $107,242  $101,409  $111,313  $103,209
 3  $110,247  $103,230  $111,063  $106,011  $115,165  $106,753
 4  $113,894  $113,894  $115,021  $110,820  $119,151  $110,420
 5  $117,662  $117,662  $119,119  $115,845  $123,275  $115,346
 6  $121,554  $121,554  $123,363  $121,096  $127,541  $120,489
 7  $125,575  $125,575  $127,758  $126,581  $131,955  $125,858
 8  $129,730  $129,730  $132,310  $132,310  $136,522  $136,522
 9  $134,021  $134,021  $137,024  $137,024  $141,247  $141,247
10  $138,455  $138,455  $141,906  $141,906  $146,135  $146,135
11  $143,035  $143,035  $146,962  $146,962  $151,193  $151,193
12  $147,767  $147,767  $152,198  $152,198  $156,425  $156,425
13  $152,656  $152,656  $157,621  $157,621  $161,839  $161,839
14  $157,706  $157,706  $163,237  $163,237  $167,440  $167,440
15  $162,923  $162,923  $169,053  $169,053  $173,235  $173,235
16  $168,313  $168,313  $175,076  $175,076  $179,230  $179,230
17  $173,881  $173,881  $181,314  $181,314  $185,433  $185,433
18  $179,633  $179,633  $187,774  $187,774  $191,851  $191,851
19  $185,576  $185,576  $194,464  $194,464  $198,491  $198,491
20  $191,715  $191,715  $201,393  $201,393  $205,360  $205,360
21  $198,057  $198,057  $208,568  $208,568  $212,467  $212,467
22  $204,610  $204,610  $215,999  $215,999  $219,821  $219,821
23  $211,378  $211,378  $223,695  $223,695  $227,428  $227,428
24  $218,371  $218,371  $231,665  $231,665  $235,299  $235,299
25  $225,595  $225,595  $239,919  $239,919  $243,443  $243,443
---------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94% (Evergreen Fund expenses are excluded from this average)

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

10% GROSS RATE OF RETURN

     SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------
    ALL YEARS  7.17%   ALL YEARS  7.47%   ALL YEARS  7.37%
    --------- -------- --------- -------- --------- --------
    CONTRACT   SURR    CONTRACT   SURR    CONTRACT   SURR
YR    VALUE    VALUE     VALUE    VALUE     VALUE    VALUE
--  --------- -------- --------- -------- --------- --------
 1  $107,186  $100,385 $107,450  $100,630 $111,638  $103,509
 2  $114,911  $107,568 $115,477  $109,150 $119,860  $111,073
 3  $123,192  $115,270 $124,105  $118,401 $128,688  $119,195
 4  $132,070  $132,070 $133,376  $128,442 $138,166  $127,915
 5  $141,588  $141,588 $143,341  $139,341 $148,342  $138,660
 6  $151,791  $151,791 $154,050  $151,169 $159,267  $150,313
 7  $162,730  $162,730 $165,559  $164,003 $170,997  $162,949
 8  $174,458  $174,458 $177,927  $177,927 $183,592  $183,592
 9  $187,030  $187,030 $191,220  $191,220 $197,113  $197,113
10  $200,509  $200,509 $205,506  $205,506 $211,631  $211,631
11  $214,958  $214,958 $220,860  $220,860 $227,217  $227,217
12  $230,450  $230,450 $237,360  $237,360 $243,952  $243,952
13  $247,057  $247,057 $255,093  $255,093 $261,919  $261,919
14  $264,862  $264,862 $274,151  $274,151 $281,210  $281,210
15  $283,949  $283,949 $294,633  $294,633 $301,921  $301,921
16  $304,412  $304,412 $316,644  $316,644 $324,158  $324,158
17  $326,350  $326,350 $340,301  $340,301 $348,032  $348,032
18  $349,869  $349,869 $365,724  $365,724 $373,665  $373,665
19  $375,083  $375,083 $393,048  $393,048 $401,186  $401,186
20  $402,114  $402,114 $422,412  $422,412 $430,733  $430,733
21  $431,092  $431,092 $453,970  $453,970 $462,457  $462,457
22  $462,160  $462,160 $487,886  $487,886 $496,517  $496,517
23  $495,466  $495,466 $524,336  $524,336 $533,086  $533,086
24  $531,172  $531,172 $563,509  $563,509 $572,348  $572,348
25  $569,451  $569,451 $605,608  $605,608 $614,502  $614,502
------------------------------------------------------------

Assumptions:

1. $100,000 initial investment.

2. Fund Expenses = 0.94%. (Evergreen Fund expenses are excluded from this average).

3. No optional death benefits or living benefits elected.

4. Surrender value is accounted for 2 days prior to contract anniversary.

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in

Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

. Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

. V - the total value of all Permitted Sub-accounts in the annuity.

. F - the total value of all Benefit Fixed Rate Account allocations.

. I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

. T - the amount of a transfer into or out of the Benefit Fixed Rate Account.

. I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - F) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

. If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min(V, [L - F - V * C\\t\\] / (1-C\\t\\))}      T (greater than) 0, Money moving from the
                                                           Permitted Sub-accounts to the Benefit Fixed Rate
                                                           Account
T    =    {Min(F, - [L - F - V * C\\t\\] / (1-C\\t\\))}    T (less than) 0, Money moving from the Benefit
                                                           Fixed Rate Account to the Permitted Sub-
                                                           accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L = I * Q * a = 5000.67 * 1 * 15.34 = 76,710.28

Target Ratio:

R = (L - F) / V = (76,710.28 - 0) / 92,300.00 = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the benefit Fixed rate Account occurs.

T = { Min ( V, [ L - F - V * Ct] / ( 1 - Ct))} = { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))} = { Min ( 92,300.00, 14,351.40 )} = 14,351.40

Age 65 "a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFFETIME SEVEN BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

. V - the total value of all Permitted Sub-accounts in the annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional Purchase Payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional Purchase Payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

. * Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable account value (V) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

Transfer Calculation:

The following formula, which is set on the benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min(V, [L - B - V * Ct] / (1-Ct))}     , Money moving from the Permitted Sub-accounts
                                                  to the AST Investment Grade Bond Portfolio Sub-
                                                  account
T    =    {Min(B,- [L - B - V * Ct] / (1-Ct))}    , Money moving from the AST Investment Grade
                                                  Bond Portfolio Sub-account to the Permitted Sub-
                                                  accounts]

D-1

"a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

D-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE OF NEW JERSEY ANNUITY
DESCRIBED IN PROSPECTUS P2401NY (05/2008).
                 ---------------------------------------
                   (print your name)
                 ---------------------------------------
                       (address)
                 ---------------------------------------
                  (city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER P.O. Box 7960 Philadelphia, PA 19176

---------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ----------------

P2401NY

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

There is no filing fee due under this registration statement, because the units registered herein are carried over from a predecessor registration statement.

Federal Taxes

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

State Taxes

Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments. To the extent sales are limited to New York, there would be no premium taxes as New York does not currently have a premium tax.

Printing Costs

Pruco Life Insurance Company of New Jersey estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company of New Jersey.

Accounting Costs

The independent registered public accounting firm that audits the company's financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

New Jersey, being the state of organization of Pruco Life Insurance Company of New Jersey ("PLNJ"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of PLNJ's By-law, Article V, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1A(6)(c) to Form S-6 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) (a) Underwriting Agreement between between Prudential Annuities Distributors Inc. ("PAD") (Principal Underwriter) and Pruco Life Insurance Company of New Jersey (Depositor). ).(Note 2)

 (4) (a) Strategic Partners Annuity One Variable Annuity Contract VBON 2000-NY Ed.10/2000. (Note 6)

(4) (b) Strategic Partners Annuity One Variable Annuity Contract VDCA 2000-NY Ed.10/2000. (Note 6)

(4)(c) Strategic Partners Annuity One Variable Annuity Contract VBON 2000-NY Ed. 10/2002. (Note 3)

(4)(d) Strategic Partners Annuity One Variable Annuity Contract VDCA 2000-NY Ed. 10/2002). (Note 3)

(4) (e) Strategic Partners Annuity One Endorsement (MVA) ORD 112805-NY. (Note 7)

(4) (f) Strategic Partners Application ORD 99730 NY-1. (Note 7)

(4) (g) Strategic Partners Annuity One Variable Annuity Contract VDCA-NY Ed 5-2003. (Note 4)

(4) (h) Strategic Partners Annuity One Endorsement (GMIB) ORD 112737-NY. (Note 4)

(4) (i) Strategic Partners Annuity One Endorsement (Transfers) ORD 112878. (Note 4)

(4) (j) Strategic Partners Annuity One Endorsement (IAB) ORD 112718-NY. (Note 4)

(4) (k) Strategic Partners Annuity One Application. (Note 5)

(4) (l) Guaranteed Minimum Income Benefit Endorsement Supplement (GMIB) ORD 112963-NY. (Note 5)

 (5) Opinion of Counsel as to legality of the Securities being registered. (Note 1)

 (23)Written Consent of Independent Registered Public Accounting Firm. (Note 1)

(24) Powers of Attorney:

(a) Power of Attorney for James J. Avery (Note 1)

(b) Power of Attorney for Thomas J. Diemer (Note 1)

(c) Power of Attorney for Robert M. Falzon (Note 1)

 (d) Power of Attorney for Bernard J. Jacob (Note 1)

 (e) Power of Attorney for Stephen Pelletier (Note 1)

 (f) Power of Attorney for Yanela C. Frias (Note 1)

(Note 1) Filed herewith

(Note 2) Incorporated by reference to Post-Effective Amendment No. 9 to Form N-4, Registration No. 333-131035, filed December 18, 2007 on behalf of Pruco Life Insurance Company of New Jersey.

 (Note 3) Incorporated by reference to Post-Effective Amendment No. 4 to Form N-4, Registration No. 333-49230 filed December 10, 2002 on behalf of the Pruco Live of New Jersey Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 9 to Form N-4, Registration No. 333-49230, filed September 26, 2003, on behalf of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note 5) Incorporated by reference to Post-Effective Amendment No. 12 to Form N-4, Registration No. 333-49230, filed April 20, 2004, on behalf of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note 6) Incorporated by reference to Post-Effective Amendment No. 2 to Form N-4, Registration No. 333-49230, filed September 28, 2001, on behalf of Pruco Life of New Jersey Flexible Premium Variable Annuity Account.

(Note 7) Incorporated by reference to the Registration Statement on Form S-3, Registration No. 333-103473, filed February 27, 2003, on behalf of Pruco Life Insurance Company of New Jersey.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 21st day of October, 2011.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

 (Registrant)

                                                                                                    By: /s/Stephen Pelletier

          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title

*
----------------------------------
James J. Avery Jr.
Director                                                                                                                       Date: October 21, 2011

*                                                                                                                            By: /s/C. Christopher Sprague
----------------------------------                                                                                       --------------------------------
Stephen Pelletier                                                                                                      C. Christopher Sprague
Chief Executive Officer, President                                                                         Vice President and Corporate
and Director                                                                                                              Counsel

*
----------------------------------
Thomas J. Diemer
Chief Financial Officer, Chief
Accounting Officer,
and Director

*
----------------------------------
Bernard J. Jacob
Director

*
----------------------------------
Robert M. Falzon
Director

*
----------------------------------
Yanela C. Frias
Director

                        *Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

Exhibit No.

(5) Opinion of Counsel as to legality of securities being registered

 (23) Written Consent of Independent Registered Public Accounting Firm

(24) Powers of Attorney:

(a) Power of Attorney for James J. Avery

(b) Power of Attorney for Thomas J. Diemer

(c) Power of Attorney for Robert M. Falzon

 (d) Power of Attorney for Bernard J. Jacob

 (e) Power of Attorney for Stephen Pelletier

 (f) Power of Attorney for Yanela C. Frias